EXECUTION COPY	Exhibit 10.33
LICENSE, DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT
by and among
ALLERGAN SALES, LLC,
ALLERGAN USA, INC.,
ALLERGAN, INC.
and
SPECTRUM PHARMACEUTICALS, INC.
dated October 28, 2008

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents

ARTICLE 1 DEFINITIONS; INTERPRETATION		5

1.1	Definitions	6
1.2	Interpretation	6

ARTICLE 2 LICENSES; DELIVERY		6

2.1	License to Allergan	6
2.2	Degree of Exclusivity	7
2.3	Allergan Sublicense Right	7
2.4	Spectrum’s Retained Rights	7
2.5	Spectrum Additional Limitations	8
2.6	Additional Restrictions	10
2.7	Diversion	12
2.8	Delivery Obligations of Spectrum	13
2.9	Delivery Obligations of Allergan	13

ARTICLE 3 DEVELOPMENT; SUPPLY; MARKETING		13

3.1	Development Obligations	13
3.2	Joint Development Plans	14
3.3	Manufacturing Obligations	18
3.4	Commercialization Rights and Obligations	22

ARTICLE 4 COMMITTEES		24

4.1	Generally	24
4.2	Governance of Each Committee	25
4.3	Joint Development Committee	25
4.4	Joint Supply Committee	26
4.5	Joint Marketing Committee	27
4.6	Escalation Procedure	27

ARTICLE 5 REGULATORY MATTERS		29

5.1	Obligations of the Parties Relating to Regulatory Submissions	29
5.2	Information Sharing	31
5.3	Remedial Actions	31
5.4	Costs Of Remedial Action	31
5.5	Pharmacovigilance or Adverse Event Reporting	32
5.6	Notification of Complaints	32
5.7	Notification of Threatened Action	33
5.8	Regulatory Inspections	33
5.9	Audits	33

ARTICLE 6 PAYMENTS AND ROYALTIES		33

6.1	Upfront Payment	33
6.2	Development Milestone Payments	34
6.3	Sales Milestone Payments	35
6.4	Running Royalties	36
6.5	Royalty Payment Schedule	39
6.6	Development Costs	39
6.7	Currency of Payments	40
6.8	Budget	40
6.9	Books; Records	40
6.10	Audits	40
6.11	Offset	41
6.12	Stacking	41
6.13	Withholding Taxes	41
6.14	Spectrum’s Obligations	42
6.15	Late Payment	42

ARTICLE 7 TRADEMARK ASSIGNMENT		42

7.1	Assignment	42
7.2	No Use by Spectrum	42

ARTICLE 8 INTELLECTUAL PROPERTY		43

8.1	Ownership	43
8.2	Prosecution	43
8.3	Enforcement	44

ARTICLE 9 CONFIDENTIAL INFORMATION		46

9.1	Confidentiality Obligations	46
9.2	Disclosure Required by Law	47
9.3	Equitable Relief	48
9.4	Independent Development; Residuals	48

ARTICLE 10 CERTAIN REMEDIES; NOTICE RIGHT		48

10.1	Development Trigger	48
10.2	Change in Control Trigger	49
10.3	Co-Promotion Trigger	49
10.4	Clarification	50
10.5	Notice	50

ARTICLE 11 REPRESENTATIONS, WARRANTIES AND COVENANTS		50

11.1	Both Parties	50
11.2	Licensed Intellectual Property: Ownership/Right to License; Non-Infringement; Validity	51
11.3	All Rights Granted	52
11.4	No Law Suits	52
11.5	Trademarks	52
11.6	Confidentiality	53
11.7	Regulatory Approvals	53
11.8	Professional Standards	54
11.9	No Conflict	54
11.10	Additional Warranties	55
11.11	Licensed Product Warranties	55
11.12	Inaccuracies	56
11.13	DISCLAIMER OF ALL OTHER WARRANTIES	56

ARTICLE 12 INDEMNIFICATION; LIMITATIONS ON LIABILITY; INSURANCE REQUIREMENTS		56

12.1	Indemnification By Spectrum	56
12.2	Indemnification By Allergan	57
12.3	Procedure	57
12.4	Allocation of Product Liability Risks	58
12.5	Infringement Remedies	60
12.6	LIMITATIONS ON LIABILITY	60
12.7	Insurance	60

ARTICLE 13 TERM AND TERMINATION		61

13.1	Term	61
13.2	Termination at Will	61
13.3	Material Breach	63
13.4	365(n)	63
13.5	Effect of Termination	63

ARTICLE 14 MISCELLANEOUS		64

14.1	Relationship of Parties	64
14.2	Force Majeure Event	65
14.3	Entire Agreement	65
14.4	No Waiver; Amendment	65
14.5	Partial Invalidity	65
14.6	Assignment	66
14.7	Governing Law	66
14.8	Remedies	66

14.9	Further Assurances	66
14.10	Counterparts; Facsimile	66
14.11	Notices	66
14.12	Press Releases and Announcements	68
14.13	Use of Subcontractors	68
List of Schedules
Schedule 1.1 — Definitions
Exhibit A to Schedule 1.1 — Apaziquone
Exhibit B to Schedule 1.1 — Example of Closed System Packaging
Exhibit C to Schedule 1.1 — TPP
Schedule 3.1(a) — Joint Development Plan
Schedule 3.1(c) — Key Development Personnel
Schedule 3.2 (f)(i) — List of Subcontractors
Schedule 3.2(f)(ii) — Hospitals and Institutions that are clinical trial sites
Schedule 3.3(b) — Spectrum Manufacturing Agreements
Schedule 3.3(d) — Specifications
Schedule 3.4(a) — Co-Promotion Agreement
Section 3.4(b)(i) — Initial Joint Marketing Plan
Schedule 6.4(a) — Example of Royalties
Schedule 7.1 — Trademark Assignment Agreement, including Exhibit A
Schedule 11.2(e) — Disclosures

Schedule 11.5(c) — Trademark and Domain Name Applications and Registrations for the Acquired Trademarks

LICENSE, DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT
     This LICENSE, DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT (this “Agreement”), entered into as of October 28, 2008 (the “Effective Date”), is made by and among Allergan Sales, LLC, a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan Sales”), Allergan USA, Inc., a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan USA”), Allergan, Inc., a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan, Inc.” and, collectively with Allergan Sales and Allergan USA, “Allergan”) and Spectrum Pharmaceuticals, Inc. (“Spectrum”), a Delaware corporation with its principal place of business at 157 Technology Drive, Irvine, CA 92618. Allergan and Spectrum are collectively referred to herein as the “Parties” and individually as a “Party”.
RECITALS
     WHEREAS, Spectrum has developed certain intellectual property relating to the use of Apaziquone for urological treatments and is conducting Phase 3 trials using the immediate intravesical instillation of Apaziquone for the treatment of bladder cancer;
     WHEREAS, Allergan has substantial expertise in the research, development, manufacture, distribution, sales and marketing of urologic products, but does not currently market or manufacture a bladder cancer treatment;
     WHEREAS, the Parties desire to collaborate in conducting development and related activities, marketing in certain territories, and selling of product(s) containing Apaziquone for certain indications in those territories all on the terms and conditions set forth herein, but it is not the intention of the Parties to undertake an employment, joint venture, partnership or other fiduciary relationship; and
     WHEREAS, Allergan USA will be responsible for the Allergan sales and distribution of the products described herein and Allergan Sales will be responsible for the Allergan development and manufacturing obligations described herein.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE 1
DEFINITIONS; INTERPRETATION
     1.1 Definitions. For the purposes of this Agreement, the capitalized terms used in this Agreement, and not otherwise defined when used, shall have the meanings specified in Schedule

1.1.
     1.2 Interpretation. This Agreement shall be governed by the following rules of construction, unless otherwise specified by the Agreement: (a) words of one gender shall be deemed to include words of other genders; (b) any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or Recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or Recital of this Agreement; (c) any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute; (d) the terms “hereof,” “hereby,” “hereto,” “hereunder” and similar terms shall refer to this Agreement as a whole; (e) the word “including” and words of similar import mean “including, without limitation” and “including, but not limited to”; (f) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (g) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (h) all references to “dollars” or “$” refer to United States dollars; and (i) all references to “days” mean calendar days. In the event of any inconsistency between the terms of the Schedules and the terms of the main body of this Agreement, the terms of the main body of this Agreement shall prevail, except that in the event of any inconsistency between the terms of Schedule 1.1 and the terms of the main body of this Agreement, the terms of Schedule 1.1 shall prevail.
ARTICLE 2
LICENSES; DELIVERY
     2.1 License to Allergan. Subject to the terms and conditions of this Agreement, Spectrum hereby grants to Allergan and its Affiliates the following rights and licenses:
     (a) an exclusive (even as to Spectrum, but subject to Section 2.2), irrevocable, right and license, under the Licensed Intellectual Property, with the right to grant sublicenses (subject to Section 2.3), to make, have made, use, conduct clinical trials for, sell, offer for sale, have sold, import, export, or otherwise exploit the Licensed Product in the Allergan Territory; provided, however, that Allergan shall not make, have made, use, conduct clinical trials for, sell, offer for sale, have sold, import, export, or otherwise exploit the Licensed Product, under the Licensed Intellectual Property, outside the Field of Use in the Allergan Territory without Spectrum’s consent;
     (b) a non-exclusive, irrevocable, royalty-free right and license, under the Licensed Intellectual Property, with the right to grant sublicenses, to manufacture and have manufactured the Licensed Product in the Spectrum Territory solely for use or sale of such Licensed Product pursuant to Section 2.1(a); and
     (c) a non-exclusive, irrevocable, royalty-free right and license, with the right to grant sublicenses, to use, perform, modify, create derivative works of, copy, display, reproduce and distribute any and all Documents on or relating to the Licensed Product for the purpose of exercising the rights granted in Section 2.1(a).
     2.2 Degree of Exclusivity. The license granted in Section 2.1(a) is exclusive. As used herein, “exclusive” shall mean that Spectrum may not:
     (a) grant any other license to any other licensee of the Licensed Intellectual Property within the scope of the license granted to Allergan under Section 2.1(a), in whole or in part;
     (b) itself make, have made, use, conduct clinical trials for, sell, offer for sale, have sold, import, export, or otherwise exploit under the Licensed Intellectual Property within the scope of the license granted to Allergan under Section 2.1(a); and
     (c) assign, transfer or otherwise dispose of the Licensed Intellectual Property except as part of an assignment of the entire Agreement pursuant to Section 14.6.
     Notwithstanding the foregoing, Spectrum shall:
     (i) have the right to perform its obligations set forth in this Agreement and the Co-Promotion Agreement;
     (ii) have the rights set forth in Section 2.5(b); and
     (iii) shall have the right, under the Licensed Intellectual Property, to manufacture and have manufactured any formulation including Apaziquone in the Allergan Territory solely for use or sale of such formulation including Apaziquone within the scope of Spectrum’s retained rights under Sections 2.4(a) and (b).
     2.3 Allergan Sublicense Right. Allergan shall have the unrestricted right to grant sublicenses under the license in Section 2.1(a) in the Field of Use to its Affiliates without the prior written consent of Spectrum, and in the Field of Use to any other Third Parties: (a) with the prior written consent of Spectrum in the Co-Promotion Region during the term of the Co-Promotion Agreement; and (b) without the prior written consent of Spectrum in any other country or territory in the Allergan Territory. Allergan shall have the unrestricted right to subcontract any of its obligations hereunder which do not require the sublicenses described in Section 2.3(a) above.
     2.4 Spectrum’s Retained Rights.
     (a) Spectrum retains the right under the Licensed Intellectual Property to develop and commercialize any formulation including Apaziquone in the Spectrum Territory. Provided that Spectrum is not in material breach of the terms of this Agreement, on written request by Spectrum, Allergan agrees to negotiate in good faith for a reasonable period the terms of a commercially reasonable royalty-bearing license under the Allergan Solely Developed Know How and Allergan’s rights under the Joint Intellectual Property for Spectrum to develop and commercialize any formulation including Apaziquone in the Spectrum Territory.

     (b) Spectrum retains the right under the Licensed Intellectual Property to develop and commercialize any formulation including Apaziquone that is not a Licensed Product in the Allergan Territory. Provided that Spectrum is not in material breach of the terms of this Agreement, on written request by Spectrum, Allergan agrees to negotiate in good faith for a reasonable period the terms of a commercially reasonable royalty-bearing license under the Allergan Solely Developed Know How and Allergan’s rights under the Joint Intellectual Property for Spectrum to develop and commercialize any formulation including Apaziquone that is not a Licensed Product in the Allergan Territory.
     (c) If the Parties cannot agree on the royalty rate and scope of the license grant terms of such commercially reasonable royalty-bearing licenses (in Section 2.4 (a) or (b), or in Section 2.5(b)(iii)(A) or Section 13.2(c)(i)) within a reasonable period of time, either Party may initiate, and the Parties shall jointly submit to, binding arbitration in California, and the sole issues to be submitted to arbitration shall be the royalty rate and scope of the license grant. Upon conclusion of such arbitration, the Parties agree to effect the arbitrator’s order which shall be binding.
     2.5 Spectrum Additional Limitations.
     (a) Spectrum will not conduct clinical trials in the Field of Use with any formulation including Apaziquone in the Allergan Territory, other than for the Licensed Product in the Field of Use under this Agreement.
     (b) If Spectrum desires to develop or commercialize any Licensed Product for use outside the Field of Use in the Allergan Territory the following shall apply:
     (i) prior to Spectrum initiating any clinical trial using a Licensed Product for use outside the Field of Use in the Allergan Territory (such as ****), Spectrum will notify Allergan in writing (the “Option Notice”) detailing such proposed use and will provide Allergan with any data (including Spectrum’s then current development plan and budget) then possessed by Spectrum on such Licensed Product for such use in such indication (such Licensed Product for such use in such indication is the “Option Product”);
     (ii) Allergan may, at its option, choose to co-develop and co-promote such Option Product with Spectrum by delivering to Spectrum written notice within ninety (90) days after receipt of the Option Notice. If Allergan elects to co-develop and/or co-promote such Option Product with Spectrum, the Parties shall negotiate in good faith a written agreement (the “Option Product Agreement”) covering the following:
     (A) the terms for development and/or commercialization of such Option Product;
     (B) a committee structure for the oversight of the development, marketing and commercialization of the Option Product, with similar decision-making rules as those in effect under this Agreement; and

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     (C) cross licenses under the Allergan Solely Developed Know How, Licensed Intellectual Property and Allergan’s rights in the Joint Intellectual Property to develop and commercialize such Option Product under similar terms to those set forth in this Agreement.
     (iii) If Allergan chooses not to co-develop and co-promote such Option Product with Spectrum (as indicated by Allergan’s delivery of written notice to Spectrum rejecting such rights, or failure to make an affirmative election within ninety (90) days after receipt of the Option Notice), or the Parties fail to enter into an Option Product Agreement, then Spectrum will have the right to pursue the development and commercialization of such Option Product for the scope described to Allergan in the Option Notice on its own and at its own expense (by itself or with a Third Party, subject to Section 2.5(b)(iv)), and the following will apply:
     (A) Allergan agrees to negotiate in good faith for a reasonable period the terms of a commercially reasonable royalty-bearing license under the Allergan Solely Developed Know How and Allergan’s rights under the Joint Intellectual Property for Spectrum to develop and commercialize the Option Product for use outside the Field of Use in the Allergan Territory (any disagreement shall be subject to binding arbitration pursuant to the terms of Section 2.4(c));
     (B) Spectrum shall not use any Trademark that is the same as, or similar to (so as to cause confusion in consumers), the Acquired Trademarks or any other Trademark used by Allergan or its Affiliates in Spectrum’s development or commercialization of the Option Product;
     (C) Spectrum will package the Option Product in a manner that will not be confused with the Licensed Product in the Field of Use, and will label such Option Product as “not for bladder cancer treatment”; and
     (D) Spectrum will not promote, market, sell or distribute such Option Product for use in the Field of Use in the Allergan Territory, and will use diligent efforts to prevent and curb any use of such Option Product in the Field of Use in the Allergan Territory, including meeting the requirements set forth in Sections 2.7(a) and (d).
     (iv) If Allergan opts out of developing and/or commercializing an Option Product under subsection (iii) or the Parties fail to enter into an Option Product Agreement, and Spectrum or any of its Affiliates desires to commence development or commercialization of such Option Product with a Third Party (excluding any Affiliate of Spectrum) (“Proposed Transaction”), then the following shall apply:
     (A) the terms of the Proposed Transaction under which Spectrum (or its Affiliate) contracts with such Third Party may not be more favorable to such

Third Party, taken as a whole, than the terms applicable to Allergan last offered to Spectrum by Allergan; and
     (B) if Spectrum (or its Affiliate) does not execute a definitive agreement for the Proposed Transaction with a Third Party within nine (9) months following the date that Allergan opts out under subsection (iii) or the Parties’ terminated negotiation of an Option Product Agreement, then Spectrum (or its Affiliate) shall be obligated to comply with this Section 2.5(b) again prior to entering into a Proposed Transaction with a Third Party (i.e., Spectrum (or its Affiliate) shall deliver a new Option Notice under Section 2.5(b)(i) and update its data delivery, and recommence the option process with Allergan).
     For clarity, if Allergan opts out of developing and/or commercializing an Option Product under subsection (iii) or fails to make an affirmative election within ninety (90) days after the receipt of an Option Notice, or the Parties fail to enter into an Option Product Agreement, then Spectrum may then commence a clinical trial of the Option Product for use outside the Field of Use. Spectrum acknowledges and agrees that neither it nor its Affiliates will use this process to circumvent the intent of this Section 2.5(b).
     2.6 Additional Restrictions.
     (a) For the period commencing on the Effective Date and ending **** after the First Commercial Sale of a Licensed Product in the Field of Use in the Allergan Territory, Allergan will not develop or commercialize any formulation including Apaziquone, except as a Licensed Product in the Field of Use, without Spectrum’s written consent. It shall not be a breach of this subsection to the extent that: (A) there is a Change in Control of Allergan and the acquirer of Allergan’s stock or other securities or all or substantially all of the assets or any integral part of any Allergan, at the time of acquisition, is developing or commercializing itself or through its Affiliates any formulation that includes Apaziquone outside the Field of Use; or (B) Allergan directly or indirectly, including through an Affiliate, acquires or purchases the stock or other securities or all or substantially all of the assets or any integral part of any Third Party which at the time of acquisition is developing or commercializing itself or through its Affiliates any formulation that includes Apaziquone outside the Field of Use.
     (b) Except for Spectrum’s performance obligations hereunder, for the period commencing on the Effective Date and ending on the earlier of (i) an Allergan Trigger Date (hereinafter defined), or (ii) **** after the First Commercial Sale of a Licensed Product in the Field of Use in the Allergan Territory, Spectrum and its Affiliates shall not, by license or otherwise, research, develop, make, use, market, sell, distribute or otherwise commercialize any Antineoplastic (hereinafter defined) in the Field of Use in the Allergan Territory. It shall not be a breach of this subsection to the extent that: (A) there is a Change in Control of Spectrum and the acquirer of Spectrum’s stock or other securities or all or substantially all of the assets or any integral part of Spectrum, at the time of acquisition, is developing or commercializing itself or through its Affiliates an Antineoplastic in the Field of Use in the Allergan Territory; or (B)

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Spectrum directly or indirectly, including through an Affiliate, acquires or purchases the stock or other securities or all or substantially all of the assets or any integral part of any Third Party which at the time of acquisition is developing or commercializing itself or through its Affiliates any Antineoplastic in the Field of Use in the Allergan Territory.
     (c) Except for the Licensed Product, for the period commencing on the Effective Date and ending on the earlier of (i) a Spectrum Trigger Date (hereinafter defined), or (ii) **** after the First Commercial Sale of a Licensed Product in the Field of Use in the Allergan Territory, Allergan and its Affiliates shall not, by license or otherwise, research, develop, make, use, market, sell, distribute or otherwise commercialize any Antineoplastic in the Field of Use in the Allergan Territory. It shall not be a breach of this subsection to the extent that: (A) there is a Change in Control of Allergan and the acquirer of Allergan’s stock or other securities or all or substantially all of the assets or any integral part of Allergan, at the time of acquisition is developing or commercializing itself or through its Affiliates an Antineoplastic in the Field of Use in the Allergan Territory; or (B) Allergan directly or indirectly, including through an Affiliate, acquires or purchases the stock or other securities or all or substantially all of the assets or any integral part of any Third Party which at the time of acquisition is developing or commercializing itself or through its Affiliates any Antineoplastic in the Field of Use in the Allergan Territory.
     (d) If the foregoing restrictions in subsections (b) and (c) are held by a court of competent jurisdiction to be unenforceable, the restriction shall be automatically converted into a covenant under which the applicable Party shall have the right of first negotiation to license the rights covered by the restrictions in subsection (b) and (c) prior to their use or disposal of such rights by the Party that would otherwise be in breach of subsection (b) or (c), upon commercially reasonable terms.
     (e) The following terms have the meanings set forth next to them when used in this Section 2.6:
     (i) “Allergan Trigger Date” means the date on which (A) there is a Change in Control of Allergan and the acquirer of Allergan’s stock or other securities or all or substantially all of the assets or any integral part of any Allergan, at the time of acquisition is developing or commercializing itself or through its Affiliates an Antineoplastic (except for a Licensed Product) in the Field of Use in the Allergan Territory, or (B) Allergan directly or indirectly, including through an Affiliate, acquires or purchases the stock or other securities or all or substantially all of the assets or any integral part of any Third Party which at the time of acquisition is developing or commercializing itself or through its Affiliates any Antineoplastic (except for a Licensed Product) in the Field of Use in the Allergan Territory.
     (ii) “Antineoplastic” means a chemotherapeutic agent that causes cell death via redox cycle or alkylation of DNA.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     (iii) “Spectrum Trigger Date” means the date on which (A) there is a Change in Control of Spectrum and the acquirer of Spectrum’s stock or other securities or all or substantially all of the assets or any integral part of Spectrum, at the time of acquisition, is developing or commercializing itself or through its Affiliates an Antineoplastic in the Field of Use in the Allergan Territory, or (B) Spectrum directly or indirectly, including through an Affiliate, acquires or purchases the stock or other securities or all or substantially all of the assets or any integral part of any Third Party which at the time of acquisition is developing or commercializing itself or through its Affiliates any Antineoplastic in the Field of Use in the Allergan Territory.
     2.7 Diversion.
     (a) Except pursuant to Section 2.5(b), Spectrum shall not sell the Licensed Product, including via the Internet or mail order, to any Third Party, address or Internet Protocol (“IP”) address in the Allergan Territory. If any of Spectrum’s product is diverted for use in the Field of Use in the Allergan Territory, the following shall apply: (i) if such product were diverted by an identifiable customer, distributor, employee, consultant or agent of Spectrum then, upon the request of Allergan, Spectrum shall not sell such category of product to, or allow the sale of such category of product by, any such customer, distributor, employee, consultant or agent for the remaining Term and shall use commercially reasonable efforts to buy back all such product from such customer, distributor, employee, consultant or agent within ten (10) business days of such request from Allergan; or (ii) Spectrum shall use commercially reasonable efforts to investigate the location of such diverted product and buy it back; but, if and to the extent that, Spectrum elects not to, or is unable to, buy back the applicable diverted product, then Allergan may, in its sole discretion, buy back the applicable diverted product and Spectrum shall reimburse Allergan for all reasonable costs incurred by Allergan in connection with the buy-back of any such diverted product.
     (b) Allergan shall not sell Licensed Product, including via the Internet or mail order, to any Third Party, address or IP address in the Spectrum Territory. If any of Allergan’s Licensed Product is diverted for sale in the Spectrum Territory, the following shall apply: (i) if such Licensed Product were diverted by an identifiable customer, distributor, employee, consultant or agent of Allergan then, upon the request of Spectrum, Allergan shall not sell Licensed Product to, or allow the sale of Licensed Product by, any such customer, distributor, employee, consultant or agent for the remaining Term and shall use commercially reasonable efforts to buy back all such Licensed Product from such customer, distributor, employee, consultant or agent within ten (10) business days of such request from Spectrum; or (ii) Allergan shall use commercially reasonable efforts to investigate the location of such diverted Licensed Product and buy it back; but, if and to the extent that, Allergan elects not to, or is unable to, buy back the applicable diverted Licensed Product, then Spectrum may, in its sole discretion, buy back the applicable diverted Licensed Product and Allergan shall reimburse Spectrum for all reasonable costs incurred by Spectrum in connection with the buy-back of any such diverted Licensed Product.

     (c) The Parties acknowledge that, during the term of the Co-Promotion Agreement, the Parties have different financial arrangements in the Co-Promotion Region than in the Royalty Territory. During the term of the Co-Promotion Agreement, Allergan shall use substantially similar efforts to the efforts Allergan uses with other Allergan prescription products to monitor the sales of the Licensed Product in the Field of Use in the Royalty Territory in order to minimize the quantity of Licensed Product in the Field of Use that is sold in the Royalty Territory with a view to diversion for final sale in the Co-Promotion Region. The failure to stop such diversion shall not be deemed a material breach of this Agreement. During the term of the Co-Promotion Agreement, if there is any change in government policies in the Allergan Territory that materially affects the ability to move Licensed Product in the Field of Use from the Royalty Territory into the Co-Promotion Region, the Parties will meet to discuss in good faith the effect of such changes on diversion.
     (d) If any formulation containing Apaziquone sold by Spectrum, its Affiliates or sublicensees (the “Spectrum Product”) is used in the Field of Use in the Allergan Territory, Spectrum shall pay to Allergan royalties on the actual sales of such Spectrum Product resulting in such use at the rate of ****; provided, however, that, if, in any country in the Allergan Territory, the use of such Spectrum Product in the Field of Use accounts for **** or more of the use of any of Allergan’s Licensed Product in the Field of Use in such country, then Spectrum will pay to Allergan royalties on Spectrum’s Royalty-Bearing Net Sales of all such Spectrum Product sold in such country (regardless of the indication in which it is used) at the rate of ****.
     2.8 Delivery Obligations of Spectrum. Spectrum shall promptly disclose, in writing, to Allergan all material Licensed Intellectual Property relevant to the license grants set forth herein that is developed, conceived or reduced to practice during the Term of this Agreement by Spectrum and its Affiliates, whether solely or jointly with Allergan, and shall make available to Allergan all Spectrum employees involved in the development of such Licensed Intellectual Property, during normal business hours, as may be reasonably requested by Allergan to assist Allergan in understanding such deliveries.
     2.9 Delivery Obligations of Allergan. Upon agreement to the royalty-bearing licenses described in Sections 2.4, 2.5 and/or Section 13.2(c)(i), Allergan shall promptly disclose, in writing, to Spectrum all applicable material Allergan Solely Developed Know How and material Joint Intellectual Property licensed to Spectrum, and shall make available to Spectrum all Allergan employees involved in the development of such material Allergan Solely Developed Know How and material Joint Intellectual Property, during normal business hours, as may be reasonably requested by Spectrum to assist Spectrum in understanding such deliveries.
ARTICLE 3
DEVELOPMENT; SUPPLY; MARKETING
     3.1 Development Obligations.
     (a) The Parties shall jointly develop the Licensed Product (which in final form will be

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in Closed-System Packaging) for use in the Field of Use in accordance with Articles 3, 4 and 5. The Parties shall develop the Licensed Product (which in final form will be in Closed-System Packaging) for use in the Field of Use in the Co-Promotion Region and EU (and elsewhere in the Allergan Territory where the Parties mutually agree to co-fund the development) pursuant to the joint development plan that is attached as Schedule 3.1(a) (which is comprised of two documents, the work plan and budget) (the “JDP”) as may be modified by the Parties from time to time as set forth herein.
     (b) Obtaining the US Marketing Clearance and EU Marketing Clearance for the Licensed Product (which in final form will be in Closed-System Packaging) for use in the Field of Use is of the essence of this Agreement, and Spectrum shall develop the Licensed Product (which in final form will be in Closed System Packaging) for use in the Field of Use and seek US Marketing Clearance and EU Marketing Clearance for such Licensed Product pursuant to the terms of the JDP; provided, however, that Allergan shall cooperate with Spectrum and perform its obligations pursuant to the terms of the JDP.
     (c) Without limiting Allergan’s rights and remedies hereunder, Spectrum shall devote the resources necessary to conduct and complete the 611 Study, 612 Study, BCG Refractory Study and, as applicable, all other clinical trials described in Sections 3.2(b) and (c) using diligent efforts to meet the timetables set forth in the JDP. Without limiting the foregoing obligation, Spectrum agrees that, for as long as it has the responsibility to carry out the 611 Study, 612 Study and/or the BCG Refractory Study under the JDP: (i) it will use commercially reasonable efforts to retain each of the individuals specified in Schedule 3.1(c) to continue to perform services for Spectrum for the applicable term set forth in Schedule 3.1(c), as either an employee or independent contractor (collectively the “Key Development Personnel”); and (ii) it will use commercially reasonable efforts to replace any Key Development Personnel who leave Spectrum during the applicable term set forth in Schedule 3.1(c) for any reason, with a person or persons of comparable skill and experience in the industry for such term. For purposes of clarity, Spectrum shall be able to cure any material breach of (i) above by complying with (ii) above. All Key Development Personnel shall allocate their time to performing development services under this Agreement in accordance with the JDP until the US Marketing Clearance and EU Marketing Clearance for Licensed Product in the Field of Use is received.
     (d) Spectrum shall, at its sole cost and expense (except as otherwise specified in Section 6.6), reasonably expand its development and clinical trial staff for performance of the services set forth in this Article 3 as set forth in the JDP.
     3.2 Joint Development Plans.
     (a) Currently Contemplated Clinical Trials.
     (i) As of the Effective Date, the Parties have agreed upon the activities to be performed by each Party to carry out the 611 Study and 612 Study, and a budget for Development Costs relating thereto, as set forth in the JDP. The portions of the JDP

(including the work plan and budget) relating to the 611 Study and 612 Study are final and are hereinafter referred to as the “611 Study and 612 Study JDP”. Spectrum shall perform the services necessary to continue to successfully conduct and complete the 611 Study and the 612 Study in compliance with the terms and conditions set forth in the 611 Study and 612 Study JDP using diligent efforts to meet the timetables set forth in the JDP. Spectrum shall continue to be named as the sponsor of the 611 Study and 612 Study.
     (ii) As of the Effective Date, the Parties have reached preliminary agreement upon the activities to be performed by each Party to carry out the BCG Refractory Study, and a budget for Development Costs relating thereto, as set forth in the JDP. The portions of the JDP relating to the BCG Refractory Study (including the work plan and budget) are in draft form and are hereinafter the “BCG Refractory Study JDP”. Such BCG Refractory Study JDP is subject to finalization pursuant to this Section. The Parties agree that the draft BCG Refractory Study JDP is subject to regulatory feedback from both the FDA and EMEA and feedback from Key Opinion Leaders selected by mutual agreement of the Parties. “Key Opinion Leaders” are specialists in the field recognized as leaders by their peers. The JDC shall consider the feedback from Key Opinion Leaders when determining whether the protocol for the BCG Refractory Study JDP requires modification. The Members (hereinafter defined) of the JDC for both Allergan and Spectrum will participate in all meetings with the Key Opinion Leaders relating to the BCG Refractory Study. The Parties may invite additional observers to such meetings, as set forth in Section 4.2(d). Spectrum shall promptly modify the study protocol (as agreed to by the Parties) for the BCG Refractory Study based on regulatory feedback from the FDA and EMEA and shall design and finalize a final protocol and study parameters for the BCG Refractory Study which meet the needs of the FDA and EMEA and are designed to achieve the TPP for the Licensed Product in the Field of Use. The Parties acknowledge that they may need to modify the TPP for the Licensed Product in the Field of Use as is reasonably required to meet FDA and EMEA approvals. Spectrum shall perform the services necessary to successfully conduct and complete the BCG Refractory Study in compliance with the terms and conditions set forth in the BCG Refractory Study JDP using diligent efforts to meet the timetables set forth in the JDP. Spectrum shall be named as the sponsor of the BCG Refractory Study.
     (b) Additional Clinical Trials for BCG Refractory Indication. If the EMEA requires additional clinical trials for the Licensed Product for the BCG Refractory Indication (other than modifications to the protocol for the BCG Refractory Study as described above), the Party who receives notice from the EMEA shall promptly provide such notice to the other Party. The Parties acknowledge that the conducting and completion of any such clinical trial(s) is of the essence of this Agreement. The Parties shall coordinate the clinical trial(s) pursuant to one of the following subsections:
     (i) if the Parties agree to work on such clinical trial together, the following shall apply: (A) within thirty (30) days of receipt of such notice, Spectrum shall submit to

Allergan a proposed development plan (including protocol, timeline and budget); (B) Allergan and Spectrum shall work together in good faith in a timely manner to modify the development plan to reflect the Parties’ agreement on the clinical trial (including protocol, timeline and budget) consistent with the feedback from the EMEA; (C) once approved by the Parties, the JDP shall be modified to include such development plan, whereupon Spectrum shall be responsible for conducting the clinical trial, subject to Allergan’s right, in its sole discretion, to take control of and to conduct the clinical trial by providing written notice to Spectrum, and each Party shall perform their respective obligations for the clinical trial under the JDP; (D) Spectrum shall be the sponsor of the clinical trial unless Allergan exerts its right to take control of and conduct such clinical trial; and (E) the Development Costs incurred in such clinical trial shall be paid as set forth in Section 6.6, or, at Spectrum’s request, Allergan shall pay all of the Development Costs for such performance and shall receive a credit for such payments for Spectrum’s share (of 35%) of such costs from royalties and milestone payments due hereunder; or
     (ii) if the Parties cannot agree on the development plan as set forth in Section 3.2(b)(i)(B) above, then: (A) Allergan may unilaterally create the development plan for the clinical trial (including protocol, timeline and budget), consistent with the feedback from the EMEA; (B) on completion, the JDP shall be modified to include such development plan, whereupon Spectrum shall be responsible for conducting the clinical trial, subject to Allergan’s right, in its sole discretion, to take over the control of and to conduct the clinical trial by providing written notice to Spectrum, and each Party shall perform their respective obligations for the clinical trial under such JDP; (C) Allergan shall be the sponsor of the clinical trial; and (D) the Development Costs incurred in such clinical trial shall be paid as set forth in Section 6.6, or, at Spectrum’s request, Allergan shall pay all of the Development Costs for such performance and shall receive a credit for such payments for Spectrum’s share (of 35%) of such costs from royalties and milestone payments due hereunder.
     (c) Other Clinical Trials. As long as the Co-Promotion Agreement has not been terminated, any additional clinical trial for the Licensed Product in the Field of Use in the Co-Promotion Region (including Phase 3b trials and Phase 4 trials that the JMC (defined below) desires to conduct), other than those set forth above, shall, upon the mutual agreement by the Parties, be documented in a joint development plan (including protocol, timeline and budget) as a modification to the JDP, and shall be conducted by the Parties in accordance with the JDP. If Spectrum elects not to conduct such clinical trials or not to fund such clinical trials upfront, Allergan may still conduct such clinical trials, and the Development Costs incurred in such clinical trials shall be split evenly. At Spectrum’s request, Allergan shall pay all of the Development Costs for such performance and shall receive a credit for such payments for Spectrum’s share of such costs from royalties and milestone payments due hereunder. Allergan shall be the sponsor of all such clinical trials that Spectrum elects not to conduct. Any additional clinical trials outside the Co-Promotion Region shall be conducted and paid for by Allergan.
     (d) Additional Development Activities. Except for the 611 Study, 612 Study and

BCG Refractory Study, nothing in this Agreement shall prevent Allergan from developing and performing any clinical trials with respect to the Licensed Product in the Field of Use in the Allergan Territory unilaterally and at its own expense. If Allergan requests that Spectrum assist in such trials, and Spectrum agrees to do so and agrees to assist in funding such trials, the Parties shall amend the JDP to govern such trials and the Development Costs incurred in such clinical trials shall be paid as set forth in Section 6.6. Spectrum shall not conduct any development activities with respect to the Licensed Product in the Allergan Territory other than pursuant to this Article 3 or as permitted in Section 2.5(b).
     (e) Modifications to the JDP. The JDC (defined below) shall have the right to amend the JDP, except that the following modifications to the JDP must be agreed upon mutually by the Parties (any modified JDP shall be deemed incorporated herein by reference):
     (i) any change in the JDP that would result in an increase of the total development budget set forth in the JDP by more than ten percent (10%) as compared to the total development budget set forth in the JDP as of the Effective Date; provided, however, that if another BCG Refractory clinical trial is required under Section 3.2(b) or other clinical trials under Section 3.2(c), then the expenditure in connection therewith shall not be subject to the limitation of this Section 3.2(e) or applied against the ten percent (10%) allowance under this Section 3.2(e)(i);
     (ii) except for the clinical trials set forth in Section 3.2(a), (b) and (c), any new clinical trials for the Licensed Product in the Field of Use in the Allergan Territory for which Allergan wants Spectrum to conduct the clinical trials;
     (iii) any adjustment of the clinical trials specified above that have an adverse impact on the TPP relating to the Indications;
     (iv) any adjustment of the TPP (except in response to the FDA or EMEA) that would have a material impact on the clinical trials set forth above. Except as set forth in the preceding sentence, Spectrum acknowledges that Allergan has final approval rights on the TPP for the Licensed Product in the Field of Use, including over changes made in response to the FDA and EMEA;
     (v) any material changes to the percentage of Key Development Personnel time spent on development hereunder; and
     (vi) any changes to completion dates specified in the JDP.
     (f) Spectrum Subcontract Rights. Except for Clinical Trial Institutions (as defined below), Spectrum shall not subcontract any of its obligations under Sections 3.1 and 3.2 without the prior written consent of Allergan, such consent not to be unreasonably withheld, delayed or conditioned. In negotiating such subcontractor agreements, Spectrum will obtain the right to assign such subcontractor agreements to Allergan in the event Allergan assumes the responsibility for the development of the Licensed Product, and such agreements will provide

Allergan with the same audit and inspection rights as those provided in Section 5.9. The Parties acknowledge that, as of the Effective Date, Spectrum has engaged for development purposes the subcontractors listed on Schedule 3.2(f)(i), and Allergan hereby consents to Spectrum’s right to continue to use such subcontractors. If not already provided in the agreements with such subcontractors, Spectrum will use commercially reasonable efforts to amend such agreements so that Spectrum will have the right to assign such agreements to Allergan in the event Allergan assumes the responsibility for the development of the Licensed Product, and to provide Allergan with the same audit and inspection rights as those provided in Section 5.9. The subcontractors and their contracts as of the Effective Date are identified on Schedule 3.2(f)(i), except for the hospitals or similar institutions operating as a site for clinical trials if they are not providing broader services such as collecting or managing data from other sites (the “Clinical Trial Institutions”). All Clinical Trial Institutions, as of the Effective Date, are identified on Schedule 3.2(f)(ii). Spectrum shall update Schedules 3.2(f)(i) and 3.2(f)(ii) each Fiscal Quarter with the then-current development subcontractors.
     3.3 Manufacturing Obligations.
     (a) Obligations. The Parties shall perform their respective obligations pertaining to manufacturing and supply set forth in the joint supply plan (“JSP”); provided, however, that Allergan shall have the right to take over Spectrum’s role under the JSP at any time with written notice to Spectrum. The initial JSP (for clinical trials supply and validation batches) forms part of the JDP attached as Schedule 3.1(a). The Parties acknowledge that all modifications to the JSP must be agreed upon by the Parties, and that neither Party may unilaterally modify the JSP. Any modified JSP shall be deemed incorporated herein by reference. Subject to the terms and conditions of this Agreement, including the JSP, Spectrum agrees to have manufactured and supplied to Allergan all of Allergan’s requirements for the Licensed Product for clinical development under the terms of this Agreement. Spectrum agrees to have manufactured and supplied to Allergan all of Allergan’s requirements for the Licensed Product for commercial use pursuant to an amended JSP reflecting commercial supply and a mutually agreed upon supply agreement as contemplated by Section 3.3(d).
     (b) Subcontracting. Spectrum may meet its obligations to supply the Licensed Product to Allergan hereunder through subcontracts with Third Parties, subject to the following requirements:
     (i) Spectrum may not subcontract the performance of any services or sublicense any rights set forth in this Section 3.3 to any sublicensee/subcontractor without Allergan’s prior written permission. Allergan may, in its sole discretion, disapprove of any sublicensee/subcontractor; provided, however, that, Allergan hereby gives its written consent to the use of the following manufacturers as subcontractors pursuant to the terms of the contracts set forth on Schedule 3.3(b) (such contracts, the “Spectrum Manufacturing Agreements”). Within a reasonable time after the Effective Date, Spectrum will use commercially reasonable efforts to amend the Spectrum Manufacturing Agreements so that such agreements are assignable to Allergan (without further consent of a Third Party), provide Allergan with the same audit and inspection rights as those set forth herein, ensure that the quality standards of such agreements are no less stringent than those determined by the JSC pursuant to Section 3.3(d) below, and ensure that such sublicensee/subcontractor complies with all applicable regulatory obligations and applicable Law;
     (ii) Spectrum will supervise each sublicensee/subcontractor’s performance of the services and compliance with the terms of this Agreement;
     (iii) All fees, costs, and other expenses relating to each sublicensee/subcontractor shall be deemed Development Costs as set forth in the JDP prior to the First Commercial Sale of the Licensed Product in the Field of Use, and after the First Commercial Sale of the Licensed Product in the Field of Use shall be set forth in the supply agreement, and both shall be calculated without any surcharge for any sublicensee/subcontractor fees;
     (iv) Spectrum must enter into a written agreement with each sublicensee/subcontractor engaged by Spectrum after the Effective Date obligating such sublicensee/subcontractor to comply with Spectrum’s obligations under the applicable terms of this Agreement, including the quality standards determined by the JSC pursuant to Section 3.3(d), and that the sublicensee/subcontractor will comply with all applicable regulatory obligations. Each such agreement shall be at least as protective of Allergan’s rights as the terms and conditions of this Agreement, and subordinate thereto. Spectrum shall require that Allergan be a third party beneficiary to each such agreement, and that all such agreements be assignable to Allergan. Spectrum shall provide Allergan with a copy of each executed agreement with each sublicensee/subcontractor permitted hereunder;
     (v) Spectrum will not retain (even if approved by Allergan) any sublicensee/subcontractor in any country where doing so would violate any applicable Laws, including due to embargoes or other restrictions;
     (vi) Spectrum acknowledges and agrees that, except and to the extent that Allergan assumes Spectrum’s manufacture obligations under Section 3.3(f), Allergan has no obligations under this Agreement to any such sublicensee/subcontractor and no sublicensee/subcontractor has any rights or remedies against Allergan hereunder (except where such agreements are assigned to Allergan hereunder); and
     (vii) Allergan has the right but not the obligation to directly pay the sublicensee/subcontractor for any manufacturing and supply services it performs on Spectrum’s behalf and to include the amount of such payment in the calculation of Development Costs under this Agreement prior to the First Commercial Sale of the Licensed Product in the Field of Use or as covered in the supply agreement after the First Commercial Sale of the Licensed Product in the Field of Use.

     (c) Allergan Cooperation. Allergan acknowledges that Spectrum does not possess manufacturing facilities and that Spectrum’s ability to perform its obligations under this Section 3.3 depends on the timely engagement of manufacturing subcontractors which Spectrum is obligated to engage hereunder. Allergan agrees to cooperate with Spectrum in the establishment of a commercial supply chain for the Licensed Product in the Field of Use in the Allergan Territory and agrees not to unreasonably withhold, condition or delay its consent to the selection of subcontractors or the approval of contracts.
     (d) Specifications; Additional Terms. The current specifications for the drug substance, drug product and diluent of the Licensed Product (“Specifications”) are attached hereto as Schedule 3.3(d). Subject to Section 4.6(b), Schedule 3.3(d) can only be amended by written agreement of the Parties. The Parties acknowledge that the Specifications will be updated and finalized by the Parties as part of the Regulatory Approval in the Co-Promotion Region and the EU. If and to the extent that Spectrum ships any Licensed Product to Allergan, each shipment shall be in accordance with Allergan’s written instructions and applicable Laws governing the shipment, labeling and packaging of such Licensed Product. Prior to the production of Licensed Product under this Agreement, the Joint Supply Committee shall determine the quality standards applicable to the manufacture of the Licensed Product. At least two (2) years prior to the Anticipated Approval Date, the Parties shall negotiate in good faith, and enter into, a separate written supply agreement which will provide for the manufacture and supply of the Licensed Product in the Field of Use on terms mutually acceptable to the Parties. The supply agreement between the Parties shall contain:
     (i) terms consistent with provisions customarily found in agreements for the manufacture and supply of commercial quantities of products of a similar nature, including provisions relating to timing and size of production orders, shipping, certificates on delivery, risk of loss, inspection and acceptance, timing of invoices and payments, failure to supply, remedies for breach of representations and warranties;
     (ii) the transfer price for all such Licensed Product, which shall be the actual cost of manufacturing, which shall include the actual charges from Third Parties for testing, packaging, freight, insurance and exporting the Licensed Product, but excluding any of Spectrum’s overhead or general and administrative costs;
     (iii) the representations and warranties set forth in Section 11.11 for the commercial supply of Licensed Product in the Field of Use (unless the Parties mutually agree to modify such provisions); and
     (iv) the indemnification and disclaimers and limitations on liability as set forth in Article 12 for the commercial supply of Licensed Product in the Field of Use (unless the Parties mutually agree to modify such provisions).
     (e) Supply Agreement Mediation. The Parties acknowledge that timely negotiation of a mutually-agreeable supply agreement will be critical to the ability to launch the Licensed

Product. If at any time more than ninety (90) days after the commencement of negotiation of such agreement, either Party believes such negotiations have reached an impasse, such Party may by written notice to the other Party cause a meeting of the Vice President of Global Technical Operations of Allergan and the Chief Executive Officer of Spectrum to seek to resolve such impasse. Such meeting shall be held within twenty (20) days following such written notice. If, following such meeting of senior executives, either Party believes an impasse still exists, then such Party may by written notice cause the Parties to engage in a non-binding mediation of their differences over the proposed agreement. Unless the Parties otherwise agree at the time, such mediation, including the selection of the mediator, shall be conducted in accordance with the rules of the American Arbitration Association. The fees and costs of the mediator shall be borne equally by the Parties, regardless of the outcome of the mediation. If the Parties cannot agree through mediation to the terms of the supply agreement, then Spectrum will enable Allergan by assigning the Spectrum Manufacturing Agreements to Allergan in addition to transferring to Allergan the validated process for manufacturing and the other items set forth in subsection (f) below.
     (f) Right to Terminate. Allergan may terminate Spectrum’s responsibility to have manufactured and supplied Licensed Product to Allergan for sale in the Allergan Territory under this Agreement at any time with prior written notice. Such termination shall be effective thirty (30) days after delivery of the notice, or such later date, at Allergan’s sole discretion, as necessary to complete transition to another manufacturer or to Allergan. Termination of Spectrum’s manufacture and supply obligation shall not relieve the Parties of any amounts owing between them. On termination of Spectrum’s manufacture and supply obligation, Spectrum shall provide to Allergan a copy of all of the then-current Know How Controlled by Spectrum necessary or useful for the manufacture of the Licensed Product in the Field of Use, shall make its manufacturing personnel available for reasonable consultation with Allergan regarding the processes for Licensed Product manufacture, and shall provide all other technical transfers of all parts of the validated process for the Licensed Product in the Field of Use, including Documents and other regulatory items. Subject to the terms of the Spectrum Manufacturing Agreements, Spectrum shall assign to Allergan, and Allergan shall assume responsibility under, all of Spectrum’s supply subcontracts for the Licensed Product applicable to the Field of Use. The Parties shall negotiate in good faith the transition of Spectrum’s sourcing of Licensed Product from such Third Party (for example, bifurcating the supply agreement). After termination of Spectrum’s manufacturing and supply obligations as set forth herein, Allergan shall be responsible for all supply and manufacture of Licensed Product in the Field of Use in the Allergan Territory, including fulfilling such subcontract agreements from the applicable date of assignment. After Allergan terminates Spectrum’s manufacturing rights and responsibilities under this Section 3.3(f), to the extent that such rights and responsibilities are transferred to Allergan, Spectrum shall have no further performance obligation under this Section 3.3, and Allergan shall thereafter be responsible for compliance with the product quality representations set forth in Section 11.11 for Licensed Product manufactured for sale in the Co-Promotion Region, with any costs of non-compliance with such representations to be borne by Allergan and not included within allowable expenses.

     3.4 Commercialization Rights and Obligations.
     (a) Rights. Allergan shall have the sole right to commercialize the Licensed Product in the Field of Use in the Allergan Territory, except as set forth herein and in the co-promotion agreement (“Co-Promotion Agreement”) identical to the form attached as Schedule 3.4(a) and entered into by the Parties on the Effective Date. During the term of the Co-Promotion Agreement, the commercialization of the Licensed Product in the Field of Use in the Co-Promotion Region shall be the Parties’ joint right and responsibility and shall be subject to the oversight of the Joint Marketing Committee (“JMC”) and pursuant to the JMP as described in Section 3.4(b) below.
     (b) Co-Promotion Region; Joint Marketing Plan. The strategy for the commercialization of the Licensed Product in the Field of Use in the Co-Promotion Region during the term of the Co-Promotion Agreement shall be described in a comprehensive plan that describes the pre-launch, launch and subsequent commercialization activities (including advertising, education, planning, marketing, sales force training and allocation) (the “Joint Marketing Plan” or “JMP”), as follows:
     (i) An initial JMP setting forth the Parties’ agreement on the pre-launch commercial planning activities and the budgeting relating thereto for the Licensed Product in the Field of Use in the Co-Promotion Region, is attached to this Agreement as Schedule 3.4(b)(i). At least twelve (12) months prior to the Anticipated Approval Date, the Parties shall finalize the portion of the initial JMP setting forth the launch activities for the Licensed Product in the Field of Use in the Co-Promotion Region and the budget relating thereto, and develop and finalize a follow-on JMP that governs the post-launch activities for the Licensed Product in the Field of Use in the Co-Promotion Region, as well as the budget relating thereto, and such JMP shall be subject to the approval of the JMC.
     (ii) Following the launch of the Licensed Product, on or before November 1 of each Fiscal Year during the Term of this Agreement, the Parties shall create an updated JMP detailing activities for the following Fiscal Year. The initial JMP and follow-on JMPs shall generally conform to the level of detail utilized by Allergan in preparation of its own product commercialization plans, with the overall objectives of maximizing the economic value of the Licensed Product in the Field of Use in the Co-Promotion Region and of providing Spectrum a meaningful role in the commercialization of the Licensed Product in the Field of Use in the Co-Promotion Region. The JMP shall be deemed Confidential Information of both Parties, and each Party shall use the JMP for the sole purpose of performing or monitoring commercialization activities for the Licensed Product in the Field of Use in the Co-Promotion Region. From time to time as reasonably necessary during the term of commercialization of the Licensed Product in the Field of Use in the Co-Promotion Region, the JMC may update the JMP.

     (iii) During the term of the Co-Promotion Agreement, except as set forth in Section 6.14, all costs and expenses incurred by the Parties and specifically set forth in the JMP shall be deemed allowable expenses and included in the calculation of product profits and losses under the Co-Promotion Agreement.
     (iv) Notwithstanding anything to the contrary in this Agreement, or any provision granting final decision making authority to any Party on a particular matter under this Agreement, during the pre-launch phase any change in the initial JMP that would result in an increase of the total pre-launch budget for the Licensed Product in the Field of Use in the Co-Promotion Region by more than ten percent (10%) as compared to the total pre-launch budget for the Licensed Product in the Field of Use in the Co-Promotion Region set forth in the JMP as of the Effective Date, shall in each case be subject to the Parties’ mutual written agreement.
     (c) Performance Obligation.
     (i) Allergan shall file for Regulatory Approval for the Licensed Product for the Initial Indication in the Field of Use in the EU within **** of the date on which filings for Regulatory Approval for the Licensed Product for the Initial Indication in the Field of Use have been made in the Co-Promotion Region, provided, however, that the applicable clinical data is timely delivered to Allergan by Spectrum. No such failure is a material breach of this Agreement. If Allergan fails to do so, then, upon Spectrum’s written request, Allergan and Spectrum shall meet to discuss future activities relating to the Licensed Product for the Initial Indication in the Field of Use in the EU.
     (ii) Allergan shall use efforts consistent with the efforts used by Allergan to launch other Allergan prescription products to launch the Licensed Product in the Field of Use (A) in the Co-Promotion Region within **** after the date on which Regulatory Approval for the Licensed Product in the Field of Use has been obtained in the Co-Promotion Region; and (B) in the EU (an EU launch being defined as a launch in at least two (2) of the major countries which are members of the EU) within **** after the date on which Regulatory Approval for the Licensed Product in the Field of Use has been obtained in such countries, provided, however, that such **** periods of time shall be tolled by any periods of time in which the Regulatory Approval in the respective territory has been revoked or such launches are delayed for reasons beyond the reasonable control of Allergan.
     (iii) If Allergan materially breaches Section 3.4(c)(ii), Spectrum may terminate Allergan’s license to Licensed Product in the affected territory (either the Co-Promotion Region and/or the EU, as the case may be) with written notice to Allergan within thirty (30) days of the applicable failure, and in such cases Allergan shall cooperate in the transfer to Spectrum of the Licensed Product rights in such territory(ies). Such transfer of product rights shall be effected by means of removing the U.S. and/or the EU (as the case may be) from the Allergan Territory and adding it to the Spectrum Territory, and

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

otherwise proceeding with respect to such transferred territory as if there had been a termination by will by Allergan under Section 13.2.
     (d) Additional Performance Obligations.
     (i) Each Party shall conduct its activities under the JMP and this Agreement in compliance in all material respects with all applicable Laws (including the Foreign Corrupt Practices Act of 1977, as amended, and laws applicable to the sale and promotion of pharmaceutical products) and in accordance with the following provisions:
     (A) as between the Parties, Allergan shall be responsible for receiving and filling orders, controlling invoicing, collecting payments, returns, charge-backs and rebates on sales of the Licensed Product in the Field of Use in the Allergan Territory, and shall have sole control over distribution of the Licensed Product in the Field of Use in the Allergan Territory, in each case including the Licensed Product under co-promotion by the Parties in the Field of Use in the Co-Promotion Region. If Spectrum receives any order for the Licensed Product for the Field of Use in the Allergan Territory, it shall promptly refer such orders to Allergan. If Allergan receives any order for the Licensed Product for sale in the Spectrum Territory, it shall promptly refer such orders to Spectrum; and
     (B) each Party shall regularly update the JMC regarding the progress and results of all commercialization activities for the Licensed Product in the Field of Use. Once each Fiscal Year, during the term of the Co-Promotion Agreement, the Parties shall meet by phone or in person to discuss the commercialization plans and strategies of both Parties relating to the Licensed Product in the Field of Use in the Allergan Territory; provided, however, that the Parties shall not share competitively sensitive information (such as pricing or business plans) for their own products that are not the Licensed Product in the Field of Use.
ARTICLE 4
COMMITTEES
     4.1 Generally. The Parties shall form three (3) committees, as described in this Article 4, to assist in the overseeing of, and making recommendations and decisions for, the development, regulatory approvals, supply, marketing and commercialization of the Licensed Product in the Field of Use in the Allergan Territory. The committees may exist simultaneously, and may be dissolved over time, as their functions are completed. None of the committees shall have any power to amend this Agreement or bind or incur liability on behalf of either Party without both Parties’ express prior written authorization. Each Party shall comply with the decisions of the applicable committee, to the extent such decisions fall within the applicable committee’s role and their delineated powers and responsibilities, except in areas where such Party has sole responsibility for performance as set forth herein.

     4.2 Governance of Each Committee. Each committee described in this Article 4 shall be comprised of four (4) voting members (each a “Member”). Each Party shall have the right to appoint two (2) Members to each committee (each a “Member Designee”). The following shall apply to each committee and their Members:
     (a) each Party may remove any of its Member Designees for any reason at any time upon written notice to the other Party, and a replacement may be appointed by such Party to fill such vacancy;
     (b) each committee shall meet at least once each Fiscal Quarter and as otherwise agreed upon by the Parties;
     (c) the presence of at least one (1) Spectrum Member Designee and one (1) Allergan Member Designee for that committee shall be required to constitute a quorum at any meeting of such committee. No business shall be transacted at any meeting of a committee unless a quorum of such committee’s Members is present at the time when the meeting proceeds to business;
     (d) in addition to Member Designees, each Party shall have the right to invite observers to each meeting by providing the other Party with advance written notice of such observer(s); provided, however, that such observer(s) may not attend such meeting if the other Party reasonably objects to the requesting Party’s observer(s) prior to such meeting. Such observers shall not have any voting rights and shall be bound by written obligations of confidentiality and non-use, either by virtue of his/her employment by such Party or by a separate written agreement;
     (e) meetings of each committee shall alternate between the offices of Spectrum and Allergan in Irvine, California. At their election, the Parties may conduct any meeting of the committees by telephone;
     (f) action items and resolutions of the committee meetings shall be kept, reviewed and approved by the applicable committee Member Designees;
     (g) decisions of each committee shall be made by unanimous agreement of the applicable committee’s Members, with each Party’s Member Designees having collectively one (1) vote, subject to Section 4.6; and
     (h) each committee shall continue to exist until the first to occur of: (i) the Parties mutually agreeing to disband the committee; or (ii) a Party providing to the other Party written notice of its intention to disband and no longer participate in such committee. Once a Party has provided the other Party written notice as referred to in subsection (ii) above, such committee shall have no further obligations under this Agreement and the receiving Party shall have the right to solely decide, without consultation, any matters previously before such committee, without affecting either Party’s obligations hereunder.
     4.3 Joint Development Committee. Within ten (10) days of the Effective Date, the

Parties shall establish a Joint Development Committee (“JDC”). The JDC’s sole role shall be to assist in the overseeing of and in the making decisions for the development of, clinical trials for, and preparation and submission of regulatory documentation for obtaining Regulatory Approval for the Licensed Product in the Field of Use for the Co-Promotion Region, EU and any other country in the Allergan Territory where each Party contributes to the funding of development/regulatory matters (“JDC Role”). In performing the JDC Role, the powers and responsibilities of the JDC are limited to the matters set forth in this Section 4.3. The JDC shall coordinate with the respective Party to meet its responsibilities hereunder. The JDC shall be responsible for overseeing and making decisions regarding:
     (a) clinical activities and clinical and registration strategy including clinical trial designs and registration plans to support the TPP for the Licensed Product in the Field of Use;
     (b) clinical data go/no-go decisions through the development and registration process;
     (c) pre-clinical and clinical development of Licensed Product in the Field of Use; and
     (d) other development of the Licensed Product in the Field of Use.
     4.4 Joint Supply Committee. Within ten (10) days of the Effective Date, the Parties shall establish a Joint Supply Committee (“JSC”). The JSC’s sole role shall be to assist in the overseeing of and in the making decisions for the manufacture and supply of Licensed Product in the Field of Use, and monitoring continuing compliance with all regulatory requirements for the manufacturing of the Licensed Product after receipt of the Regulatory Approval for the Licensed Product in the EU and Co-Promotion Region (“JSC Role”). In performing the JSC Role, the powers and responsibilities of the JSC are limited to the matters set forth in this Section 4.4. The JSC shall coordinate with the respective Party to meet its responsibilities hereunder. The JSC shall be responsible for overseeing and making decisions regarding:
     (a) the Chemistry, Manufacturing, and Control (“CMC”) processes required in developing the Licensed Product in the Field of Use;
     (b) the clinical drug supply to meet requirements of the JDP;
     (c) developing a robust and validated supply process for both drug substance and Licensed Product in the Field of Use;
     (d) ensuring final drug substance and Licensed Product in the Field of Use meet FDA and EMEA standards;
     (e) ensuring the required reports, data, and other CMC information included in the US Marketing Clearances filings and EU Marketing Clearances filings meet standards expected for final regulatory approval and the timelines set forth in the JSP and the JDP;
     (f) ensuring a validated process for drug substance and drug manufacturing with

Allergan or Spectrum’s Third Party commercial supplier(s) and the supply forecast meets the anticipated demand. The JMP sets forth the pre-launch and pre-market marketing activities, as may be amended pursuant to the Co-Promotion Agreement; and
     (g) ensuring the final packaging configurations for Licensed Product in the Field of Use for commercial launch in the Co-Promotion Region and the EU is the Closed-System Packaging configuration.
     4.5 Joint Marketing Committee. Within ten (10) days of the Effective Date, the Parties shall form a JMC to assist in recommendations and decision-making for the pre-marketing and commercialization planning of the Licensed Product in the Field of Use in the Co-Promotion Region. The JMC’s sole role shall be to assist in the overseeing of and in the making decisions for the marketing, promotion, calling and detailing of Licensed Product in the Field of Use within the Co-Promotion Region (“JMC Role”). In performing the JMC Role, the powers and responsibilities of the JMC are limited to the matters set forth in this Section 4.5. The JMC shall coordinate with the respective Party to meet its responsibilities hereunder. The JMC shall be dissolved automatically on termination of the Co-Promotion Agreement. The JMC shall be responsible for overseeing and making decisions regarding:
     (a) assisting the JDC in the prioritization of Phase IV trials of the Licensed Product in the Field of Use;
     (b) overseeing marketing activities for the Licensed Product in the Field of Use in the Co-Promotion Region and making decisions regarding the promotion plan for pre-launch, launch and post-launch activities in the Co-Promotion Region;
     (c) developing a calling plan, including an allocation of sales force efforts by Spectrum and Allergan in the Co-Promotion Region and also including the development of primary detail equivalent targets for each Party;
     (d) reviewing the overall performance and effectiveness of the marketing groups and sales force and the actual results of the promotion of the Licensed Product in the Field of Use in the Co-Promotion Region;
     (e) reviewing and making other decisions related to pre-launch, launch and post-launch marketing activities of the Licensed Product in the Field of Use in the Co-Promotion Region as they may arise; and
     (f) updating the JMP on a quarterly basis, including updating the JMP with the timeline and forecast for the Licensed Product in the Field of Use when the primary market information for the Co-Promotion Region is complete and upon filing for the Initial Indication.
     4.6 Escalation Procedure. In the event that a committee cannot agree on matters falling within the scope of its JDC Role, JSC Role, or JMC Role, as applicable, and its powers and responsibilities as set forth in Sections 4.3, 4.4 and 4.5, respectively, (whether due to failure to agree or failure to have a quorum present at a designated meeting time), then the Chief Executive Officer of Spectrum (or a designee thereof) shall meet with the Executive Vice President, Research & Development of Allergan (or a designee thereof for research and development matters) or the Corporate Vice President for Global Strategic Marketing (or a designee thereof for commercial matters) at an agreed location or by telephone to resolve the disagreement within twenty (20) days of the meeting at which such disagreement occurred. If such officers of the Parties (or their designees) are unable to resolve the disagreement within an additional thirty (30) day period then:
     (a) in the case of a dispute of the JDC, Spectrum shall have final approval rights over the matter at dispute and shall promptly provide written notice to Allergan of its reasonable final position regarding the matter at issue; provided, however, that Allergan shall have final approval rights over the clinical trials, and the portions of the JDP related thereto, covered by Sections 3.2(b), (c) and (d), and the regulatory filings and negotiations as described in Sections 5.1(a)(iii) and (v), and the Parties shall mutually agree on the JDP amendments described in Section 3.2(e). The Parties shall comply with the position taken by the Party with final approval rights on such issue. Notwithstanding the foregoing, if (i) ****, (ii) the Co-Promotion Agreement is terminated (other than by Spectrum opting out of it as permitted therein), or (iii) the Co-Promotion Agreement terminates by reason of Spectrum’s decision to opt out under such agreement and the 611 Study, 612 Study and BCG Refractory Study have been concluded, then the Parties shall comply with the position taken by Allergan on such issue (including over the items in Section 3.2(e)(iii),(iv), and (vi));
     (b) In the case of a dispute of the JSC, Spectrum shall have final approval rights over the matter at dispute and shall promptly provide written notice to Allergan of its reasonable final position regarding the matter at issue. The Parties shall comply with the position taken by Spectrum on such issue. Notwithstanding the foregoing, if ****, or if Allergan terminates its supply agreement with Spectrum pursuant to Section 3.3(f), the Parties shall comply with the position taken by Allergan on such issue (including over the items in Section 3.2(e) (iii), (iv), and (vi)). Notwithstanding Allergan’s final approval rights set forth in the preceding sentence, Spectrum shall have the final decision making authority as to the manufacturing process for the Final Licensed Product, the CMC section for the Final Licensed Product, the formulation of the Final Licensed Product, and the design of the Closed-System Packaging (as long as all such items are in compliance with the JSP, Specifications, Closed-System Packaging and the TPP for the Licensed Product in the Field of Use as of the Effective Date);
     (c) in the case of a dispute of the JMC, Allergan shall have final approval rights over the matter at dispute and shall promptly provide written notice to Spectrum of its reasonable final position regarding the matter at issue. The Parties shall comply with the position taken by Allergan on such issue; and
     (d) in the event the provisions of this Article 4 do not provide, and the Parties cannot agree on, which of the JDC, JSC and JMC has control over an item for resolution, Allergan shall have final approval over which committee controls or whether such item falls within the scope of

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any committee; provided, however, such authorization does not alter the approval rights set forth in subsections (a), (b) and (c) or allow Allergan to modify the responsibilities of each committee as set forth in Sections 4.3, 4.4 and 4.5.
ARTICLE 5
REGULATORY MATTERS
     5.1 Obligations of the Parties Relating to Regulatory Submissions.
     (a) Co-Promotion Region. The following terms shall apply for the period commencing on the Effective Date and ending on the earlier of (i) the occurrence of a Development Trigger or Change in Control Trigger that results in Allergan delivering notice under Section 10.1(c) or 10.2(a), and (ii) termination of this Agreement:
     (i) Spectrum shall own all regulatory filings relating to the Licensed Product in the Field of Use in the Co-Promotion Region;
     (ii) Spectrum hereby appoints Allergan as its exclusive (even as to Spectrum) authorized agent for all regulatory activities relating to the Licensed Product in the Field of Use in the Co-Promotion Region, including filing, obtaining and maintaining Regulatory Approvals and authorizations, except for Spectrum’s role in preparing regulatory submissions expressly set forth in this Section 5.1(a). In order to perfect the foregoing appointment, Spectrum irrevocably appoints Allergan as Spectrum’s attorney in fact for the purpose of acting as authorized agent, including executing documents. Allergan shall be the sole point of contact with regulatory agencies in the Co-Promotion Region in all matters relating to the Licensed Product in the Field of Use both before and after any Licensed Product in the Field of Use receives Regulatory Approval for sales;
     (iii) Spectrum shall prepare all regulatory submissions relating to the Licensed Product in the Field of Use in the Co-Promotion Region in the eCTD format. Spectrum shall provide Allergan with draft copies of all submissions to regulatory agencies for Allergan’s feedback, including a draft copy of each module of the eCTD form as each module is being created and the completed modules. In addition, Spectrum shall provide to Allergan copies of all final submissions to regulatory agencies which relate to the Licensed Product in the Field of Use in the Co-Promotion Region reasonably in advance of the applicable filing deadline. If Allergan has not filed such filings with the applicable regulatory agencies by the applicable filing deadline, then Spectrum may send such final submissions to the relevant regulatory agency with prior written notice to Allergan;
     (iv) Each Party shall provide the other Party with copies of any correspondence received from regulatory agencies relating to the Licensed Product in the Field of Use in the Co-Promotion Region within ten (10) days of receipt, and shall provide the other Party with written notice of any other contact by regulatory agencies relating to the Licensed Product in the Field of Use in the Co-Promotion Region within ten (10) days of such contact;
     (v) Allergan shall conduct all negotiations with regulatory agencies in the Co-Promotion Region relating to the Licensed Product in the Field of Use, and shall determine and have final decision making on all regulatory negotiations in the Co-Promotion Region relating to the Licensed Product in the Field of Use, provided that Allergan shall use commercially reasonable efforts to schedule such negotiations or any other meetings or teleconferences with regulatory agencies to allow Spectrum to participate. Allergan shall provide copies of all materials relating thereto to Spectrum and shall advise Spectrum of, and Spectrum may provide input relating to, all planned regulatory activities and exchanges with regulatory authorities for Licensed Product in the Field of Use within the Co-Promotion Region. Both Parties shall participate in all planned meetings and conference calls with regulatory agencies relating to the Licensed Product in the Field of Use in the Co-Promotion Region. If either Party is unable to participate in such a meeting or conference call, then the other Party shall provide a written summary of the discussion within thirty (30) days;
     (vi) The regulatory filing fees in the Co-Promotion Region shall be deemed Development Costs and shared by the Parties pursuant to Section 6.6; and
     (vii) Allergan shall not be responsible or liable for any Spectrum taxes assessed by a Government Authority as a result of Allergan’s appointment and actions under Section 5.1.
     (b) Royalty Territory.
     (i) Allergan shall own all regulatory filings relating to the Licensed Product in the Field of Use in the Royalty Territory;
     (ii) Except to the extent set forth in Section 3.4(c), Allergan shall have the responsibility but not the obligation, at its sole expense and with the reasonable assistance of Spectrum, for all regulatory activities relating to the Licensed Product in the Field of Use within the Royalty Territory, including preparing, obtaining and maintaining Regulatory Approvals and authorizations. Allergan shall determine, in its sole discretion, the content of all such submissions and of all correspondence with regulatory agencies relating to such Licensed Product in the Field of Use; and
     (iii) The regulatory filing fees for the Licensed Product in the Field of Use for the Royalty Territory shall be borne solely by Allergan.
     (c) NCE Exclusivity. Each Party shall deliver written notice to the other Party of any ANDA or other foreign equivalent filings it receives for generic equivalents or competitors to the Licensed Product in the Field of Use in the Allergan Territory within ten (10) days of receipt or notice of such filings. The Parties shall have the rights to respond to each such ANDA or other foreign equivalent filings pursuant to the procedures set forth in Section 8.3(c).
     5.2 Information Sharing. This Section 5.2 shall not apply to any pharmacovigilance data (which is addressed in Section 5.5). Each Party shall provide the other Party with copies of all final submissions and correspondence to and from all regulatory agencies relating to the Licensed Product in the Field of Use within ten (10) days of submission or receipt, as applicable. Each Party shall permit the other Party to access, and shall provide the other Party with rights to reference and use in association with the Licensed Product in the Field of Use, all of its, its Affiliates’, and its or their sublicensees’ regulatory, preclinical and clinical data documentation, regulatory filings, and Regulatory Approvals with respect to the Licensed Product in the Field of Use. A Party shall be entitled to provide such data to its Affiliates and sublicensees pursuant to Section 9.1.
     5.3 Remedial Actions. Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product in the Field of Use may be subject to a Remedial Action. A “Remedial Action” is any recall, corrective action or other regulatory action taken by virtue of applicable Law. The Parties will assist each other in gathering and evaluating such information as is required to determine the necessity of conducting a Remedial Action with respect to a Licensed Product in the Field of Use; provided, however, that Allergan shall have sole responsibility for collecting information from its customers in the Allergan Territory, including customer complaints. Each Party will maintain adequate records to permit the Parties to trace the manufacture of the Licensed Product in the Field of Use and the distribution and use of the Licensed Product in the Field of Use. In the event Allergan determines that any Remedial Action with respect to the Licensed Product in the Field of Use in the Allergan Territory should be commenced or Remedial Action is required by any Governmental Authority having jurisdiction over the matter, Allergan will control and coordinate all efforts necessary to conduct such Remedial Action. In the event that (a) Spectrum determines that any Remedial Action with respect to the Licensed Product outside the Field of Use in the Allergan Territory or Licensed Product in the Spectrum Territory should be commenced, or (b) Remedial Action is required by any Governmental Authority having jurisdiction over the matter, Spectrum will control and coordinate all efforts necessary to conduct such Remedial Action.
     5.4 Costs Of Remedial Action. The cost and expense of a Remedial Action (including the Parties’ reasonable costs and expenses in conducting such Remedial Action, but excluding Third Party Claims, which are addressed in Article 12) shall be allocated as follows:
     (a) if and to the extent that such Remedial Action is due to (i) Allergan’s gross negligence or willful misconduct, (ii) Allergan’s material breach of this Agreement, or (iii) Allergan’s material breach of or substantial noncompliance with any Law, but only to the extent such Remedial Action is due to the foregoing (i) — (iii), such costs and expenses shall be borne and paid by Allergan;
     (b) if and to the extent that such Remedial Action is due to (i) Spectrum’s gross negligence or willful misconduct, (ii) Spectrum’s material breach of this Agreement, or (iii) Spectrum’s material breach of or substantial noncompliance with any Law, but only to the extent such Remedial Action is due to the foregoing (i) — (iii), such costs and expenses shall be borne and paid by Spectrum; and
     (c) if and to the extent that such Remedial Action is due to reasons other than as set forth in Sections 5.4(a) and (b), then:
     (i) during any period when Spectrum is responsible for the manufacture and supply of the Licensed Product in the Field of Use for Allergan and for all lots of Licensed Products manufactured by Spectrum or its subcontractors for sale by Allergan in the Field of Use in the Allergan Territory, the costs and expenses incurred by the Parties in connection with a Remedial Action with respect to the Licensed Product in the Field of Use in the Allergan Territory shall be borne and paid as follows: Allergan shall pay **** of such costs and expenses, and Spectrum shall pay **** of such costs and expenses; and
     (ii) except for all lots of Licensed Products manufactured by Spectrum or its subcontractors, commencing on the date on which Allergan assumes the responsibility for the manufacture and supply of the Licensed Product for sale in the Field of Use in the Allergan Territory: (A) during the term of the Co-Promotion Agreement in the Co- Promotion Region, the costs and expenses incurred by the Parties in connection with a Remedial Action with respect to Licensed Products in the Field of Use shall be borne and paid as follows: Allergan shall pay **** of such costs and expenses, and Spectrum shall pay **** of such costs and expenses; and (B) in the Royalty Territory, and the Co-Promotion Region after termination of the Co-Promotion Agreement, the costs and expenses incurred by the Parties in connection with a Remedial Action with respect to the Licensed Product in the Field of Use shall be borne and paid as follows: Allergan shall pay **** of such costs and expenses, and Spectrum shall pay **** of such costs and expenses.
     5.5 Pharmacovigilance or Adverse Event Reporting. Within sixty (60) days of the Effective Date, the Parties shall enter into a pharmacovigilance or adverse event reporting agreement.
     5.6 Notification of Complaints. Each Party shall (a) notify the other Party immediately of any information concerning any complaint involving the possible failure of Licensed Product in the Field of Use to meet any requirement of applicable Law, and any serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidents associated with the distribution of the Licensed Product in the Field of Use, whether or not determined to be attributable to the Licensed Product in the Field of Use, and (b) with respect to adverse events, comply with the provisions of Section 5.5 and the applicable agreements described therein.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     5.7 Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Party, including, without limitation, a Governmental Authority which may affect the safety or efficacy claims of the Licensed Product in the Field of Use or the continued marketing of the Licensed Product relating to the Field of Use. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action. The Parties shall allocate all costs and expenses associated with taking such action as is described with regard to Remedial Actions in Section 5.4.
     5.8 Regulatory Inspections. Each Party shall use good faith efforts to obtain and reveal to the other Party, all inspection reports for itself, its Affiliates, or for any of its vendors, suppliers or other Third Parties by any Government Authority arising from an inspection of the facilities where a Licensed Product for the Field of Use is manufactured, packaged or stored (a “Facility Inspection”), and the progress and outcome of any Facility Inspection as it may relate to the Licensed Product in the Field of Use. Upon receipt of notice of any Facility Inspection, the receiving Party will promptly notify the other Party thereof and the receiving Party will provide the other Party with the inspection report and any other relevant information available about the progress and outcome of such inspection available to the receiving Party.
     5.9 Audits. Each Party and its duly authorized representatives shall have the right to inspect all facilities utilized by the other Party or its subcontractors (including to the extent provided in, and subject to, the Spectrum Manufacturing Agreements) in connection with the development, manufacture, sale, storage or distribution of the Licensed Product for the Field of Use, upon reasonable prior written notice during normal business hours to ensure compliance with the terms and conditions of this Agreement, and compliance by both Parties, as applicable, with industry standards and applicable Law with respect to Licensed Product for the Field of Use it manufactures for itself. In the event of a disagreement between the Parties as to (a) whether a material adverse defect exists with respect to a Licensed Product or (b) the outcome of a particular audit, an independent, mutually agreed upon arbiter shall be selected by the Parties to resolve the dispute. The cost of such arbiter shall be shared equally by the Parties. All audits shall be conducted without any undue disruption to the business and operations of the audited Party. Any Third Parties conducting such audits shall enter into confidentiality agreements with the audited Party in a form reasonably suitable to the audited Party. Both Parties shall correct, or cause the correction of, any deficiencies which are discovered by any such audit.
ARTICLE 6
PAYMENTS AND ROYALTIES
     6.1 Upfront Payment. Allergan shall pay to Spectrum the sum of Forty-One Million Five Hundred Thousand Dollars ($41,500,000) within ten (10) days after the Effective Date (the “Upfront Payment”), and such payment shall be non-refundable, non-creditable and non-returnable under any circumstances; provided that the foregoing statement shall not be construed as a limitation to any remedies available to Allergan for the breach by Spectrum of this

Agreement or the Co-Promotion Agreement.
     6.2 Development Milestone Payments.
     (a) Subject to Section 6.2(b), Allergan shall pay to Spectrum additional amounts within thirty (30) calendar days of the completion of certain development milestones, as set forth below:
     (i) a one time payment of **** upon Allergan’s receipt of written notice from Spectrum of the completion of enrollment for the 611 Study and 612 Study, but only if such enrollment is completed on or before ****;
     (ii) a one time payment of **** upon Allergan’s receipt of written notice from Spectrum of the completion of enrollment for the BCG Refractory Study, but only if such enrollment is completed on or before ****;
     (iii) a one time payment of **** upon Allergan’s receipt of written notice of acceptance by the FDA of the first filing of an NDA in the Co-Promotion Region for Licensed Product for use for the Initial Indication;
     (iv) a one time payment of **** upon Allergan’s receipt of written notice of acceptance by the EMEA of the first filing of an MAA in the EU for Licensed Product for use for the Initial Indication;
     (v) a one time payment of **** upon Allergan’s receipt of written notice of the first approval by the FDA of an NDA in the Co-Promotion Region for Licensed Product for use for the Initial Indication;
     (vi) a one time payment of **** upon Allergan’s receipt of written notice of the first approval by the FDA of an sNDA in the Co-Promotion Region for Licensed Product for use for the BCG Refractory Indication;
     (vii) a one time payment of **** upon Allergan’s receipt of written notice of the first approval by the EMEA of an MAA for Licensed Product for use for the Initial Indication; and
     (viii) a one time payment of **** upon Allergan’s receipt of written notice of first approval by the EMEA of an MAA or an equivalent of an sNDA for Licensed Product for use for the BCG Refractory Indication.
     (b) In the event of a Development Trigger after which Allergan delivers notice to Spectrum under Section 10.1, the development milestone payments not yet due at the date of delivery of Allergan’s notice, shall be reduced by ****, provided, however that if such notice is delivered under Sections 10.1(b) and (c), the development milestone payments not yet due at the date of delivery of Allergan’s notice, shall instead be reduced by **** (each a “Standard

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Trigger Reduction”). Further, in the case of a Development Trigger that also constitutes an uncured material breach hereunder, Allergan shall have the right to seek all available rights and remedies to it, under law or equity (including injunctive relief against such breach or to enforce the right granted to Allergan hereunder, except the Standard Development Trigger Reduction), for such material breach by Spectrum that is not cured as set forth in Section 13.3(a) hereof and the amount of milestone payments not yet paid to Spectrum as of such time under Section 6.2(a) shall be reduced by **** (the “Material Breach Development Trigger Reduction”). The Material Breach Development Trigger Reduction shall be a remedy in lieu of, but not in addition to, the Standard Development Trigger Reduction remedy to Allergan. For clarity, the occurrence of a Development Trigger alone shall not automatically invoke the Material Breach Development Trigger Reduction, unless the event giving rise to such Development Trigger itself constitutes an uncured material breach of Spectrum’s obligation hereunder that is not cured as set forth in Section 13.3(a) hereof. In addition, the express options set forth in this Agreement available to Allergan in the event of a Development Trigger shall not be construed to limit Allergan’s other rights and remedies in the event such occurrence of a Development Trigger also constitutes an uncured material breach under this Agreement by Spectrum.
     6.3 Sales Milestone Payments.
     (a) Milestones. Subject to Sections 6.3(c) and 6.4(e), Allergan shall pay to Spectrum sales milestone payments within sixty (60) days of the end of the Fiscal Quarter in which the following milestones have been met:
     (i) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Royalty Territory exceed **** in a given Fiscal Year;
     (ii) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Royalty Territory exceed **** in a given Fiscal Year;
     (iii) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Royalty Territory exceed **** in a given Fiscal Year; and
     (iv) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Royalty Territory exceed **** in a given Fiscal Year.
     (b) Co-Promotion Region. Subject to Sections 6.3(c), 6.4(e) and 10.2(c), if the Co-Promotion Agreement is terminated, then for sales of Royalty-Bearing Product sold in the Co-Promotion Region following such termination of the Co-Promotion Agreement, Allergan shall pay to Spectrum additional sales milestone payments within sixty (60) days of the end of the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Fiscal Quarter in which the following milestones have been met:
     (i) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Co-Promotion Region exceed **** in a given Fiscal Year;
     (ii) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Co-Promotion Region exceed **** in a given Fiscal Year;
     (iii) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Co-Promotion Region exceed **** in a given Fiscal Year; and
     (iv) a one time payment of **** for the first time in which Royalty-Bearing Net Sales of all Royalty-Bearing Product sold in the Co-Promotion Region exceed **** in a given Fiscal Year.
     (c) Calculation. More than one sales milestone can be earned in any given Fiscal Year, but each sales milestone can only be earned once.
     6.4 Running Royalties.
     (a) Base Rate for the Royalty Territory. During the Royalty Term, Allergan shall also pay to Spectrum as earned royalties on sales of Royalty-Bearing Product in the Royalty Territory the following royalty payments:
     (i) for the first **** of Royalty-Bearing Net Sales earned for Royalty-Bearing Product sold in the Royalty Territory in a Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales;
     (ii) for the next **** of Royalty-Bearing Net Sales earned for Royalty-Bearing Product sold in the Royalty Territory in the same Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales;
     (iii) for the next **** of Royalty-Bearing Net Sales earned for Royalty-Bearing Product sold in the Royalty Territory in the same Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales; and
     (iv) for any additional Royalty-Bearing Net Sales earned for Royalty-Bearing Product sold in the Royalty Territory in the same Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales.
     By way of example only, Schedule 6.4(a) provides an example of how the royalties will be calculated.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     (b) Base Rate for the Co-Promotion Region. If the Co-Promotion Agreement is terminated (subject to Section 10.2(c)), then for sales of Royalty-Bearing Product sold in the Co-Promotion Region following such termination of the Co-Promotion Agreement, during the Royalty Term, Allergan shall also pay to Spectrum as earned royalties on sales of Royalty-Bearing Product in the Co-Promotion Region at the following royalty payments:
     (i) for the first **** of Royalty-Bearing Net Sales earned for the Royalty-Bearing Product sold in the Co-Promotion Region in a Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales;
     (ii) for the next **** of Royalty-Bearing Net Sales earned for the Royalty-Bearing Product sold in the Co-Promotion Region in the same Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales;
     (iii) for the next **** of Royalty-Bearing Net Sales earned for the Royalty-Bearing Product sold in the Co-Promotion Region in the same Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales; and
     (iv) for any additional Royalty-Bearing Net Sales earned for Royalty-Bearing Product sold in the Co-Promotion Region in the same Fiscal Year, Allergan shall pay Spectrum a royalty at the rate of **** of such Royalty-Bearing Net Sales.
     (c) Calculations. Notwithstanding the terms of subsections (a) and (b) above:
     (i) no royalty payments shall be due for Royalty-Bearing Product which are sold and returned as defective, unusable, rejected by a purchaser or for which neither Allergan nor any of its Affiliates or its or their Sublicensees receives payment, and to the extent royalties have already been paid prior to such circumstances being made apparent, Allergan may credit such amounts previously paid against future royalties due;
     (ii) there shall only be a single payment of royalties at the amounts set forth in this Section 6.4 to Spectrum payable on any sale of Royalty-Bearing Product, regardless of the number of patent applications or patents which are involved; and
     (iii) no royalty payments shall be due for Royalty-Bearing Product which are used or provided to others by Allergan, its Affiliates or its or their Sublicensees solely for promotion (without consideration), research, conducting clinical trials, demonstration, evaluation, testing or training purposes.
     (d) No Patent Protection. If any Royalty-Bearing Product is sold in a country in the Allergan Territory in which (i) there is no Patent Protection, (ii) there is no Regulatory Exclusivity, and (iii) a Generic Product exists, then the royalty rates set forth in Sections 6.4(a) and (b) for such Royalty-Bearing Product shall be ****. “Generic Product” means, with respect to a Royalty-Bearing Product in the Field of Use in a particular country in the Allergan Territory, another pharmaceutical product that: (x) contains as an active ingredient Apaziquone;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and (y) is approved for use in such country (pursuant to 21 U.S.C. 355(b)(2), an ANDA, a separate NDA, compendia listing, other drug approval application or otherwise, including foreign equivalents of the foregoing, as applicable). “Patent Protection” means, in the country of sale in the Allergan Territory, that at least one of the claims of an issued and unexpired patent included within the Licensed Intellectual Property which would be infringed by the sale of the Royalty-Bearing Product in that country is in effect, and has not been revoked or held unenforceable or invalid by a final decision of a court or other governmental agency of competent jurisdiction having authority over said patent and that final decision is not appealed or unappealable (all claims are considered valid until so adjudicated and during prosecution of a patent application containing such claims) and is sufficient to prevent a Generic Product from being sold in such country. “Regulatory Exclusivity” means market exclusivity granted by a Governmental Authority designed to prevent the entry of Generic Product(s) onto the market in the Field of Use, including new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity and 180-day generic product exclusivity. The foregoing shall not apply for sales in the Co-Promotion Region as long as the Co-Promotion Agreement is in effect.
     (e) Royalty Term. Allergan’s royalty obligations under Sections 6.4(a) and (b) shall commence on the First Commercial Sale of a Royalty-Bearing Product and expire, on a country-by-country basis, on the date which falls on the later of the following conditions (the “Royalty Term”):
     (i) the expiration or earlier invalidation of all of the: (A) patents in the Licensed Intellectual Property issued as of the Effective Date claiming the composition of matter of, the formulation of, or the method of making or using, Royalty-Bearing Product in the Field of Use in such country; and (B) other patents in the Licensed Intellectual Property issued after the Effective Date but prior to the **** anniversary of the First Commercial Sale of a Royalty-Bearing Product in the Field of Use in the Co-Promotion Region which are: (I) issued prior to entry of a Generic Product in the country; (II) of sufficient breadth to block the entry of Generic Products in the country; and (III) claim the composition of matter of, the formulation of, or the method of making or using, Licensed Product in the Field of Use in such country (except for the Original Patent Rights, such patents covered by this subsection are “Extension Patents”);
     (ii) the **** anniversary of the First Commercial Sale of such Royalty-Bearing Product in the Field of Use in the Co-Promotion Region; or
     (iii) the expiration of all Regulatory Exclusivity covering such Royalty-Bearing Product in the Field of Use in such country.
     After the expiration of the Royalty Term in a particular country, but only if Allergan has fulfilled its payment obligations under this Article 6 in such country: (x) the licenses set forth in Section 2.1 in such country shall be deemed fully-paid up, perpetual and royalty-free; (y) Allergan may use such licenses in such country perpetually without additional royalties and

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milestone payments due; and (z) such licenses in such country shall survive expiration or termination of this Agreement regardless of cause.
     6.5 Royalty Payment Schedule. Within five (5) business days after the end of each Fiscal Quarter during which a Royalty-Bearing Product in the Field of Use is sold by Allergan, its Affiliates or its or their Sublicensees in the Royalty Territory, Allergan shall provide to Spectrum the estimated royalty payment calculation for Spectrum to complete its quarterly accounting close. Within forty-five (45) days after the end of each Fiscal Quarter during which a Royalty-Bearing Product in the Field of Use is sold by Allergan, its Affiliates or its or their Sublicensees in the Royalty Territory, Allergan shall deliver to Spectrum a detailed report, which shall include at least: (a) the net quantity sold, total sales, total to net deducts, and Royalty-Bearing Net Sales of Royalty-Bearing Product in the Field of Use for which royalties are due hereunder that it has sold in the prior Fiscal Quarter; (b) the calculation in U.S. dollars of royalty payments due hereunder with respect to such sales; and (c) the total due hereunder for such Fiscal Quarter, including deduction for any offsets. Simultaneously with the delivery of each such report, Allergan shall pay to Spectrum the amount specified in Section 6.5(c). Notwithstanding the foregoing, to the extent that Royalty-Bearing Net Sales also include Sublicensee Net Sales of Royalty-Bearing Product (including under Sections 6.3 and 6.4), Allergan shall have additional time as reasonably necessary to provide Spectrum with the information relating to such Sublicensee Net Sales of Royalty-Bearing Product in the foregoing report and payment or to determine whether the sales milestones have been met and subsequently make payments therefor.
     6.6 Development Costs. Except as set forth in the Co-Promotion Agreement, commencing with the Fiscal Quarter beginning January 1, 2009, and occurring each Fiscal Quarter thereafter, the Parties agree to pay the Development Costs for the development and Regulatory Approval of the Licensed Product in the Field of Use as follows: Allergan shall be responsible for sixty-five percent (65%) of Development Costs incurred by Spectrum and Allergan in performing their obligations hereunder, and Spectrum is responsible for thirty-five percent (35%) of the Development Costs incurred by Spectrum and Allergan in performing their obligations hereunder. Within the first five (5) business days of each Fiscal Quarter commencing on January 1, 2009, Allergan shall pay Spectrum quarterly in advance Allergan’s share of the estimated Development Costs which Spectrum is estimated to incur for such Fiscal Quarter (as set forth in the JDP). On a monthly basis the Parties agree to discuss the Development Costs incurred in the previous month and review tracking of actual Development Costs to estimated Development Costs. The Parties shall reconcile their respective applicable Development Costs, and will deliver to the other Party, by the third business day after the new Fiscal Quarter, the backup requested by such other Party to complete such other Party’s quarterly accounting close. The estimate provided by each Party on the third business day shall be materially correct as regards actual Development Costs incurred. Within thirty (30) days after the end of each Fiscal Quarter, Allergan will provide Spectrum with an invoice representing thirty-five percent (35%) of the Development Costs incurred by Allegan during the previous Fiscal Quarter and Spectrum will process a payment to Allergan within thirty (30) days following receipt of this invoice. Within thirty (30) days after the end of each Fiscal Quarter, Spectrum shall perform a true-up to determine its actual Development Costs incurred during the previous Fiscal Quarter. If the true-up reflects actual Development Costs incurred in excess of advances previously made by Allergan, Spectrum will provide Allergan with an invoice representing the excess and Allergan will process a payment to Spectrum within thirty (30) days following receipt of this invoice. If the true-up reflects actual Development Costs incurred less than advances previously made by Allergan, Spectrum will reduce their next quarterly advance from Allergan by the amount of the shortfall. Spectrum shall bear all Development Costs for development of the Licensed Product incurred prior to January 1, 2009. In the event of a Development Trigger after which Allergan delivers notice to Spectrum under Section 10.1 for Allergan to take over development, all of the Development Costs incurred by Allergan in performing the development and Regulatory Approval services itself shall also be borne by the Parties in the ratio(s) set forth in this Section 6.6.
     6.7 Currency of Payments. All payments under this Agreement will be made in U.S. dollars by electronic funds transfer to such bank accounts as each Party may designate from time to time, or by check. When Royalty-Bearing Product is sold for monies other than U.S. dollars, the exchange rate shall be determined based on the average daily exchange rate calculated by averaging the closing daily rate between the country in which the Royalty-Bearing Product was sold and the U.S., as obtained from Bloomberg or equivalent successor (absent manifest error therein), on a monthly basis during the Fiscal Quarter that Allergan records the sale for accounting purposes.
     6.8 Budget. Each Party shall spend the amount specified as required to be budgeted by such Party for performance of their obligations hereunder, as set forth in the applicable JDP, JSP and JMP. Each Party shall account for FTEs assigned to such Party under the JDP, pre-launch JMP or JSP at the FTE Rate.
     6.9 Books; Records. During the Term and for three (3) years thereafter, the Parties shall keep and maintain at their respective regular places of business complete and accurate books, records and accounts in accordance with the U.S. Generally Accepted Accounting Principles, or other accounting standards mandated by the U.S. Securities and Exchange Commission, in sufficient detail to reflect all amounts required to be paid under this Agreement, as well as any other books, records or accounts required to be maintained in connection with the Licensed Product under any applicable Law. Prior to destroying any books, records or accounts which are material to the Parties’ rights and obligations under this Agreement, a Party must seek prior written consent from the other Party, which consent may not be unreasonably withheld.
     6.10 Audits. During the Term and for three (3) years thereafter, each Party (including a firm of certified public accountants engaged for such purpose) shall have access to and the right to examine such relevant records and accounts that the other Party is required to maintain pursuant to Section 6.9 at such other Party’s premises for the sole purpose of verifying the payments owing such Party hereunder; provided, however, that any such examination: (a) shall be at the auditing Party’s expense; (b) shall be during normal business hours upon reasonable prior written notice which shall in no event be less than five (5) business days; and (c) shall not

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unreasonably interfere with such other Party’s operations and activities. Neither Party may re-audit the other Party’s records once audited. All information reviewed during any such examination shall be treated as Confidential Information of the other Party. The audited Party shall promptly pay the auditing Party any underpayment discovered in the course of such audit, together with interest at the rate specified in Section 6.15 accrued from the date due until paid. Notwithstanding subsection (a) above, if the audit uncovers an underpayment that is more than five percent (5%) of the amount payable for the period subject to such audit, the audited Party shall reimburse the auditing Party for its out-of-pocket expense of such audit.
     6.11 Offset. Either Party shall be entitled to offset from any payment due to the other Party under this Agreement any amounts due from the other Party and/or its Affiliates which such other Party fails to pay, including Indemnifiable Amounts (defined in Section 6.14 below). In the event of any offset under this Section, the Party making such offset shall provide receipts of payment of any withheld amounts or other Documents reasonably available to it in support of such offset.
     6.12 Stacking.
     (a) If, in order to make or have made, use, conduct clinical trials for, sell, offer for sale, have sold, import, export, or otherwise exploit a Final Licensed Product in the Allergan Territory, it is necessary for Allergan to take a royalty-bearing license under Intellectual Property Rights owned by a Third Party (excluding an Affiliate of Allergan), Allergan may deduct such amounts from amounts due hereunder; provided, however, that Spectrum shall have the first right to negotiate such Third Party license, provided that, if Spectrum does not obtain such license on a timely basis in view of the timeline and circumstance of the development and/or commercialization of the Licensed Product at such time, then Allergan shall have the right, upon ten (10) business days prior written notice to Spectrum, to obtain such license itself under reasonable terms.
     (b) To the extent that subsection (a) does not apply, if the Parties obtain and/or maintain a license under Intellectual Property Rights owned by a Third Party (excluding an Affiliate of Allergan) in order to make, have made, use, conduct clinical trials for, sell, offer for sale, have sold, import, export, or otherwise exploit the Licensed Product in the Field of Use in the Allergan Territory, then, except as provided in Section 6.14, payments made to such Third Party in exchange for the practice of such license by Allergan in the Allergan Territory shall be borne by Allergan, provided, however, that Allergan may deduct **** of the royalty payments to such Third Party from its payments due to Spectrum hereunder, including under the Co-Promotion Agreement, provided that such payments shall not reduce the royalties due to Spectrum under Section 6.4 by more than ****.
     6.13 Withholding Taxes. Notwithstanding anything to the contrary herein, in the event that withholding taxes apply with respect to any amounts due by Allergan hereunder, Allergan shall be entitled to withhold from any payment due to Spectrum under this Agreement any taxes that Allergan is required to pay and such withholding shall decrease by an equivalent amount the

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payment due to Spectrum. Allergan shall provide Spectrum with notification of any anticipated withholding requirements with as much advance notice as practicable and shall cooperate in good faith with Spectrum to legally minimize such withholding taxes. Allergan will timely pay to the proper governmental authority the amount of any taxes withheld and will provide Spectrum with an official tax certificate or other evidence of tax obligation, together with proof of payment from the relevant governmental authority sufficient to enable Spectrum to claim such payment of taxes.
     6.14 Spectrum’s Obligations. Spectrum shall be solely responsible for, and shall pay, any royalties or other payments due under the ****, the **** or any other license to the Licensed Intellectual Property existing as of the Effective Date. No royalties and other payments borne exclusively by Spectrum under this Section 6.14 shall be considered as a cost or expense under any JDP, JSP or JMP budget. Further, no Indemnifiable Amounts due under this Agreement shall be considered as a cost or expense, as part of any JDP, JSP or JMP budget. “Indemnifiable Amounts” as it is used herein means any amount payable to the other Party by way of an indemnification clause under this Agreement or other indemnification.
     6.15 Late Payment. If a Party does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a rate equal to LIBOR, as reported in the Wall Street Journal, plus one percent (1%) or the maximum rate allowable by applicable law, whichever is less.
ARTICLE 7
TRADEMARK ASSIGNMENT
     7.1 Assignment. Spectrum hereby assigns all right, title, and interest in and to the Acquired Trademarks, including the accompanying goodwill, pursuant to that certain trademark assignment agreement between the Parties dated as of the Effective Date identical to the form attached hereto as Schedule 7.1 (the “Trademark Assignment Agreement”). Allergan may, at its sole discretion, rebrand and rename the Licensed Product in connection with Allergan’s marketing, distribution and sale of the Licensed Product. Allergan shall be the sole and exclusive owner of any such brand or name and all Trademarks therein.
     7.2 No Use by Spectrum. Except as provided in the Co-Promotion Agreement, Spectrum shall make no use of the Acquired Trademarks, or any Trademark that includes any of the Acquired Trademarks or is confusingly similar thereto, or any of Allergan’s or its Affiliates’ Trademarks, on or in connection with any product or service anywhere in the world. Without limiting the generality of the foregoing, Spectrum shall not use any Trademark that is the same as, or similar to (so as to cause confusion in consumers), the Acquired Trademarks or any other Trademark used by Allergan or its Affiliates to market the Licensed Product. The foregoing shall not be construed as restricting Spectrum from making factual references to the Acquired Trademarks in its regulatory filings or to satisfy its legal and regulatory obligations. Unless otherwise agreed to by the Parties, within one hundred twenty (120) days after the Effective

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Date, Spectrum shall cease using the Acquired Trademarks and, thereafter, the JMC will shall have the authority to determine how the Licensed Product shall be referenced.
ARTICLE 8
INTELLECTUAL PROPERTY
     8.1 Ownership. The Parties agree as follows:
     (a) subject to the licenses granted herein during the Term of this Agreement, Spectrum retains ownership of all Spectrum Intellectual Property;
     (b) Allergan retains ownership of all Allergan Solely Developed Know How (subject to any licenses agreed upon pursuant to Sections 2.4, 2.5 and/or 13.2(c)(i)); and
     (c) subject to the licenses granted herein during the Term of this Agreement, the Joint Intellectual Property shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under United States patent and copyright laws, with each Party owning an undivided half interest in such Joint Intellectual Property, with the right to exploit and license such intellectual property without the duty of accounting to the other Party or seeking consent from the other Party. For the purpose of determining inventorship under this Section 8.1(c), inventorship shall be determined in accordance with United States patent and copyright laws.
     8.2 Prosecution.
     (a) Notice. Spectrum shall promptly notify Allergan in writing of the issuance of any patent in the Licensed Intellectual Property.
     (b) Prosecution. Spectrum at its expense shall diligently prosecute and maintain the patents and patent applications in the Licensed Intellectual Property (including in the Joint Intellectual Property) using counsel of its choice, which counsel shall also be subject to the reasonable approval of Allergan. Allergan and Spectrum shall consult in good faith with each other prior to any filings or other actions before the U.S. Patent and Trademark Office and other offices with respect to the patents and patent applications in the Licensed Intellectual Property (including the Joint Intellectual Property), including any continuations, and the Parties shall jointly make all decisions pertaining thereto. Allergan may request Spectrum to obtain patent protection for Licensed Intellectual Property (including the Joint Intellectual Property) and, if so requested, Spectrum shall cooperate and diligently file, prosecute and maintain such rights. Upon request, Spectrum shall promptly provide Allergan and its counsel with copies of all relevant documentation so that Allergan may be informed and apprised of the continuing prosecution of the patents and patent applications in the Licensed Intellectual Property (including the Joint Intellectual Property). In the event that Spectrum decides not to prosecute, or otherwise to abandon, a patent or application therefor relating to the Licensed Intellectual Property (including the Joint Intellectual Property) in a country in which it is required to do so, Spectrum shall send Allergan written notice of said decision at least ninety (90) days in advance of the action or payment due date. Allergan shall thereupon have the option to take over the patent or application, and Spectrum shall assign to Allergan all rights in such patent or application in such jurisdiction. In the event that Allergan takes over the prosecution and maintenance of the applicable patents and patent applications in the Licensed Intellectual Property (including the Joint Intellectual Property), Allergan may deduct Spectrum’s share of the Patent Expenses (defined below) from any amounts due hereunder, provided, however, that if Spectrum assigns such patent or application in such jurisdiction to Allergan, then Allergan shall bear the Patent Expenses for such patent or application at its sole expense.
     (c) Patent Expenses. “Patent Expenses” means the reasonable fees and expenses of outside counsel and payments to Third Parties incurred after the Effective Date in connection with the preparation, filing, prosecution and maintenance of patent applications and patents included in the Licensed Intellectual Property (including the Joint Intellectual Property) that cover the Licensed Product in the Field of Use in the Allergan Territory or its manufacture or use (including the costs of patent interference and opposition proceedings). Except as set forth in subsection (b), all Patent Expenses incurred for the protection of market exclusivity in the Allergan Territory shall be ****. Spectrum shall deliver to Allergan within sixty (60) days of the end of the Fiscal Quarter in which such Patent Expenses were incurred by Spectrum an accounting of all such Patent Expenses. Allergan shall reimburse Spectrum for its undisputed share within thirty (30) days of receipt thereof.
     (d) License Recordals. Should local counsel in a given country recommend that Allergan be appointed as a licensee of Spectrum for the patents and patent applications in the Licensed Intellectual Property (including the Joint Intellectual Property) and that such license be recorded with the appropriate patent office, then Spectrum at its expense (subject to Section 8.2(c) above) shall prepare and file the necessary documents subject to Allergan’s approval, which shall not be unreasonably withheld or delayed.
     8.3 Enforcement.
     (a) Notice of Infringement. If either Party learns of the actual, suspected, threatened or likely infringement or misappropriation of any of the Licensed Intellectual Property (including the Joint Intellectual Property), then that Party shall give written notice thereof to the other Party and shall provide the other Party with any evidence of such infringement or misappropriation in its possession.
     (b) Pre-Issuance. Where the suspected or actual infringement or other suspected or actual unauthorized use relates to the claims in a patent application in the Licensed Intellectual Property (including the Joint Intellectual Property) in the Allergan Territory for which no patent has yet been issued, Spectrum shall promptly give notice to the Third Party infringer of the publication of the patent application.
     (c) Infringement by Third Parties in the Allergan Territory.

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     (i) Allergan may, but shall be under no obligation to, unilaterally take, at its expense, any court or administrative action to enforce any suspected or actual infringement or other unauthorized use of the Licensed Intellectual Property (including the Joint Intellectual Property and including responding to Paragraph IV patent certifications) in the Allergan Territory. If Allergan takes such enforcement action, Spectrum may elect to join as a party in that action at Spectrum’s expense, provided that if Allergan does not have standing without Spectrum joining the action, Spectrum shall join the action at Allergan’s expense and hereby consents to the exercise of personal jurisdiction by the relevant courts.
     (ii) If Allergan fails to commence enforcement of a court or administrative action within ninety (90) days following the earlier of: (A) Allergan becoming aware of such matter at the level of direct reports to the Chief Executive Officer of Allergan; or (B) written request by Spectrum for Allergan to do so, then Spectrum may, but shall be under no obligation to, in its own name, and at its own expense, commence any court or administrative enforcement action Spectrum deems necessary. Notwithstanding the foregoing sentence, if there is a deadline to take that court or administrative action, then, at least one (1) week prior to such filing deadline, Allergan shall either commence such enforcement action or give written notice to Spectrum that it has declined to do so. If Spectrum commences such enforcement action and Spectrum requests Allergan to join as a party to that action, Allergan shall join as a party to that action at Spectrum’s expense and hereby consents to the exercise of personal jurisdiction by the relevant courts.
     (iii) If Allergan commences any such enforcement action, Allergan shall have the exclusive right to employ counsel of its own selection and to direct and control the litigation or any settlement thereof; provided, however, that Allergan shall not, without obtaining Spectrum’s prior written consent, settle any such actions in any way that would limit Spectrum’s rights in the Licensed Intellectual Property (including the Joint Intellectual Property). Allergan may reimburse itself for **** of the reasonable costs and expenses it incurs in enforcing any such action that relates to Licensed Product in the Allergan Territory by deducting such amounts from the royalties and milestone payments due to Spectrum hereunder. To the extent Allergan is paid any settlement amount or awarded damages, costs or expenses, Allergan may first apply such settlement or award to reimburse itself for all remaining reasonable costs and expenses it incurred in enforcing the action and Spectrum for all costs and expenses paid or deducted as set forth above (each Party shall receive such amounts on a pro rated basis). Any amount remaining after this reimbursement shall result in a payment to ****, calculated by applying the ****. However, if the Co-Promotion Agreement has not been terminated, for infringement in the Co-Promotion Region, the Parties shall ****.
     (iv) If Spectrum commences any such enforcement action, Spectrum shall have the exclusive right to employ counsel of its own selection and to direct and control the litigation or any settlement thereof; provided, however, that Spectrum shall not, without obtaining Allergan’s prior written consent, settle any such actions in any way that

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would limit Allergan’s rights hereunder. Spectrum may reimburse itself for **** of the reasonable costs and expenses it incurs in enforcing any such action that relates to Licensed Product in the Field of Use in the Allergan Territory by deducting such amounts from any payment due to Allergan, by including such amount in its calculation of PSMM to be reimbursed by Allergan, or, after the profit share arrangement has been terminated, by providing Allergan with an invoice therefor, which Allergan shall pay within thirty (30) days of its receipt. To the extent Spectrum is paid any settlement amount or awarded damages, costs or expenses, Spectrum may first apply such settlement or award to reimburse itself for all remaining reasonable costs and expenses it incurred in enforcing the action and Allergan for all costs and expenses paid or deducted as set forth above (each Party shall receive such amounts on a pro rated basis). Any amount remaining after this reimbursement shall result in a payment to ****, calculated by applying the ****, with the remainder paid to ****. However, if the Co-Promotion Agreement has not been terminated, for infringement in the Co-Promotion Region, the Parties shall ****.
     (v) In any suit or dispute involving any Third Party infringer, the Parties shall cooperate fully, and upon the request of the enforcing Party, the non-enforcing Party shall make available to the enforcing Party all relevant records, papers, information, samples, specimens, and the like which may be relevant and in its possession.
ARTICLE 9
CONFIDENTIAL INFORMATION
     9.1 Confidentiality Obligations.
     (a) Both Spectrum and Allergan acknowledge that, in furtherance of this Agreement, including the Co-Promotion Agreement, they have and will receive from the other Party certain Confidential Information.
     (b) All proprietary or confidential materials and information, whether oral or in writing, exchanged by the Parties or their Affiliates in furtherance of this Agreement (including the Co-Promotion Agreement) shall be considered confidential information of the disclosing Party or its Affiliates, including testing protocols, research, formulations, business methods and practices, information about the expertise of employees or consultants, other technical, business, financial, customer and product development plans, training materials and methods of training the sales force, identity and location of customers, supplier information, forecasts, strategies and similar information, prospective customers and suppliers, financial information, inventions, processes, Know How, methods, products, patent applications, specifications, drawings, sketches, models, samples, designs, ideas, technical information, and all other confidential business information and trade secrets (“Confidential Information”). This Agreement shall supersede the Mutual Confidentiality Agreement between Spectrum and Allergan, effective December 14, 2007, and all confidential information disclosed by a Party to the other Party thereunder shall be deemed Confidential Information of the disclosing Party under this

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Agreement.
     (c) Notwithstanding the foregoing, “Confidential Information” shall not include any information which was: (i) in the public domain at the time of disclosure; (ii) in the possession of the receiving Party at the time of disclosure to it whether prior to or during the Term of this Agreement, including the Co-Promotion Agreement, and not as a result of disclosure by or on behalf of the other Party, as evidenced by written records; (iii) received by the receiving Party from a Third Party who had a lawful right to disclose such information to it; or (iv) independently developed by the receiving Party without reference to Confidential Information of the other Party or its Affiliates, as evidenced by the receiving Party.
     (d) Each Party for itself and its Affiliates hereby acknowledges and agrees that all Confidential Information is proprietary to the disclosing Party or its disclosing Affiliates.
     (e) Each Party for itself and its Affiliates agrees: (i) to use Confidential Information disclosed by the disclosing Party or its Affiliates only for the purposes described herein, including the Co-Promotion Agreement; and (ii) to hold in confidence and protect such Confidential Information from dissemination to, and use by, any Third Party (except for Affiliates of such Party), except as may be permitted in this Agreement.
     (f) Neither Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the disclosing Party, in any manner whatsoever, disclose or communicate any Confidential Information received from the disclosing Party or its Affiliates to any employee, officer or director, subcontractor, agents, advisor, and/or consultants of the receiving Party or its Affiliates or to any other Third Party, except for those who need to know such information solely for the purpose of this Agreement (including the Co-Promotion Agreement) and who have been advised of and have agreed to treat such information in accordance with the terms of this Agreement (including the Co-Promotion Agreement). Each Party is responsible for any breach of this Article 9 by those to whom such Party or its Affiliates disclose the other Party’s or its Affiliates’ Confidential Information.
     9.2 Disclosure Required by Law. Nothing in this Agreement shall be construed as preventing or in any way inhibiting either Party or its Affiliates from disclosing Confidential Information of the other Party or its Affiliates or taking any other actions necessary to comply with applicable Laws (subject to the terms of Section 14.12 for press releases and public announcements). In the event a Party or its Affiliates shall deem it reasonably necessary to disclose Confidential Information belonging to the disclosing Party or its Affiliates under this Section 9.2, such Party or its Affiliates (a) shall to the extent possible give reasonable advance notice of such disclosure to the disclosing Party or its Affiliates in order that the disclosing Party or its Affiliates may seek an appropriate protective order, and barring such protective order, that a copy of such legally compelled disclosure or announcement is delivered to the disclosing Party or its Affiliates prior to dissemination, and (b) shall consider in good faith the disclosing Party’s or its Affiliates’ objections to such disclosure, including suggestions to redact Confidential Information, and take reasonable measures to seek confidential treatment of such information.

     9.3 Equitable Relief. Each Party and its Affiliates acknowledges that a breach of this Article 9 cannot reasonably or adequately be compensated in damages in an action at law and that such a breach shall cause the other Party irreparable injury and damage. By reason thereof, each Party and its Affiliates agree that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of the obligations relating to Confidential Information set forth herein by the other Party. Each Party and its Affiliates agree that the existence of any claim, demand, or cause of action of it against the other Party, whether predicated upon this Agreement, or otherwise, shall not constitute a defense to the enforcement by the other Party, or its successors or assigns, of the obligations relating to Confidential Information set forth herein.
     9.4 Independent Development; Residuals. Each Party acknowledges that the other Party may currently or in the future be developing information internally, or receiving information from Third Parties, that is similar to the Confidential Information. Accordingly, except as set forth in Section 2.6, nothing in this Agreement will be construed as a representation or agreement that the Parties will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the Licensed Product, concepts, systems or techniques contemplated by or embodied in the Confidential Information, provided that the Parties do not violate any of their obligations under this Agreement in connection with such development. Additionally, each Party shall be free to use the Residuals resulting from access to or work with the other Party’s Confidential Information for any purpose. The term “Residuals” means information in intangible form, retained in the unaided memory (without the assistance of notes or other memory aids and without any conscious attempt to memorize or refresh recollections) of Persons employed or retained by a Party who have had access to or worked with the Confidential Information, including ideas, concepts, know-how or techniques contained therein. The Parties shall not have any obligation to limit or restrict the assignment of such Persons or to pay royalties for any work resulting from the use of Residuals.
ARTICLE 10
CERTAIN REMEDIES; NOTICE RIGHT
     10.1 Development Trigger. In the event of a Development Trigger, in addition to all other remedies available to Allergan under this Agreement, at law, or in equity, if any, Allergan at its option, and with written notice to Spectrum (effective upon receipt), may select any or all of the following options; provided, however, that Allergan may only select the option provided in Section 10.1(c) if it also selects the option provided in Section 10.1(b):
     (a) take over control of all development activities;
     (b) **** or ****Spectrum’s **** or****associated with the ****and ****Allergan ****the ****and ****;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     (c) require Spectrum to **** Allergan ****all ****and ****is not ****Spectrum ****Allergan **** relating to the Licensed Product in the Field of Use in the Allergan Territory;
     (d) take over the **** relating to the Licensed Product in the Field of Use in the Allergan Territory under this Agreement. In such event, Allergan shall be ****; and
     (e) ****, rather than ****, shall have ****and ****as set forth in****Allergan’s ****shall be****Allergan’s ****shall be **** In addition****shall be ****to allow ****set forth ****as compared to the ****as of the ****Also, Allergan ****of the ****which ****and ****Spectrum’s ****.
     10.2 Change in Control Trigger. In the event of a Change in Control Trigger, Allergan at its option, and with written notice to Spectrum (effective upon receipt), may select any or all of the following options:
     (a) require Spectrum to **** Allergan **** all **** and **** is not **** Spectrum **** Allergan **** relating to the Licensed Product in the Field of Use in the Allergan Territory;
     (b) take over the **** relating to the Licensed Product in the Field of Use in the Allergan Territory under this Agreement. In such event, Allergan shall be ****;
     (c) **** with written notice to Spectrum**** written notification to Spectrum) within thirty (30) days of being notified by Spectrum of such Change in Control pursuant to Section 10.5. In the event Allergan **** as set forth above, ****In the event **** in lieu of the terms set forth in ****, the Parties ****, pursuant to the ****; and
     (d) ****, rather than ****, shall have **** and **** as set forth in **** Allergan’s **** shall be **** Allergan’s **** shall be **** In addition**** shall be **** to allow **** set forth **** as compared to the **** as of the **** Also, Allergan **** of the **** which **** and **** Spectrum’s ****.
     10.3 Co-Promotion Trigger. In the event that the Co-Promotion Agreement terminates, the following shall apply:
     (a) if the Co-Promotion Agreement terminates because Spectrum opts out of the Co-Promotion Agreement (pursuant to the terms thereof), then ****, Allergan may, upon written notice to Spectrum, require Spectrum to assign to Allergan the ownership of all NDAs, sNDAs, MMAs and other Regulatory Approvals relating to the Licensed Product in the Field of Use in the Co-Promotion Region; or
     (b) if the Co-Promotion Agreement terminates for any reason other than as set forth in subsection (a), then within three (3) months after the date of termination, Allergan may, upon written notice to Spectrum, require Spectrum to assign to Allergan the ownership of all NDAs, sNDAs, MMAs and other Regulatory Approvals relating to the Licensed Product in the Field of

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Use in the Co-Promotion Region.
     10.4 Clarification. Notwithstanding Allergan taking over control of development under Section 10.1 or 10.2, Spectrum shall still remain on the JDC and shall still be responsible for its payment obligations hereunder. However, to the extent that Allergan assumes development responsibilities pursuant to Section 10.1 or 10.2 of this Agreement, Spectrum or Spectrum’s successor in interest, as applicable, shall no longer be obligated to perform the services associated with such responsibilities.
     10.5 Notice. Spectrum shall provide Allergan with written notice of any bona fide discussions it has with a Third Party to acquire Spectrum through the consummation of a Change in Control; provided, however, that Spectrum shall not be obligated to disclose the identity of such Third Party or terms of the discussions. Spectrum shall provide written notice to Allergan thirty (30) days in advance of a closing of a transaction that will result in a Change in Control Trigger.
ARTICLE 11
REPRESENTATIONS, WARRANTIES AND COVENANTS
     11.1 Both Parties. Each of the Parties provides the following representations, warranties and covenants during the Term of this Agreement for this Agreement, including the Co-Promotion Agreement (collectively, “the Agreement” for the purposes of this Section 11.1):
     (a) Each Party hereby represents, warrants and covenants to the other Party that: (i) it has all requisite right, power and authority to enter into the Agreement on behalf of itself and its Affiliates and to perform its respective obligations hereunder and to cause its Affiliates to perform their respective obligations hereunder; (ii) the execution, delivery and performance by such Party of the Agreement has been duly authorized and approved by all necessary action by such Party; and (iii) assuming due authorization, execution and delivery by the other Party, the Agreement constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its respective terms.
     (b) Each Party represents, warrants and covenants to the other Party that the execution and delivery of the Agreement and the performance of such Party’s and its Affiliates’ obligations hereunder: (i) do not conflict with or violate any requirement of applicable Law as of the Effective Date; (ii) do not, and will not, conflict with or otherwise interfere with in such a manner as to result in a violation, breach, or default under or require any consent that has not been obtained under any Contract between such Party or any of its Affiliates and any Third Party; and (iii) there are no, and shall be no, liens, conveyances, mortgages, assignments, encumbrances, or other Contracts that would prevent or impair such Party’s or any of its Affiliates’ full and complete exercise of the terms and conditions of the Agreement.
     (c) Each Party hereby represents, warrants and covenants to the other Party that it and its Affiliates shall at all times comply with all applicable Laws relating or pertaining to their obligations under the Agreement.
     11.2 Licensed Intellectual Property: Ownership/Right to License; Non-Infringement; Validity. Spectrum represents, warrants and covenants that:
     (a) except to the extent that it would not cause a material adverse consequence, (i) as of the Effective Date, it is the sole and exclusive owner of all right, title and interest, in, to and under the Licensed Intellectual Property; (ii) other than Allergan’s interest in Joint Intellectual Property, it is the sole and exclusive owner of or has the sole and exclusive license to all right, title and interest, in, to and under the Licensed Intellectual Property incorporated in or used in manufacturing the Final Licensed Product, and (iii) other than Allergan’s interest in Joint Intellectual Property, it is the sole and exclusive owner of or has the sole and exclusive license to all right, title and interest, in, to and under the Extension Patents, in each case free and clear of any security interests, claims, encumbrances or charges of any kind;
     (b) it has sufficient rights to grant the licenses and rights granted herein, free and clear of any security interests, claims, encumbrances or charges of any kind;
     (c) it has not assigned and/or granted licenses, nor shall it assign and/or grant licenses, to the Licensed Intellectual Property to any Third Party that would restrict or impair the rights granted hereunder, and it has not granted to anyone any rights that cover the Licensed Product in the Field of Use in the Allergan Territory that remain in effect as of the Effective Date;
     (d) the making or having made, use, marketing, sale, offering for sale, import, export and other exploitation of Final Licensed Product in the Field of Use in the Allergan Territory does not, and shall not, infringe upon, misappropriate or otherwise violate any Intellectual Property Rights of any Third Party;
     (e) ****, as of the Effective Date: (i) the patents in the Original Patent Rights are valid and enforceable; (ii) to its actual knowledge, there is no reason why the claims that may issue from the patent applications in the Original Patent Rights would not be valid and enforceable; (iii) no Third Party has asserted that any Licensed Intellectual Property is invalid or not enforceable; and (iv) Spectrum has obtained assignment of the Original Patent Rights from the inventors named therein, and all such assignments of inventorship rights are valid and enforceable. As of the Effective Date, all applications, registrations, maintenance and renewal fees in respect of the Original Patent Rights have been paid and all documents and certificates required to be filed with the relevant agencies for the purpose of maintaining the Original Patent Rights have been filed. ****, all inventors who should have been listed in the Original Patent Rights as inventors have been listed in the Original Patent Rights as inventors. As of the Effective Date, none of the Licensed Intellectual Property was developed with federal or state funding from any Governmental Authority such that any Governmental Authority has any march in rights or other rights to use the Licensed Intellectual Property;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     (f) to its actual knowledge, no Third Party has infringed the Licensed Intellectual Property; and
     (g) it has provided to Allergan the patent searches, and ****.
     11.3 All Rights Granted. Spectrum represents, warrants and covenants that: (a) it shall not invoke any dominant patent or patent application owned or controlled by, or licensed to, Spectrum or its Affiliates to in any way restrict the rights and/or licenses granted to Allergan and its Affiliates under this Agreement (including the Co-Promotion Agreement); (b) the Licensed Intellectual Property licensed under Section 2.1(a) constitutes all of the Intellectual Property Rights that are necessary to make, have made, use, market, sell, offer for sale, have sold, import, export and otherwise exploit the Final Licensed Product in the Field of Use in the Allergan Territory; and (c) as of the Effective Date, Spectrum has delivered to Allergan copies of all material Documents relating to the development, manufacture and sale of Licensed Product in the Field of Use and other material Licensed Intellectual Property, and has made all applicable Spectrum employees involved in the development of material Licensed Intellectual Property available to Allergan to assist Allergan in understanding the data delivered to Allergan.
     11.4 No Law Suits. Spectrum represents, warrants and covenants that, as of the Effective Date, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature, judgment, decree, decision, injunction, writ or order pending or, to the knowledge of Spectrum’s senior management, threatened by, against or involving Spectrum, the Licensed Intellectual Property, or this Agreement, including the Co-Promotion Agreement, whether at law or in equity, before or by any Person. Spectrum shall provide notice of any of the foregoing to the extent they involve the Licensed Product, the Licensed Intellectual Property, or this Agreement, including the Co-Promotion Agreement. Allergan represents, warrants and covenants that, as of the Effective Date, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature, judgment, decree, decision, injunction, writ or order pending or, to the knowledge of Allergan’s senior management, threatened by, against or involving this Agreement, including the Co-Promotion Agreement, whether at law or in equity, before or by any Person. Allergan shall provide notice of any of the foregoing to the extent they involve this Agreement, including the Co-Promotion Agreement.
     11.5 Trademarks. Spectrum represents, warrants and covenants that as of Effective Date:
     (a) it is the sole and exclusive owner of all right, title and interest in the Acquired Trademarks, free and clear of any security interests, claims, encumbrances or charges of any kind;
     (b) it has not assigned and/or granted licenses to the Acquired Trademarks to any Third Party that would restrict or impair the rights granted hereunder;
     (c) Schedule 11.5(c) constitutes a complete and accurate list of all of trademark and

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

domain name applications and registrations for the Acquired Trademarks, both active and inactive;
     (d) **** no Third Party has asserted that the Acquired Trademarks are invalid or not enforceable;
     (e) **** all Acquired Trademarks that are registered trademarks or are the subject of pending trademark applications are in full force and effect, and all actions required to keep such registrations or application pending or in effect or to provide full available protection, including payment of filing and maintenance fees and filing of renewals, statements of use or affidavits of incontestability, have been taken, and no such applications or registrations are the subject of any opposition, cancellation, or other proceeding placing in question the validity or scope of such rights; and
     (f) **** Spectrum has received no notice that the use, presentation or display of the Acquired Trademarks on or in connection with the Licensed Product infringes or otherwise violates any Trademark or Intellectual Property Rights of any Third Parties. Spectrum is not aware of any circumstances likely to give rise to any claim of infringement or other violation of any Third Party’s Trademark by use of the Acquired Trademarks.
     11.6 Confidentiality. Except to the extent that it would not cause a material adverse consequence, Spectrum represents, warrants and covenants as of the Effective Date that all Know How known to Spectrum and relating to the Licensed Product in the Field of Use and all other Licensed Intellectual Property which has not been patented has been kept confidential, except for public disclosures customarily made in the industry, and all employees, consultants, agents and contractors of Spectrum and its Affiliates, or other Third Parties, to whom Spectrum has disclosed such Know How or other Licensed Intellectual Property have executed, and are subject to, confidential and proprietary information agreements that protect and limit the use and disclosure of the Licensed Intellectual Property in a manner comparable to the confidentiality and non-use provisions contained in Article 9.
     11.7 Regulatory Approvals. Spectrum represents, warrants and covenants as of subsections (a)-(d) below and Allergan represents, warrants and covenants as of subsection (e) below that:
     (a) as of the Effective Date, Spectrum has provided Allergan with all applicable details on the regulatory status of all Licensed Product in the Field of Use in the Allergan Territory, and Spectrum has provided copies of all clearances and applications therefor;
     (b) Spectrum is the owner of record of the Investigational New Drug Application (filed with the FDA) for the 611 Study and 612 Study, except to the extent that Allergan takes ownership pursuant to its rights under this Agreement;
     (c) with respect to all regulatory filings to obtain Regulatory Approvals for the Licensed Product in the Field of Use: (i) the data and information in the Spectrum Group’s

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

submissions were, are and shall be free from fraud or material falsity; (ii) the Regulatory Approvals have not been and will not be obtained either through bribery or the payment of illegal gratuities by the Spectrum Group; (iii) the data and information in the Spectrum Group’s submissions are, were and shall be accurate and reliable for purposes of supporting approval of the submissions; and (iv) the Regulatory Approvals shall be obtained without illegal or unethical behavior of any kind by the Spectrum Group; provided that Spectrum shall not be deemed to be in breach of this Section 11.7(c) if the violation of this Section 11.7(c) results from the action or omission of Allergan, its Affiliates or sublicensees;
     (d) as of the Effective Date, neither Apaziquone nor any of its corresponding active moieties (following enzymatic activation), nor any of the salts, esters, isomers, mixtures of isomers, complexes or derivatives of Apaziquone have been (i) previously approved as an active ingredient under section 505(b) of the FD&C Act, or (ii) authorized by the EMEA or other regulatory authorities in the EU; and
     (e) except for information provided by Spectrum, its Affiliates or sublicensees or others in the Spectrum Group, with respect to all regulatory filings to obtain Regulatory Approvals for the Licensed Product in the Field of Use: (i) the data and information in the Allergan Group’s submissions and modifications thereof shall be free from fraud or material falsity; (ii) the Regulatory Approvals will not be obtained either through bribery or the payment of illegal gratuities by the Allergan Group; (iii) the data and information in the Allergan Group’s submissions and modifications thereof shall be accurate and reliable for purposes of supporting approval of the submissions; and (iv) the Regulatory Approvals shall be obtained without illegal or unethical behavior of any kind by the Allergan Group; provided that Allergan shall not be deemed to be in breach of this Section 11.7(e) if the violation of this Section 11.7(e) results from the action or omission of Spectrum, its Affiliates or sublicensees.
     11.8 Professional Standards. Each Party represents, warrants and covenants that, with respect to the services provided hereunder to the other Party, it, its Affiliates and their respective employees, contractors and agents who perform services have the experience, capability and resources to efficiently and skillfully perform the services, and shall perform, where applicable, all such services in a professional and workmanlike manner and in accordance with the generally accepted then-current standards, forms, procedures and techniques established from time to time by the industry (including eCTD where applicable).
     11.9 No Conflict. Spectrum represents, warrants and covenants that: (a) no Contracts that it or its Affiliates may have with any Third Party provide such Third Party with any rights of first offer, rights of first refusal, or any other rights to make, have made, use, conduct clinical trials for, sell, offer for sale, have sold, import, export, or otherwise exploit the Licensed Product in the Field of Use in the Allergan Territory or the use of the Licensed Intellectual Property in connection with the making, developing or commercializing of the Licensed Product in the Field of Use in the Allergan Territory; and (b) it has received no notice from a Third Party of any suit, action, proceeding or arbitration pending or threatened against it that the proposed terms and conditions of this Agreement, including the Co-Promotion Agreement, and the Parties’

performance in accordance therewith, do or shall conflict or interfere with in a manner resulting in a breach or default under, or other violation of, any Contracts that Spectrum or its Affiliates may have with any Third Party.
     11.10 Additional Warranties. Spectrum represents, warrants and covenants that:
     (a) Apaziquone is a member of the series of compounds known as Indoloquinones licensed to Spectrum under the ****;
     (b) Spectrum dissolved its subsidiary known as NeoOncoRx, Inc. on January 23, 2003, and as a result, Spectrum was the sole licensee under the **** and no other Third Party has any claims as a licensee under the ****;
     (c) prior to the Effective Date, Allergan has been supplied with a true and correct copy of the **** and ****, together with all amendments, waivers or other changes thereto;
     (d) Spectrum has performed all obligations required to be performed by it in connection with the **** and ****, Spectrum is not in breach of the **** or **** as of the Effective Date, and Spectrum is not in receipt of any claim of default, cure notice or show cause notice under the **** or ****;
     (e) Spectrum has no present expectation or intention of not fully performing any material obligation pursuant to the **** or ****, and, to the knowledge of Spectrum, there is no current breach or anticipated breach by any other party to the **** or **** and Spectrum shall fully perform all material obligations pursuant to the **** and ****;
     (f) the **** and the **** are valid and enforceable in accordance with their terms, are in full force and effect, and there are no approvals or consents required to make the **** and the **** effective; and
     (g) as of the Effective Date: (i) Spectrum has provided complete and accurate factual responses to all material requests for information that were made by the Allergan Group prior to the Effective Date, and Spectrum has not omitted to supply Allergan with any material information in its possession concerning the Licensed Intellectual Property or Licensed Product in the Field of Use in the Allergan Territory or the transactions contemplated by this Agreement that would be material to Allergan’s decision to enter into this Agreement and undertake the commitments and obligations set forth in this Agreement; and (ii) the Data (as hereinafter defined) provided in writing to Allergan or its Affiliates by Spectrum relating to the Licensed Product has been accurate in all material respects and Spectrum has made no material misrepresentation or material omission in connection with such Data. “Data” means any and all research data, pharmacology data, preclinical data, clinical data and/or all other Documents, with respect to the Licensed Product that have been submitted, or are required to be submitted, to the FDA or EMEA in association with a Regulatory Approval.
     11.11 Licensed Product Warranties. For Licensed Product supplied to Allergan by

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Spectrum or its subcontractor’s prior to agreement on the supply agreement pursuant to Section 3.3(d), Spectrum represents, warrants and covenants that: (i) all Licensed Product are provided free of defects in materials and workmanship and manufacturing; (ii) all Licensed Product shall be manufactured in compliance with the applicable Specifications and shall be free and clear of all liens, security interests and encumbrances; (iii) Spectrum’s and it subcontractor’s manufacturing facilities will be in compliance, as applicable, with all GMP/QSR Regulations and ISO 13485:1996, EN 46001 requirements; and (iv) if applicable, no Licensed Product, at the time of delivery to Allergan, shall be adulterated or misbranded or an article which may not be introduced into interstate commerce within the meaning of the FD&C Act. Allergan represents, warrants and covenants that after such Licensed Product has been delivered to Allergan by or on behalf of Spectrum, Allergan shall (either by itself or through its subcontractor), prior to sale of the Licensed Product, store, handle and transport such Licensed Product under appropriate conditions in compliance with all applicable Laws.
     11.12 Inaccuracies. Without limiting either Party’s rights and remedies at law, in equity or under this Agreement, if, at any point in time (not just at the times when the warranties are deemed granted), either Party becomes aware of any inaccuracies in the foregoing warranties and representations, such Party shall promptly notify the other Party of such inaccuracies, with a detailed written explanation.
     11.13 DISCLAIMER OF ALL OTHER WARRANTIES. THE WARRANTIES SET FORTH IN THIS AGREEMENT AND THE CO-PROMOTION AGREEMENT ARE THE PARTIES’ ONLY WARRANTIES WITH RESPECT HERETO AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OTHERWISE.
ARTICLE 12
INDEMNIFICATION; LIMITATIONS ON LIABILITY; INSURANCE
REQUIREMENTS
     12.1 Indemnification By Spectrum. Except to the extent of any Losses covered by Section 12.2, Spectrum agrees to defend, indemnify and hold harmless Allergan, its Affiliates, and their respective directors, officers, employees, and agents (“Allergan Indemnitees”) from and against any and all Losses arising out of a Claim by a Third Party (other than an Affiliate of Allergan arising out of, resulting from or relating to: (a) any breach or alleged breach of a representation or warranty made by Spectrum in this Agreement, including the Co-Promotion Agreement; (b) any breach or alleged breach of any covenant of, or obligation required to be performed by, Spectrum contained in this Agreement, including the Co-Promotion Agreement; (c) any allegation regarding the negligent or willful act or misconduct of anyone in the Spectrum Group in connection with this Agreement, including the Co-Promotion Agreement; (d) when Spectrum has the right to conduct a Remedial Action under this Agreement, any allegation regarding Spectrum’s handling of such Remedial Action or Spectrum electing not to commence such Remedial Action; (e) any allegation regarding a Remedial Action relating to Spectrum’s products including those which contain Apaziquone; (f) any allegation that the development, manufacture, marketing, promotion, use, sale, import, export, distribution or any other exploitation of the Final Licensed Product in the Field of Use in the Allergan Territory, or the use of Licensed Intellectual Property existing as of the Effective Date in connection therewith, violates, infringes upon or misappropriates the Intellectual Property Rights of any Third Party; (g) any allegation that the use of the Licensed Intellectual Property (other than Allergan’s contributions to Joint Intellectual Property) as permitted herein misappropriates the Intellectual Property Rights of any Third Party; (h) any allegation that personal injury or death, or any damage to any property, was caused or allegedly caused by a manufacturing defect in any Licensed Product manufactured by Spectrum or for Spectrum by Third Parties; (i) any design defect in the Closed-System Packaging System that forms part of the Final Licensed Product (but expressly excluding the formulation of the Licensed Product); or (j) any violation by Spectrum of any Regulatory Approval involving the Licensed Product.
     12.2 Indemnification By Allergan. Except to the extent of any Losses covered by Section 12.1, Allergan agrees to defend, indemnify and hold harmless Spectrum, its Affiliates, and their respective directors, officers, employees, and agents from and against any and all Losses arising out of a Claim by a Third Party (other than an Affiliate of Spectrum) arising out of, resulting from or relating to: (a) any breach or alleged breach of a warranty made by Allergan in this Agreement, including the Co-Promotion Agreement; (b) breach or alleged breach of any covenant or obligation required to be performed by Allergan contained in this Agreement, including the Co-Promotion Agreement; (c) the negligent or willful act or misconduct of any of the Allergan Group in connection with this Agreement, including the Co-Promotion Agreement; (d) when Allergan has the right to conduct a Remedial Action under this Agreement, any allegation regarding Allergan’s handling of such Remedial Action or Allergan electing not to commence such Remedial Action; (e) any allegation that personal injury or death, or any damage to any property, was caused or allegedly caused by a manufacturing defect in any Licensed Product manufactured by Allergan or directly for Allergan by Third Parties (after Allergan assumes manufacturing responsibility under this Agreement; or (f) the violation by Allergan of any Regulatory Approval involving the Licensed Product.
     12.3 Procedure. A Party entitled to be indemnified under Sections 12.1 or 12.2 (the “Indemnified Party”) shall promptly notify the other Party liable for such indemnification (the “Indemnifying Party”) in writing of any Claim which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, including the Co-Promotion Agreement. Failure to promptly notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party of any such duty to so indemnify except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure. The Indemnifying Party shall have the right, but not the obligation, to control the defense of the Indemnified Party against any such Third Party Claim, utilizing counsel chosen in the Indemnifying Party’s sole discretion; provided, however, that the Indemnified Party may participate in any such defense, at its own expense, by separate counsel of its choice; provided further, that any such participation shall not limit the Indemnifying Party’s right to control such defense. Notwithstanding the foregoing, the Indemnifying Party: (a) shall not be entitled to have sole control over any Third Party Claim that seeks an order, injunction or other equitable relief against any Indemnified Party; and (b) shall obtain the prior written approval of the Indemnified Party before ceasing to defend against any Third Party indemnification Claim or entering into any settlement, adjustment or compromise of such Claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of its Affiliates. The Indemnified Party shall cooperate with the Indemnifying Party in the provision of any such defense by providing to the Indemnifying Party all such information, assistance and authority as may reasonably be requested by the Indemnifying Party.
     12.4 Allocation of Product Liability Risks. The Parties hereby agree that all Losses arising out of a Claim(s) by a Third Party (other than an Affiliate of either Party) asserted against a Party, its Affiliates, or their respective directors, officers, employees, and agents that result from, arise out of or relate to an allegation that personal injury or death, or any damage to any property, was caused or allegedly caused by any Licensed Product in the Field of Use in the Allergan Territory used or sold by or on behalf of either Party or their respective Affiliates or sublicensees, except to the extent such Claim is attributable to a matter covered under Section 12.1 or 12.2, shall be allocated between the Parties as follows: (a) within the Co-Promotion Region so long as the Parties continue to share product profit, **** (Spectrum: Allergan) and (b) in all other cases in the Allergan Territory, **** (Spectrum: Allergan). The Parties shall indemnify each other so as to allocate the Losses according to the preceding ratios. Each Party shall promptly notify the other Party in writing of any Claim which could give rise to the rights set forth in this Section 12.4. Failure to promptly notify the other Party of any such claim shall not relieve the other Party of any such duty to so indemnify except to the extent that the other Party can demonstrate actual loss and prejudice as a result of such failure.
     (a) Allergan shall have the first right, but not the obligation, to control the defense of any such Third Party Claim, utilizing counsel chosen in Allergan’s sole discretion (with the costs and expenses incurred by Allergan included in the calculation of the Losses subject to the ratio above); provided, however, that Spectrum may participate in any such defense, at its own expense (outside the ratios set forth above), by separate counsel of its choice; provided further, that any such participation shall not limit Allergan’s right to control such defense. Notwithstanding the foregoing, Allergan shall obtain the prior written approval of Spectrum before: (i) ceasing to defend against any such Third Party Claim (if Allergan elects to defend an action and, then, after commencement of the defense decides to no longer defend); and (ii) entering into any settlement, adjustment or compromise of such claim or demand involving injunctive or similar equitable relief being asserted against Spectrum or its Affiliates or an admission of liability by Spectrum or its Affiliates. Spectrum shall cooperate with Allergan in the provision of any such defense by providing to Allergan all such information, assistance and authority as may reasonably be requested by Allergan.
     (b) If Allergan does not initiate the defense of such Third Party Claim within sixty (60) days receiving such Claim, then Spectrum shall have the right to control such defense utilizing counsel chosen in Spectrum’s sole discretion (with the costs and expenses incurred by Spectrum included in the calculation of the Losses subject to the ratio above). In such event,

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Allergan may participate in any such defense, at its own expense (outside the ratios set forth above), by separate counsel of its choice; provided further, that any such participation shall not limit Spectrum’s right to control such defense. Notwithstanding the foregoing, Spectrum shall obtain the prior written approval of Allergan before: (i) ceasing to defend against any such Third Party Claim (if Spectrum elects to defend an action and, then, after commencement of the defense decides to no longer defend); and (ii) entering into any settlement, adjustment or compromise of such claim or demand involving injunctive or similar equitable relief being asserted against Allergan or its Affiliates or an admission of liability by Allergan or its Affiliates. Allergan shall cooperate with Spectrum in the provision of any such defense by providing to Spectrum all such information, assistance and authority as may reasonably be requested by Spectrum.

     12.5 Infringement Remedies. Without limiting Spectrum’s other obligations set forth herein, in the event that the development, manufacturing, marketing, use, sale, import, export, distribution or any other exploitation of the Final Licensed Product in the Field of Use in the Allergan Territory, or the use of Licensed Intellectual Property in connection therewith, is alleged to violate, infringe upon or misappropriate the Intellectual Property Rights of any Third Party, Spectrum shall, at its expense, obtain a license from such Third Party and shall have the first right to negotiate with such Third Party for such license, provided, however, that, if Spectrum does not obtain such license on a timely basis given the timeline and circumstance of the development and/or commercialization of the Final Licensed Product at such time, then Allergan shall have the right to, upon written notice to Spectrum, obtain such license itself under reasonable terms, and, if Allergan and Spectrum cannot obtain a license, Spectrum shall indemnify Allergan for any Losses arising in relation thereto.
     12.6 LIMITATIONS ON LIABILITY. EXCEPT FOR BREACH BY EITHER PARTY OF SECTIONS 2.6(a), (b) OR (c), OR ARTICLE 9, OR SPECTRUM’S REVOCATION OF ALLERGAN’S EXCLUSIVE AGENT STATUS UNDER SECTION 5.1(a)(ii), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, INCLUDING THE CO-PROMOTION AGREEMENT, OR FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS OR LOSS OF BUSINESS, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT, STATUTES, OR ANY OTHER LEGAL THEORY, AND WHETHER SUCH FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT. THE FOREGOING EXCLUSIONS OF DAMAGES ARE NOT INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS HEREUNDER TO THE EXTENT THAT THE THIRD PARTY (OTHER THAN ANY AFFILIATE OF THE INDEMNIFIED PARTY) CLAIMS COVERED BY SUCH OBLIGATIONS INCLUDE THE TYPE OF DAMAGES THAT ARE EXCLUDED HEREUNDER.
     12.7 Insurance.
     (a) At all times during the Term and for **** thereafter, Spectrum shall: (i) except as provided in subsection (ii), maintain Commercial General Liability (comparable to standard ISO general liability form) insurance (including bodily injury and property damage coverage and all of Spectrum’s indemnification obligations hereunder)) including coverages of: (A) products and completed operations; (B) premises —operations; and (C) broad form contractual liability at limits not less than **** during the pre-commercialization period, and **** during the commercialization period (collectively the “Spectrum Insurance Policies”); (ii) obtain and maintain the maximum available Extended Discovery Period insurance, if Spectrum terminates the Spectrum Insurance Policies during the Term; (iii) include Allergan as “Additional Insured” under the Spectrum Insurance Policies; (iv) provide, within thirty (30) days of Allergan’s request, Certificates of Insurance verifying insurance limits agreed upon as well as a thirty (30) day notice of cancellation, non-renewal, or material change; (v) maintain all risk Property

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

insurance at limits not less than ****; (vi) maintain Automobile Liability insurance with minimum limits of ****, combined single limits for bodily injury and property damage with coverage extending to all owned, hired and non-owned vehicles; and (vii) maintain adequate coverage as respects any clinical trial activity. Spectrum shall obtain all the insurance policies described in clauses (i) through (vii) from insurers having A.M. Best’s Ratings of A — VII or higher.
     (b) At all times during the Term and for **** thereafter, Allergan shall: (i) except as provided in subsection (ii), maintain Commercial General Liability insurance (including bodily injury and property damage coverage) including coverages of: (A) products and completed operations; (B) premises —operations; and (C) broad form contractual liability at limits not less than **** (collectively the “Allergan Insurance Policies”); (ii) obtain and maintain the maximum available Extended Discovery Period insurance if Allergan terminates the Allergan Insurance Policies during the Term; (iii) include Spectrum as “Additional Insured” under the Allergan Insurance Policies; (iv) provide, within thirty (30) days of Spectrum’s request, Certificates of Insurance verifying insurance limits agreed upon as well as a thirty (30) day notice of cancellation, non-renewal or material change; (v) maintain all risk Property insurance at limits not less than ****; and (vi) maintain Automobile Liability insurance with minimum limits of ****, combined single limits for bodily injury and property damage with coverage extending to all owned, hired and non-owned vehicles. Allergan shall obtain all the insurance policies described in clauses (i) through (vi) from insurers having A.M. Best’s Ratings of A — VII or equivalent.
ARTICLE 13
TERM AND TERMINATION
     13.1 Term. This Agreement shall continue until terminated as set forth herein (“Term”). If the Co-Promotion Agreement has been terminated (regardless of the cause) then, upon expiration of the Royalty Term in the last country of the Royalty Territory the following provisions shall be null and void and without further effect on either Party or its Affiliates: Articles 3, 4, 10 and 11 and Sections 2.5, 2.6, 2.7, 2.8, 2.9, 5.1(a)(i), (iii), (iv), (v), and (vi), 5.1(b)(ii) and (iii), 5.1(c), 5.2, 5.3, 5.4, 5.8, 5.9, 6.1 through 6.8 (inclusive), 6.12, 6.14, 6.15, 8.2 (except as it relates to Joint Intellectual Property), 8.3 (except as it relates to Joint Intellectual Property), 12.1 through 12.5 (inclusive, but only to the extent that the facts underlying the Claim arose after such expiration) and all the Schedules except for Schedule 1.1 and Schedule 7.1.
     13.2 Termination at Will. Allergan may terminate this Agreement at will by providing Spectrum with six (6) month’s prior written notice. Upon such termination, in addition to those provisions that survive the termination as set forth in Section 13.5 below, the following shall also apply:
     (a) the licenses granted to Allergan under Article 2 shall terminate after Allergan has completed the Inventory Sell-Off (as hereinafter defined);

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     (b) the Co-Promotion Agreement shall terminate in its entirety; and
     (c) Allergan shall negotiate in good faith with Spectrum the terms of a commercially reasonable agreement (which may be royalty bearing or one time payment as negotiated by the Parties) reflecting Allergan’s economic contribution to the manufacturing, development and commercialization of the Licensed Product in the Field of Use up to the date of such termination (considering all Allergan contributions (including both positive as well as negative factors) including obligations, commitments and payments made hereunder or as a result hereof such as upfront or milestone payments, whether the trademarks are included for marketed products) with respect to the Licensed Product in the Field of Use which negotiation shall include, but not be limited to the following:
     (i) a license under the Allergan Solely Developed Know How and Allergan’s rights under the Joint Intellectual Property, in each case only if such Intellectual Property Rights have been incorporated in the Licensed Product in the Field of Use, or the making or using thereof, as of the effective date of such termination, for Spectrum to develop and commercialize the Licensed Product in the Field in the Allergan Territory to the extent mutually agreeable to the Parties;
     (ii) Spectrum’s continued right to use the data and results generated under this Agreement for its manufacture, development and/or commercialization of the Licensed Product in the Field of Use anywhere in the world;
     (iii) assignment of regulatory filings and Regulatory Approvals relating to the Licensed Product in the Field of Use in the Allergan Territory that are in the name of Allergan, its Affiliates and sublicensees;
     (iv) assignment to Spectrum (to the extent mutually agreed between the Parties) to contracts entered into by Allergan in connection with the development, manufacturing and/or commercialization of the Licensed Product in the Field of Use in the Allergan Territory;
     (v) if, at time of such termination, Allergan has terminated Spectrum’s right and has itself assumed the responsibility to manufacture the Licensed Product pursuant to Section 3.3(f), and Spectrum has assumed all contracts entered into by Allergan in connection with the development, manufacturing and/or commercialization of the Licensed Product in the Field of Use in the Allergan Territory, then transfer of manufacturing responsibility to Spectrum, which shall include providing Spectrum with a copy of all of the then-current Know-How Controlled by Allergan necessary or useful for the manufacture of the Licensed Product and assignment to Spectrum of all supply contracts for the Licensed Product or otherwise to enable Spectrum to procure supply of the Licensed Product in the Field of Use in the Allergan Territory; and

     (vi) Spectrum’s purchase from Allergan all of the inventory of the Licensed Product held by Allergan as of the date of termination at a price equal to one hundred percent (100%) of Allergan’s actual costs in procuring such Licensed Product, but only to the extent such costs have not been already paid or reimbursed by Spectrum.
     13.3 Material Breach.
     (a) In the event that Spectrum materially breaches this Agreement, and fails to cure such breach within sixty (60) days of receipt of written notice thereof specifying the breach in detail from Allergan, unless such breach cannot be cured within the sixty (60) day period, in which case Spectrum shall have undertaken good faith efforts to cure such breach within such sixty (60) day period and diligently prosecuted such cure to prompt completion, then Allergan shall have the right to seek all available remedies under this Agreement, at law or in equity. Notwithstanding the foregoing, termination shall only be available as a remedy for such uncured material breaches by Spectrum if the uncured material breach results in a material adverse impact on Allergan or its Affiliates such that termination is the only reasonable remedy. This Section 13.3(a) shall not limit Allergan’s right to terminate under Section 13.2.
     (b) In the event that Allergan materially breaches this Agreement, and fails to cure such breach within sixty (60) days of receipt of written notice thereof specifying the breach in detail from Spectrum, unless such breach cannot be cured within the sixty (60) day period, in which case Allergan shall have undertaken good faith efforts to cure such breach within such sixty (60) day period and diligently prosecuted such cure to prompt completion, then Spectrum shall have the right to seek all available remedies under this Agreement, at law or in equity except that Spectrum may not under any circumstance (whether for breach, uncured breach, material breach or uncured material breach) (i) terminate this Agreement; and/or (ii) seek or enforce injunctive relief which interferes with the scope or use of the license granted in Section 2.1(a).
     13.4 365(n). THE PARTIES INTEND FOR THIS AGREEMENT AND THE LICENSES GRANTED HEREIN TO COME WITHIN SECTION 365(n) OF THE U.S. BANKRUPTCY CODE AND, NOTWITHSTANDING THE BANKRUPTCY OR INSOLVENCY OF SPECTRUM, THIS AGREEMENT AND THE LICENSES GRANTED HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT SO LONG AS ALLERGAN IS IN MATERIAL COMPLIANCE WITH THE TERMS AND CONDITIONS HEREOF.
     13.5 Effect of Termination. Upon any termination of this Agreement under Section 13.2 or 13.3(a):
     (a) the following provisions shall survive: Articles 1, 9, 12 (to the extent any Loss arises prior to the effective date of such expiration or termination) and 14, Sections 2.4, 5.1(a)(ii) (except that if Allergan terminates this Agreement at will, the appointment of Allergan as Spectrum’s agent shall be deemed terminated on the effective date of termination), 5.5, 5.6, 5.7, 6.9, 6.10, 6.11, 6.13, 6.15, 8.1, 8.2 (as it relates to Joint Intellectual Property only), 8.3 (as it relates to Joint Intellectual Property only), 13.1, 13.2, 13.3 and 13.5 and Schedule 1.1. In addition, if Allergan terminates this Agreement under Section 13.3(a), or if the licenses become fully paid up, then Sections 2.1, 2.2, 2.3, 2.5, 2.8 and 2.9 (on a fully paid up basis) shall also survive any termination of this Agreement;
     (b) unless otherwise agreed in writing by the Parties, Spectrum shall promptly deliver to Allergan or destroy (at Allergan’s sole discretion) all Confidential Information of Allergan, subject to Spectrum retaining a copy of such Confidential Information for legal archival purposes only and/or as may be required by Law;
     (c) if Allergan terminates this Agreement at will under Section 13.2, unless otherwise agreed in writing by the Parties, Allergan shall promptly deliver to Spectrum or destroy (at Spectrum’s sole discretion) all Confidential Information of Spectrum, subject to Allergan retaining a copy of such Confidential Information solely as may be reasonably necessary for Allergan to perform under subsection (e) below and for legal archival purposes and/or as may be required by Law;
     (d) the Co-Promotion Agreement shall automatically terminate upon termination of this Agreement;
     (e) termination of this Agreement shall not release either Party from the obligation to make payment of all amounts then due and payable; and
     (f) if Allergan terminates this Agreement at will under Section 13.2, Allergan shall be permitted to sell any inventory of the Licensed Product (to the extent not purchased by Spectrum under Section 13.2(c)(vi)) in the Field of Use in its (or its Affiliates’ or licensees’) possession or in production at the time of termination (the “Inventory Sell-Off”) and the licenses shall continue on a non-exclusive basis until all such units have been sold, provided Allergan continues to pay the applicable royalty, Spectrum’s share of product profits, and, if applicable, sales milestones, on resulting applicable Royalty-Bearing Net Sales of Royalty-Bearing Product in the Royalty-Bearing Territory (and Co-Promotion Region, if applicable under Section 6.4(b)).
ARTICLE 14
MISCELLANEOUS
     14.1 Relationship of Parties. The relationship of the Parties established by this Agreement is solely that of independent contractors, and nothing shall be deemed to create or imply any employer/employee, principal/agent, partner/partner or co-venturer relationship, or that the Parties are participants in a common undertaking. Except as permitted in Section 5.1(a) regarding Allergan’s role as authorized agent, neither Party shall have the right to direct or control the activities of the other Party or incur, assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party or bind such other Party to any obligation for any purpose whatsoever.

     14.2 Force Majeure Event.
     (a) Neither Allergan nor Spectrum shall be considered in default in performance of their obligations hereunder to the extent that performance is delayed, hindered or prevented by a Force Majeure Event, but only to the extent and only for the period that its performance of such obligations is prevented by the Force Majeure Event. “Force Majeure Event” means any event or condition, not existing as of the date of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of the affected Party, which prevents in whole or in material part the performance by the affected Party of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable, including without limitation riots, civil or military disturbances, war, strikes, lockouts, labor slowdowns or stoppages, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning, and explosion. The Party claiming relief under this Section 14.2 shall promptly notify the other Party in writing, but in no event later than ten (10) calendar days of the occurrence, should any such cause arise and shall promptly take steps to remedy any delay or failure in performance upon removal of the circumstances causing such delay or failure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute. For clarity, the Development Trigger shall not be extended by reason of this Section 14.2.
     (b) During the period that the performance by one of the Parties of its obligations under this Agreement has been suspended by reason of a Force Majeure Event, the other Party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.
     14.3 Entire Agreement. This Agreement, including the Schedules (including the Co-Promotion Agreement) attached hereto and incorporated as an integral part of this Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, relating to such subject matter in any way.
     14.4 No Waiver; Amendment. No waiver of any term or condition of this Agreement shall be valid or binding on any Party unless agreed to in writing by the Party to be charged. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter. This Agreement may not be amended or modified except by the written agreement of the Parties.
     14.5 Partial Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The Parties agree to renegotiate in good faith, or request the court to rewrite, any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the Parties.
     14.6 Assignment. This Agreement shall be binding upon and shall inure to the benefit of, the Parties and their Affiliates and their respective successors and permitted assigns. Except as expressly provided in this Agreement, Spectrum and its Affiliates may not assign any rights or delegate any duties under this Agreement to any Third Party without the prior written consent of Allergan, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Spectrum may freely assign all of its rights and obligations hereunder to an Affiliate of Spectrum if Spectrum guarantees the performance of such Affiliate. Spectrum may also freely assign all of its rights and obligations hereunder as part of a merger, consolidation or sale of all or substantially all of the stock or assets of Spectrum, or sale of the business of Spectrum or the business relating to activities under this Agreement, without Allergan’s consent. Allergan may freely assign its rights hereunder to an Affiliate of Allergan; provided, however, that Allergan guarantees the performance of such Affiliate. Allergan may also freely assign all of its rights and obligations hereunder as part of a merger, consolidation or sale of all or substantially all of the stock or assets of Allergan, or sale of the business of Allergan or the business relating to activities under this Agreement, without Spectrum’s consent. All other assignments of this Agreement by Allergan shall be subject to Spectrum’s prior written consent, not to be unreasonably withheld, delayed or conditioned. Any attempted assignment without such consent shall be null and void.
     14.7 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with the laws of the State of New York, without reference to rules of conflicts or choice of laws, except that the federal law of the United States of America shall apply to question regarding the validity, infringement or enforceability of United States federal patent, copyright and trademark rights relating in any way to this Agreement. The Parties agree to submit to the jurisdiction of the state or federal courts (as applicable) in New York.
     14.8 Remedies. The exercise of any remedies hereunder shall be cumulative and in addition to and not in limitation of any other remedies available to such Party at law or in equity.
     14.9 Further Assurances. Each Party agrees to cooperate fully with the other and execute such instruments, documents and agreements and take such further actions to carry out the intents and purposes of this Agreement.
     14.10 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.
     14.11 Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given: (a) when personally delivered or sent by confirmed telecopy (with hard copy to follow); (b) one (1) business day after sent by reputable overnight express courier (charges prepaid); or (c) five (5) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, such notices to Spectrum and Allergan shall be sent to the addresses indicated below:
If to Allergan:	Allergan Sales, LLC 2525 Dupont Drive Irvine, CA 92612 Attn: General Counsel Facsimile No.: (714) 246 6987

Allergan USA, Inc. 2525 Dupont Drive Irvine, CA 92612 Attn: General Counsel Facsimile No.: (714) 246 6987

Allergan, Inc. 2525 Dupont Drive Irvine, CA 92612 Attn: General Counsel Facsimile No.: (714) 246 6987

and

Dorsey & Whitney, LLP 38 Technology Drive Irvine, CA 92618 Attn: David Hayes, Esq. Facsimile No.: (949) 932-3601

If to Spectrum:	Spectrum Pharmaceuticals, Inc. 157 Technology Drive Irvine, CA 92618 Attn: Legal Counsel Facsimile No.: (949) 788-6706

with a copy to:

Cooley Godward Kronish LLP 5 Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 Attn: Robert L. Jones, Esq. Facsimile No.: (650) 849-7400

     14.12 Press Releases and Announcements. The Parties shall jointly issue a press release concerning the transactions contemplated by this Agreement, with the prior written consent of each Party, upon execution of this Agreement. Except as set forth in the preceding sentence, neither Party may issue any press release or make any public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other Party (except for filings made to the U.S. Securities and Exchange Commission or similar requirements under applicable Law in which case the Party proposing to make such release or announcement will allow the other Party a reasonable opportunity to review and comment on such release or announcement in advance of such issuance and will redact any copies of this Agreement (including the Co-Promotion Agreement) to the extent reasonably permitted by applicable Law). Notwithstanding the foregoing, any such release noted in the preceding sentence will be limited in its disclosure, based on advice of legal counsel, only to information that is required for such disclosing Party to be in compliance with applicable Law. Neither Party may disclose any information regarding the prospective or expected or potential sales of Licensed Product without the prior written consent of the other Party, at its sole discretion. Spectrum may not issue any publications concerning the Licensed Product in the Field of Use, and, except as provided by Law or in the Co-Promotion Agreement, Spectrum shall make no use of Allergan’s name or the Allergan Trademarks (as that term is defined in the Co-Promotion Agreement).
     14.13 Use of Subcontractors. Each Party will remain obligated for the performance of its obligations under this Agreement notwithstanding its use of subcontractors as permitted herein, and, as between the Parties, Allergan shall be responsible for its subcontractors and Spectrum shall be responsible for its subcontractors to the same extent as each Party is responsible hereunder.
[Signature page to follow]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the Effective Date.

ALLERGAN SALES, LLC
By:	/s/ Jeffrey L. Edwards
	Name:	Jeffrey L. Edwards
	Title:	Vice President and Chief Financial Officer

ALLERGAN USA, INC.
By:	/s/ Jeffrey L. Edwards
	Name:	Jeffrey L. Edwards
	Title:	Vice President and Chief Financial Officer

ALLERGAN, INC.
By:	/s/ Jeffrey L. Edwards
	Name:	Jeffrey L. Edwards
	Title:	Executive Vice President, Finance and Business Development, Chief Financial Officer

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Rajesh C. Shrotriya
	Name:	Rajesh C. Shrotriya
	Title:	Chief Executive Officer and President

Schedule 1.1
Definitions
     (a) “611 Study” means the Phase III study as detailed within the current study protocol filed with the FDA under ****.
     (b) “612 Study” means the Phase III study as detailed within the current study protocol filed with the FDA under ****.
     (c) “Acquired Trademarks” means the Trademarks listed on Schedule 7.1, Exhibit A.
     (d) “Affiliate” means, with respect to a party, any Person (other than an individual) that currently or in the future is directly or indirectly controlled by, under common control with, or that controls such party. For the avoidance of doubt, any such Person shall cease to be an “Affiliate” of such party under this Agreement when such Person is no longer directly or indirectly controlled by, under common control with, or controlling such party. For purposes of this definition, “controls,” “control” and “controlling” mean the direct or indirect ownership or control (whether through contract or otherwise) of shares entitled to more than fifty percent (50%) of the vote for the election of directors in the case of corporate entities and in the case of non-corporate entities, more than fifty percent (50%) of the equity interest with the power to direct management policies, or the direct or indirect power to direct or cause the direction of the management or policies of the party.
     (e) “Allergan Group” means Allergan, its Affiliates and/or their respective employees, agents and Third Party independent contractors.
     (f) “Allergan Solely Developed Know How” means all Know How (and all Intellectual Property Rights therein) conceived or developed during the Term of this Agreement solely by the Allergan Group (without the participation of the Spectrum Group or funding by Spectrum or its Affiliates) in the course of Allergan’s performance of its obligations under the Agreement which relate to, or are necessary or useful to manufacture, have manufactured, use, sell, offer for sale, have sold, import, export or otherwise exploit the Licensed Product or manufacture Apaziquone (including submitting for Regulatory Approval).
     (g) “Allergan Territory” means, collectively, the Royalty Territory and the Co-Promotion Region.
     (h) “ANDA” means Abbreviated New Drug Application, as defined in the FD&C Act.
     (i) “Anticipated Approval Date” means the then-current date of expected first Regulatory Approval (as well as any pricing and reimbursement approval, if necessary) for the Licensed Product in the Field of Use in the Co-Promotion Region as determined by the JMC.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

S1.1-1

     (j) “Apaziquone” means the compound having the structure set forth on Exhibit A to this Schedule 1.1.
     (k) “Asia” means Bangladesh, Bhutan, Brunei, Burma (Myanmar), Cambodia, China, Hong Kong, India, Indonesia, Japan, North Korea, Laos, Macao, Malaysia, Maldives, Mongolia, Nepal, Pakistan, Philippines, Qatar, Singapore, South Korea, Sri Lanka, Taiwan, Thailand, and Vietnam, as their boundaries are defined as of the Effective Date, and including any successors of the foregoing countries to the extent within the boundaries of the countries set forth above as of the Effective Date.
     (l) “BCG Refractory” means a case of bladder cancer that ****.
     (m) “BCG Refractory Indication” means the intravesical use of the Licensed Product for the treatment of BCG Refractory.
     (n) “BCG Refractory Study” means pre-clinical studies and clinical trials designed specifically to support the application for Regulatory Approval of the Licensed Product for use in the BCG Refractory Indication.
     (o) “****” means ****.
     (p) “Change in Control” means, with respect to a Party, (i) any sale, assignment or other transfer of such Party’s voting securities by an equity holder resulting in any Third Party owning, directly or indirectly, securities which comprise more than fifty percent (50%) of such Party’s outstanding voting securities, (ii) the sale, assignment or other transfer of all or substantially all of such Party’s assets (determined on a consolidated basis) to any Third Party, (iii) the issuance or sale of voting securities, or any merger, consolidation, combination, reorganization, recapitalization or other transaction or series of related transactions that results in the ownership by any Third Party prior thereto owning, directly or indirectly, securities which comprise more than fifty percent (50%) of such Party’s outstanding voting securities, or (iv) acquisition by a Third Party of the direct or indirect power to cause the direction of the management or policies of such Party.
     (q) “Change in Control Trigger” means a Change in Control with respect to Spectrum.
     (r) “Claim” means any claim, action, demand, inquiry or investigation.
     (s) “Closed-System Packaging” ****, an example of which is illustrated in Exhibit B to Schedule 1.1.
     (t) “Confidential Information” has the meaning set forth in Section 9.1.
     (u) “Contract” means any contract, agreement, license, commitment, guarantee, undertaking, memorandum of understanding, memorandum of agreement and any other

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

S1.1-2

understanding or arrangement, whether written or oral.
     (v) “Control” or “Controlled” means, with respect to any Know How or Intellectual Property Rights, that a Party owns or has a license to.
     (w) “Co-Promotion Agreement” has the meaning set forth in Section 3.4(a).
     (x) “Co-Promotion Region” means the United States of America and its territories and possessions, including Puerto Rico, Guam and the Virgin Islands.
     (y) “Development Costs” means the costs that are included in the JDP (including regulatory filing fees in the Co-Promotion Region) that are actually incurred by a Party or for its account and that are specifically attributable to the development of the Licensed Product in the Field of Use pursuant to such Party’s obligations under the applicable JDP in the Co-Promotion Region, provided that such costs are less than or equal to the amount specified therefor in the budget associated with such JDP. Development Costs shall include out-of-pocket costs actually incurred by each Party, and all internal costs (including FTE expenses calculated using the then-current FTE Rate) incurred by a Party in connection with the development of the Licensed Product in the Field of Use, which are specified in the JDP.
     (z) “Development Trigger” means any or all of the following: (i) Spectrum materially breaches any of its development obligations (and fails to cure after **** written notice thereof from Allergan); (ii) the screen failure rate for the 611 Study or 612 Study is equal to or greater than ****; (iii) Spectrum fails to achieve the last patient enrolled by at least **** after the final specified Last Patient Enrollment (“LPE”) date for the 611 Study or 612 Study as set forth in the 611 Study and 612 Study JDP attached to this Agreement as of the Effective Date; (iv) Spectrum fails to achieve the last patient enrolled by at least **** after the final specified LPE date for the BCG Refractory Study as set forth in the BCG Refractory Study JDP attached to this Agreement as of the Effective Date; (v) Spectrum materially breaches Section 3.1(c); or (vi) a Force Majeure Event has occurred materially affecting Spectrum’s performance obligations pertaining to development for a period of **** or longer.
     (aa) “Documents” means the original and all non-identical copies or reproductions of any written, printed, typed or recorded matter, including letters, correspondence, facsimile, emails, memoranda, instructions, reports, studies, surveys, minutes, pamphlets, notes, records, charts, writings, drawings, tabulations, and accounting records, as well as all licenses, permits and certificates from federal, state, local and foreign authorities.
     (bb) “****” means ****.
     (cc) “eCTD” means the electronic common technical document, as specified by the applicable Governmental Authority.
     (dd) “EMEA” means the European Medicines Agency.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

S1.1-3

     (ee) “EU” means the European Union.
     (ff) “EU Marketing Clearance” means Regulatory Approval of a Licensed Product (which in final form is in Closed-System Packaging) in the Field of Use in the EU, including MAAs.
     (gg) “Extension Patents” has the meaning set forth in Section 6.4(e).
     (hh) “FDA” means the United States Food and Drug Administration, or any of its successor agencies.
     (ii) “FD&C Act” means the United States Federal Food, Drug and Cosmetics Act, as amended from time to time, and the regulations promulgated thereunder.
     (jj) “Field of Use” means use for the treatment of bladder cancer, or pre-bladder cancer, conditions.
     (kk) “Final Licensed Product” means the then-current Licensed Product (in Closed-System Packaging) in any stages of development during the Term up to and including the Licensed Product first sold in commercial quantities to the public as an approved product by Allergan in the Field of Use in the Co-Promotion Region and the EU.
     (ll) “First Commercial Sale” means sale of a Licensed Product in the Field of Use, after product launch, for value.
     (mm) “Fiscal Quarter” means each calendar quarter within each Fiscal Year.
     (nn) “Fiscal Year” means January 1st through December 31st of any year.
     (oo) “FTE” means the equivalent of one person working full time for one twelve (12)-month period in a research, development, commercialization, regulatory or other relevant capacity, approximating **** hours per year. For clarity, a single individual who works more than **** hours in a single year shall be treated as one FTE regardless of the number of hours worked.
     (pp) “FTE Rate” means an initial annual rate of **** per FTE. The FTE Rate for each FTE shall include compensation and ****; but shall not include any costs described above specifically and forming a part of the independent line items of the JDP budget and reimbursed as such. The FTE Rate shall be adjusted annually to reflect ****.
     (qq) “Generic Product” has the meaning set forth in Section 6.4(d).
     (rr) “GMP/QSR Regulations” shall mean the Good Manufacturing Practices/Quality System Regulations set forth in 21 C.F.R. Section 820.
     (ss) “Governmental Authority” means any legislative, executive, judicial, regulatory

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

S1.1-4

or administrative unit of any governmental entity (multinational, foreign, federal, state or local) or any department, commission, board, agency, bureau, ministry, official, arbitrator (public) or other similar body exercising executive, legislative, regulatory, administrative or judicial authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by any of the foregoing to perform any such functions.
     (tt) “Indications” means the Initial Indication and the BCG Refractory Indication.
     (uu) “Initial Indication” means the intravesical instillation of a Licensed Product into the bladder for the treatment of non-muscle invasive bladder cancer, administered immediately ****after transurethral resection.
     (vv) “Intellectual Property Rights” means any and all intellectual property and industrial design rights, whether protected, created or arising under the Laws of the United States or any other foreign jurisdiction, including the following: (i) patents, patent applications (along with all patents issuing thereon), statutory invention registrations, divisions, continuations, continuations-in-part, substitute applications of the foregoing and any extensions, reissues, restorations and reexaminations thereof, and all rights therein provided by international treaties or conventions; (ii) copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof, and all rights therein whether provided by international treaties or conventions or otherwise; (iii) trade secrets; and (iv) all other applications and registrations related to any of the rights set forth in the foregoing clauses (i) — (iii) above. As used in this Agreement, the term “Intellectual Property Rights” expressly excludes Trademarks.
     (ww) “JDP” is defined in Section 3.1(a).
     (xx) “Joint Intellectual Property” means all Know How, and all Intellectual Property Rights therein, that is: (i) not Allergan Solely Developed Know How or Spectrum Intellectual Property but that is conceived or developed jointly by one or more of the Allergan Group and one or more of the Spectrum Group under or in performance of this Agreement, including the Co-Promotion Agreement, and during the Term of this Agreement; or (ii) conceived or developed solely by or on behalf of either Party (without the participation of the other Party, or their Affiliates, or their respective employees, agents and Third Party independent contractors) but funded, at least in part, by the other Party under or in performance of this Agreement, including the Co-Promotion Agreement, and during the Term of this Agreement.
     (yy) “Know How” means, individually and collectively, the data, information, discoveries, conceptions, ideas, inventions, innovations, improvements, enhancements, modifications, technological developments, processes, procedures, methods, techniques, systems, designs, protocols, formulae, formulations, molecules, compounds, compositions, specifications, trade secrets, know how, show how, test results, studies, analyses, raw material sources, samples, production technology, results of research and development, programs and information and works of authorship, and all recordings, graphs, drawings, reports, analyses, and other

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

S1.1-5

Documents and other information in any form whether or not specifically listed herein and whether or not patentable, copyrightable, or susceptible to any other form of legal protection.
     (zz) “Law” means any domestic or foreign federal, state, provincial or local statute, law (including common law), ordinance, regulation, rule, code or governmental order, or any other requirement or rule of law.
     (aaa) “Licensed Intellectual Property” means the Spectrum Intellectual Property and all of Spectrum’s and its Affiliates’ rights in the Joint Intellectual Property.
     (bbb) “Licensed Product” means any formulation that includes Apaziquone that is suitable for use in treating cancer or precancerous conditions via instillation in any body cavity, but expressly excluding formulations for intravenous use, oral tablets or capsules for systemic use, topical dermatological application or direct local administration to the brain.
     (ccc) “Losses” means all losses, expenses, damages, liabilities, fines, penalties, assessments, judgments, settlements, costs and expenses (including reasonable external and internal attorneys’ fees and court costs).
     (ddd) “MAA” means a Marketing Authorization Application, which is issued by the EMEA.
     (eee) “NDA” means a New Drug Application, as defined in the FD&C Act.
     (fff) “Net Sales” means, with respect to a given period of time, gross amounts invoiced by a Party or its Affiliates in such period, less the following deductions from such gross amounts which are actually incurred, allowed, paid, accrued or specifically allocated:
     (i) credits or allowances actually granted for damaged products, returns or rejections of product, price adjustments and billing errors;
     (ii) governmental and other rebates (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers or to trade customers;
     (iii) normal and customary trade, cash and quantity discounts, allowances and credits actually allowed or paid;
     (iv) distribution services agreement fees allowed or paid to Third Party distributors;
     (v) transportation costs, including insurance, for outbound freight related to delivery of the product to the extent included in the gross amount invoiced;

S1.1-6

     (vi) sales taxes, VAT taxes and other taxes directly linked to the sales of the Licensed Product to the extent included in the gross amount invoiced; and
     (vii) any other items that reduce gross sales amounts as required by United States Generally Accepted Accounting Principles applied on a consistent basis.
     Sales between or among a Party or its Affiliates shall be excluded from the computation of Net Sales, but the subsequent final sales to Third Parties by such Affiliates shall be included in the computation of Net Sales.
     (ggg) “Original Patent Rights” means the patent rights to any of the subject matter described in, claimed in or covered by any of the following patents or patent applications: **** and any continuing applications of the foregoing including divisions, substitutions and continuation-in-part applications, any patents issuing on said applications or continuing applications including reissues, re-examinations and extensions, and any corresponding foreign applications or patents.
     (hhh) “Patent Rights” means: (i) the Original Patent Rights; and (ii) any and all other patent rights (including covenants not to sue) Controlled solely (as between the Parties) by Spectrum or its Affiliates whether now or during the Term of this Agreement which relate to, or are necessary or useful to manufacture, have manufactured, use, sell, offer for sale, have sold, import, export or otherwise exploit the Licensed Product (including submitting for Regulatory Approval), and any continuing applications thereof including divisions, substitutions and continuation-in-part applications, any patents issuing on said applications or continuing applications including reissues, re-examinations and extensions, and any corresponding foreign applications or patents.
     (iii) “Person” means an individual, partnership, corporation, joint stock company, estate, trust (including a business trust), limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.
     (jjj) “PSMM” is defined in the Co-Promotion Agreement.
     (kkk) “Regulatory Approval” means all registrations, approvals (including labeling, pricing, or reimbursement approvals), licenses (including product and/or establishment licenses) and authorizations required for the marketing, importation, exportation, transport, storage, manufacture, commercial use and sale of a product in a country or jurisdiction.
     (lll) “Royalty-Bearing Net Sales” means (a) a Party’s and its Affiliates’ Net Sales; less (b) Net Sales invoiced by such Party or any of its Affiliate(s) for sales to its or their Sublicensee(s); and plus (c) Sublicensee Net Sales reported by any and all of the Sublicensees of such Party or any of its Affiliate(s) (after such Party makes its adjustments set forth in the definition of “Net Sales” in subsections (fff) (i) — (vii) inclusive above, if any).
     (mmm) “Royalty-Bearing Product” means a Licensed Product in the Field of Use that is

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

S1.1-7

developed under this Agreement.
     (nnn) “Royalty Term” has the meaning set forth in Section 6.4(e).
     (ooo) “Royalty Territory” means all countries and territories of the world, except for Asia and the Co-Promotion Region.
     (ppp) “sNDA” means a Supplemental New Drug Application, as defined in the FD&C Act.
     (qqq) “Spectrum Group” means Spectrum, its Affiliates and/or their respective employees, agents and Third Party independent contractors.
     (rrr) “Spectrum Intellectual Property” means all of the: (i) Patent Rights; (ii) Know How (and all Intellectual Property Rights therein) Controlled solely (as between the Parties) by Spectrum or its Affiliates whether now or during the Term of this Agreement which relate to, or are necessary or useful to manufacture, have manufactured, use, sell, offer for sale, have sold, import, export or otherwise exploit the Licensed Product (including submitting for Regulatory Approval); and (iii) Spectrum Solely Developed Know How (to the extent not already covered in subsections (i) and (ii)).
     (sss) “Spectrum Solely Developed Know How” means all Know How (and all Intellectual Property Rights therein) conceived or developed during the Term of this Agreement solely by the Spectrum Group (without the participation of the Allergan Group or funding by Allergan or its Affiliates) in the course of Spectrum’s performance of its obligations under the Agreement which relate to, or are necessary or useful to manufacture, have manufactured, use, sell, offer for sale, have sold, import, export or otherwise exploit the Licensed Product (including submitting for Regulatory Approval).
     (ttt) “Spectrum Territory” means all countries and territories in Asia.
     (uuu) “Sublicensee” means a Third Party to whom a Party (or its Affiliate(s)) (i) will have granted a license or sublicense under its rights under this Agreement (which for Allergan is a sublicense under the Licensed Intellectual Property, and for Spectrum is a license under Spectrum’s retained rights) to sell, offer for sale, or import Royalty-Bearing Product in one or more countries, and (ii) will have granted the right to distribute Royalty-Bearing Product wherein such Third Party pays to such Party (or its Affiliate(s)) granting such license (or sublicense) a royalty based upon the revenues received by the such Third Party for the sale of Royalty-Bearing Product; provided, however, “Sublicensee” will not include (A) any Third Party who receives a license to use a unit of Royalty-Bearing Product arising by operation of law or otherwise, or as a consequence of the purchase of said unit of Royalty-Bearing Product, or (B) any Third Party where such Party (or its Affiliate(s)) granting the license (or sublicense) sells Royalty-Bearing Product under a Trademark license or under a fixed price to such distributor for resale by such distributor and in each case such Party (or its Affiliate(s)) is not compensated based on the resale price of such Royalty-Bearing Product by such distributor.

S1.1-8

     (vvv) “Sublicensee Net Sales” means, with respect to a given period of time, gross amounts invoiced by a Sublicensee of a Party or any of its Affiliates in such period, less the following deductions from such gross amounts which are actually incurred, allowed, paid, accrued or specifically allocated:
     (i) credits or allowances actually granted for damaged products, returns or rejections of product, price adjustments and billing errors;
     (ii) governmental and other rebates (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers or to trade customers;
     (iii) normal and customary trade, cash and quantity discounts, allowances and credits actually allowed or paid;
     (iv) distribution services agreement fees allowed or paid to Third Party distributors;
     (v) transportation costs, including insurance, for outbound freight related to delivery of the product to the extent included in the gross amount invoiced;
     (vi) sales taxes, VAT taxes and other taxes directly linked to the sales of the Licensed Product to the extent included in the gross amount invoiced; and
     (vii) any other items that reduce gross sales amounts as required by United States Generally Accepted Accounting Principles applied on a consistent basis.
     (www) “Term” has the meaning set forth in Section 13.1.
     (xxx) “Third Party” means any Person other than Allergan or Spectrum.
     (yyy) “TPP” means targeted product profile, the initial draft of which is attached as Exhibit C to this Schedule 1.1.
     (zzz) “Trademark Assignment Agreement” has the meaning set forth in Section 7.1.
     (aaaa) “Trademarks” means rights in trademarks, trade names, service marks, service names, design marks, logos, slogans, trade dress, or similar rights with respect to indicators of origin, whether registered or unregistered, as well as rights in internet domain names, uniform resource locators and e-mail addresses.
     (bbbb) “Upfront Payment” has the meaning set forth in Section 6.1.
     (cccc) “US Marketing Clearance” means Regulatory Approval of a Licensed Product (which in final form is in Closed System Packaging) in the Field of Use in the Co-Promotion

S1.1-9

Region, including NDAs and sNDAs.

S1.1-10

Exhibit A to Schedule 1.1
Apaziquone

A-1

Exhibit A to Schedule 1.1 Apaziquone Chemical Structure

Exhibit B to Schedule 1.1
Example of Closed System Packaging

B-1

Exhibit B to Schedule 1.1 Closed System
Illustration of Closed-System Packaging
     ****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C to Schedule 1.1
TPP

C-1

Exhibit C to Schedule 1.1 TPP
EOquin® Target Product Profile Document
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Minimum VS. Expected TPP’s
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1(a)
Joint Development Plan
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S3.1(a)-1

Schedule 3.1(c)
Key Development Personnel

Key Employee Name	Term
1. ****or his replacement under Section 3.1(c)	Latter of ****
2. ****or her replacement under Section 3.1(c)	Latter of ****
3. ****or his replacement under Section 3.1(c)	Latter of ****
4. ****or his replacement under Section 3.1(c)	Latter of ****
5. ****or his replacement under Section 3.1(c)	****
6. ****or his replacement under Section 3.1(c)	****
7. ****or his replacement under Section 3.1(c)	****
8. ****or his replacement under Section 3.1(c)	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S3.1(c)-1

Schedule 3.2 (f)(i)
List of Subcontractors
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S3.2(f)(i)-1

Schedule 3.2(f)(ii)
Hospitals and Institutions that are clinical trial sites
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S3.2(f)(ii)-1

Schedule 3.3(b)
Spectrum Manufacturing Agreements
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S3.3(b)-1

Schedule 3.3(d)
Specifications
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S3.3(d)-1

Schedule 3.4(a)
Co-Promotion Agreement

S3.4(a)-1

EXECUTION COPY
CO-PROMOTION AGREEMENT
     This Co-Promotion Agreement (this “Agreement”) is made and entered into effective as of October 28, 2008 (the “Effective Date”) by and among Allergan Sales, LLC, a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan Sales”), Allergan USA, Inc., a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612 (“Allergan USA”, and, collectively with Allergan Sales, “Allergan”), and Spectrum Pharmaceuticals, Inc. (“Spectrum”), a Delaware corporation with its principal place of business at 157 Technology Drive, Irvine, CA 92618. Allergan and Spectrum are collectively referred to herein as the “Parties” and individually as a “Party”.
RECITALS
     WHEREAS, Allergan, Allergan, Inc. and Spectrum have entered into a License, Development, Supply and Distribution Agreement dated October 28, 2008 (the “License Agreement”) which includes agreement to a pre-launch JMP;
     WHEREAS, the License Agreement grants Allergan certain exclusive rights to make, use and sell the Licensed Product; and
     WHEREAS, the Parties desire for Spectrum and Allergan (via Allergan USA) to co-promote the Licensed Product in the Field of Use in the Co-Promotion Region pursuant to the terms and conditions of this Agreement and the License Agreement.
     NOW THEREFORE, in consideration of the foregoing promises and the mutual representations, warranties, covenants and agreements contained herein and in the License Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 Definitions. All capitalized terms not otherwise defined herein shall have the meaning given to them in the License Agreement; provided, however, that when used in this Agreement, “Licensed Product” means Royalty-Bearing Product. The following terms shall have the meanings set forth next to them when used in this Agreement:
          (a) “Call” or “Calling” means an interactive, face-to-face visit by a member of a Party’s Sales Force to a member of the Target Audience to discuss the patient and physician benefits and features associated with the Licensed Product’s FDA-approved indicated uses in the Field of Use, safety, effectiveness, contraindications, side effects, warnings and other relevant characteristics of the Licensed Product in a fair and balanced manner consistent with the requirements of the FD&C Act, the PDMA and all other applicable Laws, codes and policies, using the Labeling and Promotional Materials.

          (b) “Costs of Goods Sold” means fully-burdened standard costs of supplying Licensed Product in the Field of Use for the Co-Promotion Region calculated in accordance with Allergan’s accounting methods consistently applied, which methodology will be calculated in compliance with local generally accepted accounting principles or International Financial Reporting Standards. Standard costs include raw materials, active pharmaceutical ingredient, components, labor and overhead attributed to the production, processing, quality control, labeling, packaging, shipping and warehousing of the Licensed Product.
          (c) “DDMAC” means the Division of Drug Marketing, Advertising and Communication.
          (d) “Deficiency” means, for any Deficient Quarter, with respect to the applicable Party, the percentage calculated using the following formula: ((A-B)/A), where A is the number of PDEs (as defined below) assigned to such Party under the then-current JMP for such Fiscal Quarter, and B is the number of PDEs actually delivered by the Sales Force of such Party during such Fiscal Quarter.
          (e) “Deficient Quarter” means, with respect to a Party, the Fiscal Quarter during which the Sales Force of such Party delivered fewer PDEs than the number of PDEs assigned to such Party for such Fiscal Quarter under the then-current JMP.
          (f) “Gross Margin” means Royalty-Bearing Net Sales of Licensed Product in the Co-Promotion Region less Costs of Goods Sold.
          (g) “Labeling” means (i) the FDA full prescribing information for the Licensed Product in the Field of Use, including any required patient information, and (ii) all labels and other written, printed or graphic matter upon any container, wrapper or any package insert or outsert utilized with or for the Licensed Product in the Field of Use.
          (h) “PDMA” means the Prescription Drug Marketing Act of 1987, as amended from time to time, and the regulations promulgated thereunder.
          (i) “Promotional Material(s)” means all training materials and all written, printed, graphic, electronic, audio or video matter, including journal advertisements, sales visual aids, leave items, formulary binders, reprints, direct mail, direct-to-consumer advertising, Internet postings, broadcast advertisements, and sales reminder aids (for example, scratch pads, pens and other such items), in each case created by Allergan or on its behalf, reviewed by the JMC and used or intended for use by the Sales Forces in connection with any promotion of the Licensed Product hereunder, but excluding the Labeling.
          (j) “Promotional, Sales, Marketing, and Medical Affairs Expenses” or “PSMM” means those costs which are incurred by a Party or for its account which are specifically identifiable to the promotion, marketing, distribution and customer support, medical affairs support, Calling and detailing of the Licensed Product in the Field of Use in the Co-Promotion

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Region during the Term and related professional promotion and education expenses (to the extent not performed by the Sales Forces), including television and electronic advertisements, advertorials and infomercials, print advertisements, direct mail, exhibitions at seminars and conferences, promotional samples, sales and promotional literature or other materials and market research, and Promotional Materials, in each case consistent with the JMP and otherwise with the terms of this Agreement.
          (k) “Sales Force” means each Party’s respective sales personnel Calling on the Target Audience with regard to the Licensed Product in the Field of Use in the Co-Promotion Region that are qualified to do so pursuant to the terms and conditions of this Agreement.
          (l) “Target Audience” means the Persons identified as such in the then-current JMP.
     1.2 Interpretation. This Agreement shall be governed by the following rules of construction, unless otherwise specified by this Agreement: (a) words of one gender shall be deemed to include words of other genders; (b) any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or Recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or Recital of this Agreement; (c) any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute; (d) the terms “hereof,” “hereby,” “hereto,” “hereunder” and similar terms shall refer to this Agreement as a whole; (e) the word “including” and words of similar import means “including, without limitation” and “including, but not limited to”; (f) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (g) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (h) all references to “dollars” or “$” refer to United States dollars; and (i) all references to “days” refer to calendar days.
ARTICLE 2
OBLIGATIONS
     2.1 Performance. Allergan shall have the sole right and responsibility for fielding personnel and taking actions related to the development of Promotional Materials, medical affairs, managed care contracting and all other promotional and marketing matters and distribution of the Licensed Product in the Field of Use in the Co-Promotion Region during the Term, except as set forth below:
          (a) each Party shall perform their respective obligations under the JMP;
          (b) each Party shall build and deploy a Sales Force that can adequately deliver the specified number of primary detail equivalents (“PDE”) as set forth in the then-current JMP. Each Party shall, throughout the Term, deliver **** of the overall PDEs as set forth in the then-current JMP; provided, however, that after the annual call plan is established prior to the beginning of a Fiscal Year, any adjustments in the quarterly PDE goals during such Fiscal Year

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

cannot be increased by more than **** of the amounts set forth in the annual call plan without the written consent of both Parties;
          (c) Spectrum may, in its sole discretion, use its own medical affairs field based personnel to assist its medical affairs support efforts for the Licensed Product in the Field of Use in the Co-Promotion Region during the Term for on label medical information support only subject to the conditions in this Section 2.1(c):
     i. Spectrum shall inform Allergan at least two (2) Fiscal Quarters prior to exercising its right to field its own medical affairs function. The final number of Spectrum field based personnel and their pro rata allocations per Section 2.1(c)(iii) must be approved by Allergan, with reasonable consent not being withheld; and
     ii. Spectrum’s field based medical affairs activities must always conform to the requirements herein, including compliance with Sections 2.2(c), (d), and (e), and to the standards set by Allergan’s regulatory affairs department; and
     iii. the costs and expenses incurred by Spectrum in connection with such function after the First Commercial Sale of the Licensed Product in the Field of Use in the Co-Promotion Region (on a pro rata basis to the extent allocated to the support of the Licensed Product in the Field of Use in the Co-Promotion Region) shall be included in the PSMM. Prior to the First Commercial Sale of the Licensed Product in the Field of Use in the Co-Promotion Region, compensation for such function shall be at Spectrum’s sole expense; and
          (d) Spectrum may, in its sole discretion, maintain a small marketing alliance management function, equivalent to one (1) FTE, to support its marketing efforts for the Licensed Product in the Field of Use in the Co-Promotion Region during the Term. Compensation for this function shall be included in the calculation of the PSMM after the First Commercial Sale of the Licensed Product in the Field of Use in the Co-Promotion Region. Prior to the First Commercial Sale of the Licensed Product in the Field of Use in the Co-Promotion Region, compensation for this function shall be at Spectrum’s sole expense. Spectrum shall not allocate any additional FTEs to such function without prior approval by the JMC.
     2.2 Promotion of the Licensed Product.
          (a) The Parties acknowledge that their Sales Forces must be trained, qualified and ready to launch the marketing, promotion, Calling and detailing of the Licensed Product in the Field of Use in the Co-Promotion Region on the date of launch as specified in the then-current JMP. During the Term, after US Marketing Clearance has been received for the Initial Indication for the Licensed Product, and subject to the terms and conditions of this Agreement, the Parties shall deploy their respective Sales Forces to market, promote, Call and detail the Licensed Product in the Field of Use in the Co-Promotion Region in accordance with the then-current JMP.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (b) Allergan shall be solely responsible for preparing all training materials with regard to the Licensed Product in the Field of Use in the Co-Promotion Region, such training to include a reasonable proficiency examination, with oversight by the JMC. Both Parties agree to only utilize sales training materials that have been reviewed by the JMC and approved by Allergan’s regulatory department. Training shall include a home study period and an initial classroom-setting training program, which shall include medical and technical information about use of the Licensed Product in the Field of Use. The JMC shall direct which personnel shall receive training on the use of the Licensed Product in the Field of Use and which Party shall perform the training. Only personnel who have passed the proficiency examination with a minimum 85% proficiency are qualified to promote, market, Call or detail the Licensed Product in the Field of Use in the Co-Promotion Region.
          (c) The Parties shall in all material respects conform their practices and procedures relating to the marketing, detailing, Calling and promotion of the Licensed Product in the Field of Use in the Co-Promotion Region to Allergan’s policies and procedures, as amended by Allergan from time to time (the “Allergan Policies”), but in no event less than the requirements of all applicable Laws and guidelines, including the FD&C Act, the PDMA, the requirements of DDMAC, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the Pharmaceutical Research and Manufacturers of America (“PhRMA”) Code of Pharmaceutical Marketing Practices (the “PhRMA Code”) and the American Medical Association (“AMA”) Guidelines on Gifts to Physicians from Industry (the “AMA Guidelines”), as the same may be amended from time to time. Each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports with respect to the marketing, detailing, Calling and/or promotion of the Licensed Product in the Field of Use in the Co-Promotion Region submitted to or received from the U.S. Department of Health and Human Services or its components (including the FDA and the Office of the Inspector General), PhRMA or the AMA relating to such Laws and guidelines.
          (d) The Parties shall in all material respects conform their practices and procedures relating to educating the medical community in the Co-Promotion Region with respect to the Licensed Product in the Field of Use to the Allergan Policies, the Accreditation Council for Continuing Medical Education (“ACCME”) Standards for Commercial Support of Continuing Medical Education (the “ACCME Standards”) and any applicable FDA regulations or guidelines, as the same may be amended from time to time. Each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports submitted to or received from the ACCME with respect to the Licensed Product in the Field of Use in the Co-Promotion Region relating to the ACCME Standards or such FDA regulations or guidelines.
          (e) Allergan shall provide Spectrum, and Spectrum shall provide each member of its Sales Force (prior to performance of services hereunder), with a copy of the then-current Allergan code of ethics (such copy to be included along with Spectrum’s standard employee manual). Spectrum shall ensure that each member of its Sales Force acknowledges receipt of

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and agrees to comply with the then-current Allergan code of ethics in performing services under this Agreement.
          (f) Allergan and Spectrum shall each provide an electronic call reporting system to each member of their respective Sales Force. The deployed system shall be in compliance with Allergan’s Policies and all PDMA regulations and other applicable regulations. The applicable member of each Sales Force shall produce detailed electronic notes following each Call. Each member of the Sales Force shall be responsible for Call planning and Call routing, using sales data to plan, monitor and measure territory performance, as well as reporting to the JMC useful marketing information obtained in the Co-Promotion Region regarding the Licensed Product in the Field of Use, competitors and product trends. Within thirty (30) days after the end of each calendar month, each Party will deliver a report to the other Party summarizing its Sales Force’s activity collected from their respective electronic call reporting system in the prior calendar month. Specific reportable information shall be determined by the JMC but shall, at minimum, include: (i) total number of PDEs reported for each Sales Force personnel, by month, by Fiscal Quarter and Year-To-Date; (ii) aggregate PDEs by month, by Fiscal Quarter and Year-To-Date to each unique member of the Target Audience; and (iii) roll-up of each Party’s monthly, Fiscal Quarter and Year-To-Date aggregate PDEs versus the monthly, by Fiscal Quarter and Year-To-Date goal as specified in the JMP. Such information shall be reported in a Microsoft Excel format or such other format as reasonably requested by Allergan.
          (g) For any Deficient Quarter in which Spectrum’s Sales Force delivers fewer than one hundred percent (100%) of the PDEs assigned to Spectrum under the then-current JMP for such Fiscal Quarter:
     i. if the Deficiency is less than **** for such Deficient Quarter, the Spectrum Sales Force shall cure the Deficiency by delivering the deficient number of PDEs during the Fiscal Quarter immediately following the Deficient Quarter in addition to its required PDEs for such Fiscal Quarter as set forth in the then-current JMP;
     ii. if the Deficiency is equal to or more than **** but less than **** for such Deficient Quarter, then: (A) the Spectrum Sales Force shall cure the Deficiency by delivering the deficient number of PDEs during the Fiscal Quarter immediately following the Deficient Quarter in addition to its required PDEs for such Fiscal Quarter as set forth in the then-current JMP; and (B) after calculation of the profit or loss for such Deficient Quarter, as set forth in Section 3.4 and Exhibit A, the Parties will share profit or loss for such Deficient Quarter as follows: if there is a profit, **** of the profit to Spectrum and **** to Allergan; if there is a loss, **** of the loss to Allergan and **** to Spectrum; and
     iii. if the Deficiency is equal to or more than **** for such Deficient Quarter, then: (A) the Spectrum Sales Force shall cure the Deficiency by delivering the deficient number of PDEs during the Fiscal Quarter immediately following the Deficient Quarter

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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in addition to its required PDEs for such Fiscal Quarter as set forth in the then-current JMP; and (B) after calculation of the profit or loss for such Deficient Quarter, as set forth in Section 3.4 and Exhibit A, the Parties will share profit or loss for such Deficient Quarter as follows: if there is a profit, **** of the profit to Spectrum and **** to Allergan; if there is a loss, **** of the loss to Allergan and **** to Spectrum.
          (h) For any Deficient Quarter in which Allergan’s Sales Force delivers fewer than one hundred percent (100%) of the PDEs assigned to Allergan under the then-current JMP for such Fiscal Quarter:
     i. if the Deficiency is less than **** for such Deficient Quarter, the Allergan Sales Force shall cure the Deficiency by delivering the deficient number of PDEs during the Fiscal Quarter immediately following the Deficient Quarter in addition to its required PDEs for such Fiscal Quarter as set forth in the then-current JMP;
     ii. if the Deficiency is equal to or more than **** but less than **** for such Deficient Quarter, then: (A) the Allergan Sales Force shall cure the Deficiency by delivering the deficient number of PDEs during the Fiscal Quarter immediately following the Deficient Quarter in addition to its required PDEs for such Fiscal Quarter as set forth in the then-current JMP; and (B) after calculation of the profit or loss for such Deficient Quarter, as set forth in Section 3.4 and Exhibit A, the Parties will share profit or loss for such Deficient Quarter as follows: if there is a profit, **** of the profit to Allergan and **** to Spectrum; if there is a loss, **** of the loss to Spectrum and **** to Allergan; and
     iii. if the Deficiency is equal to or more than **** for such Deficient Quarter, then: (A) the Allergan Sales Force shall cure the Deficiency by delivering the deficient number of PDEs during the Fiscal Quarter immediately following the Deficient Quarter in addition to its required PDEs for such Fiscal Quarter as set forth in the then-current JMP; and (B) after calculation of the profit or loss for such Deficient Quarter, as set forth in Section 3.4 and Exhibit A, the Parties will share profit or loss for such Deficient Quarter as follows: if there is a profit, **** of the profit to Allergan and **** to Spectrum; if there is a loss, **** of the loss to Spectrum and **** to Allergan.
          (i) For a Deficient Quarter in which both Parties’ Sales Forces deliver fewer than one hundred percent (100%) of the PDEs assigned to such Party under the then-current JMP for such Fiscal Quarter: (A) each Party’s Sales Force shall cure its Deficiency by delivering the deficient number of PDEs during the Fiscal Quarter immediately following the Deficient Quarter in addition to its required PDEs for such Fiscal Quarter as set forth in the then-current JMP; and (B) the Party having the smaller actual Deficiency shall be deemed to have delivered **** of the PDEs assigned to it under the then-current JMP (for sole purposes of this Section 2.2(i)(B)), and its Deficiency for the purpose of determining the consequence under Section 2.2(g) or (h) above shall be reduced to ****, and the Party having the larger actual Deficiency shall, for the purpose

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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of determining the consequence under Section 2.2(g) or (h) above, have its Deficiency reduced by ****, and shall be subject to the applicable terms of Section 2.2(g) or (h). For example, for a Deficient Quarter in which Spectrum’s Deficiency is **** and Allergan’s Deficiency is ****: (i) Spectrum shall be deemed to not have any Deficiency (for sole purposes of this Section 2.2(i)(B)) in which event none of the provisions under Section 2.2(g) shall apply to such Deficiency; and (ii) Allergan shall be deemed to have a Deficiency of ****, in which event Section 2.2(h)(i) (instead of Section 2.2(h)(ii)) shall apply to such Deficiency.
          (j) Deficiencies that are carried forward to the next Fiscal Quarter under Sections 2.2(g), (h) or (i) shall be included in the calculation of the PDEs assigned in the successive Fiscal Quarters, until satisfied in full.
          (k) Each Party shall be entitled to audit the records of the other Party (as well as the records of the other Party’s subcontractors) to verify such other Party’s delivery of PDEs under this Agreement pursuant to the audit provisions of the License Agreement.
          (l) At each meeting of the JMC, the Parties shall furnish to each other a summary of information coming to their attention in the Co-Promotion Region concerning introductions and promotional activities of products competitive with the Licensed Product in the Field of Use, and of any serious complaints regarding the Licensed Product, it being understood that there is no obligation on the Parties to solicit such information.
          (m) At Allergan’s reasonable request, Spectrum shall provide Allergan with copies of any written communications disseminated by Spectrum generally to its Sales Force promoting the Licensed Product or relating to any marketing strategy for the Licensed Product.
          (n) In connection with the marketing, promotion, Calling and detailing of the Licensed Product hereunder, neither Party nor any member(s) of their respective Sales Forces shall make any statement, representation or warranty, oral or written, to Third Parties, concerning the Licensed Product that is inconsistent with, or contrary to, the Labeling or Promotional Materials or that is disparaging to the Licensed Product, the other Party, or any of other Party’s Affiliates, officers, directors or employees.
     2.3 Promotional Materials.
          (a) During the Term, the JMC shall determine which Promotional Materials, including positioning and key messages, are necessary or appropriate to be distributed in the Co-Promotion Region under the JMP. Allergan shall create and develop such Promotional Materials, and such Promotional Materials shall be subject to review by the JMC. The Parties shall establish a tracking system or utilize Allergan’s tracking system (if appropriate and mutually agreed) for Promotional Materials to ensure that all such Promotional Materials are accurately tracked and submitted to the FDA. Allergan will file all Promotional Materials with the FDA if, and as required, by FDA regulations.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (b) Spectrum shall not create, develop or distribute any sales, promotional content or other similar materials (including Labeling) relating to the Licensed Product in the Co-Promotion Region except as set forth in this Section. All oral communications that Spectrum or its Sales Force has with Third Parties relating to the Licensed Product shall conform to the pre-approved talking points (which shall be the same for the Sales Force of both Parties) as agreed to within the JMC and provided by Allergan in writing. Spectrum shall not be required to distribute any Promotional Materials prepared after the Effective Date which: (i) do not mention the Licensed Product; (ii) are inaccurate or misleading; or (iii) were not approved by the JMC and Allergan. Spectrum shall distribute Promotional Materials of the type identified in this subsection in accordance with the JMP and with the terms of this Agreement. Print marketing materials produced by Allergan for use for the Target Audience shall include Spectrum’s name, and shall display the names and logos of Allergan and Spectrum in equal prominence. Except as specifically permitted by this Section or under the License Agreement, neither Party shall distribute or have distributed any materials bearing the name or any Trademarks of the other Party without the prior written approval of the other.
          (c) Allergan shall own all right, title and interest in and to the Promotional Materials, including all Intellectual Property Rights and all Trademarks appurtenant thereto but excluding any rights in or to the Spectrum name (the “Allergan Trademarks”). Allergan hereby grants to Spectrum the right, during the Term, to use Promotional Materials generated pursuant to the JMP in connection with its promotion of the Licensed Product and in accordance with this Agreement. Spectrum shall only be able to use the Allergan Trademarks in connection with the Licensed Product as required by law. In addition, Spectrum shall be able to use the Allergan Trademarks that are used in connection with the Licensed Product on its website and in press releases with the prior written consent of Allergan. All rights of Allergan in and to the Allergan Trademarks not expressly granted under this Article 2 are reserved by Allergan.
          (d) Spectrum shall promptly notify Allergan of any apparent infringement by a Third Party of any of the Allergan Trademarks.
          (e) Spectrum acknowledges and agrees that Allergan is the owner of all rights in the Allergan Trademarks, that all use of the Allergan Trademarks shall inure to the benefit of Allergan, that Spectrum will not take any action which is inconsistent with Allergan’s ownership of the Allergan Trademarks, and that upon termination or expiration of this Agreement, all rights in the Allergan Trademarks shall remain the property of Allergan.
     2.4 Subcontracting. Spectrum may not subcontract its rights hereunder to Third Parties without the prior written consent of Allergan. Allergan may freely subcontract is rights hereunder except to the extent restricted under Section 2.3(a) of the License Agreement.
ARTICLE 3
SALES AND EXPENSES

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     3.1 Sales and Distribution. Notwithstanding the JMP or any other provision herein and in the License Agreement to the contrary, Allergan shall have the sole right and responsibility for establishing and modifying the terms and conditions with respect to the sale of Licensed Product in the Field of Use in the Co-Promotion Region, including, without limitation, the price at which the Licensed Product will be sold, reimbursement, and any discounts attributable to payments on receivables and the distribution of the Licensed Product. Allergan shall make the actual sale of all Licensed Product to each customer, and shall book each sale.
     3.2 Budget. Without limiting the obligations set forth in Section 2.1, each Party shall spend the amounts set forth in the JMP as their spending obligations thereunder.
     3.3 Promotional, Sales, Marketing, and Medical Affairs Expenses. Spectrum and Allergan shall each be responsible for the expenses it incurs, and the Parties shall share equally in the PSMM within the Co-Marketing Region on a fifty-fifty basis as part of the profit sharing discussed in Section 3.4 below and illustrated in Exhibit A. Each Party warrants and represents that it will maintain accurate and complete records of the PSMM incurred by it hereunder, including the nature of each such expense. Pursuant to Section 3.2, each Party represents and warrants that it will only incur and submit to the other Party expenses that are consistent with its commercial rights in the Co-Promotion Region and as set forth in the then-current JMP. For each Fiscal Year during the Term, each Party shall issue a report to the other Party at each meeting of the JMC, setting forth the PSMM incurred by such Party since the immediately preceding meeting of the JMC. Each Party shall be entitled to audit the source data and documents used to compile the PSMM reports of the other Party pursuant to the audit provisions of the License Agreement.
     3.4 Profit and Loss. The Parties shall account for the profits and loss arising from the sale of Licensed Product in the Field of Use in the Co-Promotion Region pursuant to the terms of Exhibit A. Profit and loss will be shared equally by the Parties on a fifty-fifty basis as illustrated in Exhibit A subject to adjustments pursuant to Sections 2.2(g), (h), and (i).
ARTICLE 4
OPERATING PROCEDURES
     4.1 Exchange of Information.
          (a) Each Party shall provide the other Party with such information as the other Party may reasonably request during the Term in order to support the requesting Party’s Sales Force’s promotion, marketing, Calling and detailing of the Licensed Product in the Field of Use in the Co-Promotion Region.
          (b) During the Term and subject to the provisions of this Agreement, each Party will provide the other with all information relevant to the marketing, detailing, Calling and promotion of the Licensed Product in the Field of Use within the Co-Promotion Region within a

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reasonable time after such information becomes known to the Party; provided, however, that such information is not received from an independent Third Party under a secrecy obligation.
          (c) Each Party shall promptly communicate to the other Party all comments, statements, requests and inquiries of the medical profession or any other Third Parties relating to the Licensed Product in the Field of Use in the Co-Promotion Region that are out of the ordinary, or not covered by the Labeling, of which such Party becomes aware. All responses to the medical profession or such other Third Parties within the Co-Promotion Region shall be handled solely by Allergan (except to the extent permitted under Section 2.1(c)). Spectrum shall refer all medical inquiries concerning the Licensed Product in the Field of Use and all quality complaints within the Co-Promotion Region to the following address/number:
Director, Scientific Information Medical Compliance
Allergan Sales, LLC
2525 Dupont Drive
PO Box 19534
Irvine, CA 92713-4285
714-246-4285
          (d) Spectrum shall assist Allergan with respect to customer communications (as reasonably requested by Allergan) within the Co-Promotion Region and shall keep Allergan advised of market, economic, regulatory and other developments of which Spectrum may become aware which may affect the sale of the Licensed Product in the Field of Use in the Co-Promotion Region.
          (e) Both Parties shall utilize an electronic sales force automation system for data collection and data management consistent with industry standard practices to produce reports and analyses of their respective Sales Force’s activities and the Licensed Product’s performance in the Field of Use in the Co-Promotion Region. Allergan reserves the right to review and approve the Spectrum sales force automation system utilized in the Co-Promotion Region.
          (f) Spectrum and Allergan shall report to each other all information necessary to permit Allergan to make timely reports as required by any governmental regulatory agency in the Co-Promotion Region regarding the Licensed Product in the Field of Use.
ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS
     5.1 Spectrum Representations, Warranties, and Covenants. Spectrum represents, warrants and covenants that:
          (a) Spectrum has the requisite personnel, facilities, equipment, expertise, experience and skill to perform its obligations hereunder and to render the services contemplated hereby;

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          (b) Spectrum and its Sales Force shall perform the services in a professional, timely, competent and efficient manner, and it and its Sales Force shall abide by all Laws that apply to its and their performance; and
          (c) any negligent or wrongful act or omission on the part of Spectrum’s Sales Force (both individually and as a group) shall be deemed to be negligent or wrongful acts or omissions of Spectrum. Spectrum shall notify Allergan in writing as promptly as practicable of any alleged negligent or wrongful acts or omissions on the part of Spectrum’s Sales Force, and of any allegations of negligent or wrongful acts or omissions made against Allergan’s Sales Force.
     5.2 Allergan Warranties and Covenants. Allergan warrants and covenants that:
          (a) Allergan has the requisite personnel, facilities, equipment, expertise, experience and skill to perform its obligations hereunder and to render the services contemplated hereby;
          (b) Allergan and its Sales Force shall perform such services in a professional, timely, competent and efficient manner, and it and its Sales Force shall abide by all Laws that apply to its and their performance; and
          (c) any negligent or wrongful act or omission on the part of Allergan’s Sales Force (both individually and as a group) shall be deemed to be negligent or wrongful acts or omissions of Allergan. Allergan shall notify Spectrum in writing as promptly as practicable of any alleged negligent or wrongful acts or omissions on the part of Allergan’s Sales Force, and of any allegations of negligent or wrongful acts or omissions made against Spectrum’s Sales Force.
     5.3 Performance by Affiliates. Spectrum recognizes that Allergan may perform some or all of its obligations under this Agreement through its Affiliates.
     5.4 DISCLAIMER OF ALL OTHER WARRANTIES. THE WARRANTIES SET FORTH IN THIS AGREEMENT AND THE LICENSE AGREEMENT ARE THE PARTIES’ ONLY WARRANTIES WITH RESPECT HERETO AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OTHERWISE.
ARTICLE 6
TERM AND TERMINATION
     6.1 Term. The term of this Agreement shall commence on the Effective Date and continue until the earlier of (a) termination of the License Agreement or (b) the date on which

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this Agreement is terminated pursuant to the provisions herein (the “Term”).
     6.2 Termination.
          (a) Spectrum may, in its sole discretion, opt out of performing under this Agreement only by providing written notice of its intent to opt-out of (and terminate) this Agreement delivered on the first day of any Fiscal Quarter during 2011, or on the first day of the first Fiscal Quarter of 2012. Such termination shall be effective (the “Opt-Out Effective Date”) on the last day of the Fiscal Quarter in which such notice is delivered. During the period between delivery of notification and the Opt-Out Effective Date, Spectrum shall continue to be responsible for its thirty-five percent (35%) share of Development Costs incurred during such period pursuant to the terms of the License Agreement, and for its fifty-percent (50%) share of pre-market planning expenses and any other costs related to the planned commercialization of the Licensed Product pursuant to the terms of the JMP and Exhibit A. On the Opt-Out Effective Date:
     i. Spectrum’s obligation to pay future Development Costs under Section 6.6 of the License Agreement shall automatically be reduced to **** and Allergan’s obligation to pay future Development Costs under Section 6.6 of the License Agreement shall be automatically increased to ****; and
     ii. provided that Spectrum is in compliance with the terms and conditions of this Agreement as of the Opt-Out Effective Date, Allergan will reimburse Spectrum retroactively, in the form of a one time payment, an amount equal to **** of the aggregate Development Costs and pre-launch costs pursuant to the JMP incurred by Spectrum under the License Agreement and this Agreement (and not, for clarity, Development Costs incurred or paid by Spectrum prior to January 1, 2009); and
     iii. this Agreement shall be deemed automatically terminated and the sales milestones and royalties set forth in the License Agreement shall apply as provided therein.
          (b) Without limiting the rights set forth in subsection (c) below, either Party may terminate this Agreement by giving notice in writing to the other Party in the event the other Party is in material breach of this Agreement and shall have failed to cure such breach within sixty (60) days of receipt of written notice thereof specifying the breach in detail from the non-breaching Party. In addition, each Party shall have the right to seek all available rights and remedies to it, under law or equity (including injunctive relief) for such uncured material breach by such other Party.
          (c) In addition to the rights set forth in subsection (b) above, Allergan may:
     i. terminate Spectrum’s rights under this Agreement with written notice to Spectrum in the event of: (A) **** consecutive Deficient Quarters by Spectrum in which

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the Deficiency is greater than **** for each such quarter and Allergan’s Sales Force delivers a higher percentage of its assigned PDEs in each such quarter than Spectrum delivers for its assigned PDEs; (B) **** Deficient Quarters by Spectrum in a **** Fiscal Quarter period and Allergan’s Sales Force delivers a higher percentage of its assigned PDEs in each such Deficient Quarter than Spectrum delivers for its assigned PDEs; or (C) a material breach of such a nature, duration or frequency (I) that there occurs a material failure of consideration under such section that cannot be adequately remedied by money damages, or (II) that demonstrates that Spectrum is an unreliable co-promotion partner, such as material repetitive violations (even if cured);
     ii. immediately terminate this Agreement with written notice to Spectrum (with no right to cure) in the event of a material breach by Spectrum of Sections 2.1(c)(ii), 2.2(c), (d), or (n), or 2.3(b) which has an adverse effect on Allergan or the Licensed Product.
     6.3 Effect of Termination or Expiration. Termination or expiration of this Agreement in whole or in part shall not relieve the Parties of any amounts owing between them at the date termination or expiration. Upon termination or expiration of this Agreement, Spectrum shall, at its sole expense and within thirty (30) days of such termination or expiration, return to Allergan all Promotional Materials and any samples of the Licensed Product then in the possession of Spectrum and any of its Sales Force. The following provisions shall survive any termination or expiration of this Agreement: Articles 1 and 7 and Sections 2.3(c) and (e), 5.4, 6.2(a)(i), (ii) and (iii) and 6.3.
ARTICLE 7
GENERAL PROVISIONS
     7.1 Incorporation of Terms from the License Agreement. This Agreement forms an integral part of the License Agreement, and is incorporated into the License Agreement. As a part of the License Agreement, this Agreement is subject to all terms and conditions of the License Agreement. Without limiting the generality of the foregoing, Article 14 (Miscellaneous) of the License Agreement applies to this Agreement as if stated herein. In the event of any contradictions or inconsistencies between the terms of this Agreement and those of the License Agreement, the terms of the License Agreement shall govern.
[Signature page to follow]

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXECUTION COPY
     IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Agreement as of the date first written above.

ALLERGAN SALES, LLC
By:	/s/ Jeffrey L. Edwards
	Name:	Jeffrey L. Edwards
	Title:	Vice President and Chief Financial Officer

ALLERGAN USA, INC.
By:	/s/ Jeffrey L. Edwards
	Name:	Jeffrey L. Edwards
	Title:	Vice President and Chief Financial Officer

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Rajesh C. Shrotriya
	Name:	Rajesh C. Shrotriya
	Title:	Chief Executive Officer and President

Exhibit A
Profit Split and PSMM Share Process
Prior to the launch of the Licensed Product in the Field of Use in the Co-Promotion Region, each Party will share equally in the PSMM incurred by the Parties. During this time, each Party will be responsible for their share of the PSMM and by the third day of each Fiscal Quarter, each Party will deliver to the other Party a report itemizing the total PSMM incurred by such Party in the prior Fiscal Quarter. Each Party shall then deliver a check, within thirty (30) days, to the other Party reimbursing the other Party for 50% of the PSMM incurred by the other Party in the prior Fiscal Quarter.
After the launch of the Licensed Product in the Field of Use in the Co-Promotion Region, Spectrum will deliver to Allergan an invoice by the third day of each Fiscal Quarter itemizing its aggregate PSMM for the Licensed Product for the prior Fiscal Quarter. Allergan shall then deliver a check, within thirty (30) days, to Spectrum reimbursing Spectrum for the PSMM incurred by Spectrum in the prior Fiscal Quarter. Allergan shall aggregate the amounts specified on Spectrum’s invoice with Allergan’s aggregate PSMM for the Licensed Product for the prior Fiscal Quarter, and will deduct the total from the Licensed Product’s Gross Margin from the prior Fiscal Quarter to yield a product profit or loss. Each Party will share equally in this profit or loss, when there is a profit Allergan will pay Spectrum 50% of the profit and when there is a loss Spectrum will reimburse Allergan 50% of the loss (except as set forth in Sections 2.2(g), (h), and (i)). Allergan will complete and distribute the analysis within thirty (30) days after the end of the prior Fiscal Quarter. The Party responsible to make payment based on such analysis will do so within thirty (30) days of issuance of such analysis.
Examples (the following table is for illustration purposes only and makes no representation to the accuracy of the assumptions):

(1)
Assumptions:
Total Sales —	$50M
COGS —	$7M
Total-to-Net Deductions —	$8M
PSMM —	$10M
Allergan —	$8M
Spectrum Invoice —	$2M

Example P&L:
Total Sales —	$50M
Deductions —	$8M
Royalty-Bearing Net Sales —	$42M
COGS —	$7M
Manufacturing Margin —	$35
PSMM —	$10
Operating Margin —	$25

Licensed Product Profit/(Loss) —	$25M

$12.5M will be paid by Allergan to Spectrum in the form of the profit and loss split.
(2)
Assumptions:
Total Sales —	$8M
COGS —	$1M
Total-to-Net Deductions —	$1M
PSMM —	$8M
Allergan —	$6M
Spectrum Invoice —	$2M

Example P&L:
Total Sales —	$8M
Deductions —	$1M
Royalty-Bearing Net Sales —	$7M
COGS —	$1M
Manufacturing Margin—	$6M
PSMM —	$8M
Operating Margin —	($2M	)

Licensed Product Profit/(Loss) —	($2M	)

$1M will be paid to Allergan by Spectrum in the form of the profit and loss split reimbursement.

Schedule 3.4(b)(i)
Initial Joint Marketing Plan
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S3.4(b)(i)-1

Schedule 6.4(a)
Example of Royalties
     If, in Fiscal Year One, Allergan earns **** in Royalty-Bearing Net Sales from Royalty-Bearing Product sales in the Royalty Territory, Spectrum would be due royalties as follows:
     (i) **** x **** = ****.
     So, the total royalties due Spectrum for Fiscal Year One would be ****.
     If, in Fiscal Year Two, Allergan earns **** in Royalty-Bearing Net Sales from Royalty-Bearing Product sales in the Royalty Territory, Spectrum would be due royalties as follows:
     (i) on the first **** of the ****, Spectrum would be due **** x **** = ****; and
     (ii) on the next **** of the ****, Spectrum would be due **** x **** = ****.
     So, the total royalties due Spectrum for Fiscal Year Two would be **** + **** = ****.
     If, in Fiscal Year Three, Allergan earns **** in Royalty-Bearing Net Sales from Royalty-Bearing Product sales in the Royalty Territory, Spectrum would be due royalties as follows:
     (i) on the first **** of the ****, Spectrum would be due **** x **** = ****;
     (ii) on the next **** of the ****, Spectrum would be due **** x **** = ****; and
     (iii) on the next **** of the ****, Spectrum would be due **** x **** = ****.
     So, the total royalties due Spectrum for Fiscal Year Three would be **** + **** + **** = ****.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S6.4(a)-1

Schedule 7.1
Trademark Assignment Agreement

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S7.1-1

Schedule 11.2(e)
Disclosures
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
S11.2(e)-1

Schedule 11.5(c)
Trademark and Domain Name Applications and Registrations for the Acquired
Trademarks
See Schedule 7.1 Exhibit A and Exhibit B

TRADEMARK AND DOMAIN NAME ASSIGNMENT
     This TRADEMARK AND DOMAIN NAME ASSIGNMENT (this “Assignment”) is made and entered into effective as of October 28, 2008 (the “Effective Date”) by and between Allergan, Inc. (“Allergan”), a Delaware corporation with its principal place of business at 2525 Dupont Drive, Irvine, California 92612, and Spectrum Pharmaceuticals, Inc. (“Spectrum”), a Delaware corporation with its principal place of business at 157 Technology Drive, Irvine, CA 92618.
     Allergan and Spectrum are two of the parties to a License, Development, Supply and Distribution Agreement entered into on the date hereof (the “License Agreement”). Pursuant to Section 7.1 of the License Agreement, the parties wish to document the transfer of certain trademarks and domain names covered by the License Agreement.
1. Assignment. In partial consideration of the fees paid by Allergan under the License Agreement, receipt of which is hereby acknowledged, Spectrum does hereby sell, convey, assign and transfer to Allergan, absolutely and not as security, all of Spectrum’s worldwide right, title and interest in and to the following:
     1.1. All of the trademarks identified on Exhibit A (“Acquired Trademarks”) and all of the domain names identified on Exhibit B (“Acquired Domain Names”);
     1.2. All goodwill of Spectrum’s business symbolized by the Acquired Trademarks and Acquired Domain Names; and
     1.3. All claims by Spectrum against any Third Party for past, present or future infringement of the Acquired Trademarks or Acquired Domain Names and all rights to payment with respect to any cause of action affecting or relating to such Acquired Trademarks or Acquired Domain Names.
2. Further Assurances for Acquired Trademarks. Spectrum will deliver to Allergan reasonably promptly after the Effective Date, appropriate trademark assignments for recordation by Allergan with the appropriate Patent and Trademark Offices duly executed by Spectrum. Spectrum agrees that, upon reasonable request from time to time, it shall execute and deliver all such additional documents as may be required, and do all other acts which may be reasonably necessary or appropriate, in the reasonable opinion of Allergan’s counsel to perfect or record the right or title of Allergan to the Acquired Trademarks transferred hereby.
3. Further Assurances for Acquired Domain Names. The parties acknowledge that in order to effect the sale, transfer, assignment and transfer of registration of the Acquired Domain Names from Spectrum to Allergan, the parties must follow certain procedures stipulated by the registrar of each such Acquired Domain Name (the “Domain Transfer

Procedures”). The parties agree to fully cooperate with each other and to promptly take all necessary actions in order to comply with the Domain Transfer Procedures so as to effect the transactions contemplated in this Agreement within fifteen days from the Effective Date, including Spectrum directing the registrar(s) to release and unlock the Acquired Domain Names and, upon notice from Registrar that such Acquired Domain Names have been unlocked, immediately requesting that the Acquired Domain Names be transferred to Allergan.
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     IN WITNESS WHEREOF, the parties herein have executed this Assignment as of the Effective Date.

ALLERGAN, INC.
By:	/s/ Jeffrey L. Edwards
	Name:	Jeffrey L. Edwards
	Title:	Executive Vice President, Finance and Business Development, Chief Financial Officer

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Rajesh C. Shrotriya
	Name:	Rajesh C. Shrotriya
	Title:	Chief Executive Officer and President

EXHIBIT A TO TRADEMARK AND DOMAIN NAME ASSIGNMENT
Acquired Trademarks
EOQUIN either (a) as a stand-alone mark or (b) as the mark has been used in combination with any other words, stylizations, logos, or designs so as to create a unitary trademark
Applications

Country	Mark	Application No.	Filing Date	Status
****	****	****	****	****
Registrations

Registration
Country	Mark	Registration No.	Date	Status
****	****	****	****	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B TO TRADEMARK AND DOMAIN NAME ASSIGNMENT
Acquired Domain Names

Domain Name	Registrar	Registration Date	Expiration Date
****	****	****	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.